As filed with the U.S. Securities and Exchange Commission on January 8, 2025

Registration No. 333-283853

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIH HOLDING US, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3841	98-1624542
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

77 Accord Park Drive; Suite D-1

Norwell, MA

Telephone: 877-944-2200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jason Chen

Chief Executive Officer & Chairman

77 Accord Park Drive, Suite D-1

Norwell, MA 02061

(617) 871-2101

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Joan Guilfoyle, Esq. Loeb & Loeb LLP 901 New York Avenue Washington, D.C. 20001 (202) 618-5000	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED JANUARY 8, 2025

PRELIMINARY PROSPECTUS

DIH HOLDING US, INC.

Up to 3,424,658 Units, each consisting of One Share of Class A Common Stock or One Pre-Funded Warrant to purchase One Share of Class A Common Stock and One Class A Warrant to purchase up to One Share of Class A Common Stock

Up to 3,424,658 Shares of Class A Common Stock Underlying the Pre-Funded Warrants

Up to 3,424,658 Shares of Class A Common Stock Underlying the Class A Warrants

We are offering on a reasonable best efforts basis up to 3,424,658 units (“Units”), each consisting of one share of Class A common stock, par value $0.0001 per share (“common stock” or “Common Stock” or “Class A Common Stock”), and one warrant (the “Class A warrant”) to purchase one share of common stock at an assumed public offering price of $2.92 per Unit, which was the closing price of our common stock on the Nasdaq Global Market (“Nasdaq”) on January 6, 2025, for gross proceeds of up to $10 million. The public offering price per Unit will be determined between us and the placement agent based on market conditions at the time of pricing, and may be at a discount to the then current market price of our common stock. Therefore, the recent market price of our common stock referenced throughout this preliminary prospectus may not be indicative of the final offering price per Unit. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The common stock or Pre-Funded Warrants (as defined below) and Class A warrants are immediately separable and will be issued separately in this offering. Each Class A warrant will be immediately exercisable for one share of common stock at an assumed exercise price of $2.92 per share (100% of the assumed public offering price per Unit) and will expire on the fifth anniversary of the original issuance date.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “DHAI.” On January 6, 2025, the last reported sales price per share of our Common Stock was $2.92.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”) (in lieu of one share of common stock), and one Class A warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than one business day following the commencement of sales in this offering (after the effective date of the registration statement of which this prospectus forms a part) and we will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Maxim Group LLC (the “placement agent” or “Maxim”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the Units offered hereby, which may significantly reduce the amount of proceeds received by us. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors” for more information regarding risks related to this offering. We will bear all costs associated with the offering. See “Plan of Distribution” for more information regarding these arrangements.

There is no established trading market for the Pre-Funded Warrants or the Class A warrants and we do not expect an active trading market to develop. We do not intend to list the Pre-Funded Warrants or the Class A warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

We are an “emerging growth company,” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Risk Factors - We are an emerging growth company and a “smaller reporting company” and the reduced reporting requirements applicable to such companies may make our Common Stock less attractive to investors.”

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 9 of this prospectus before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit(1)	Total
Public offering price	$	$
Placement agent fees(2)
Proceeds to us, before expenses	$	$

(1) Assumes all Units consist of one share of common stock and one Class A warrant.

(2) We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering (or 3.5% of the public offering price of the Units for any investors we introduce to the placement agent), and to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

Delivery of the securities hereby is expected to be made on or about January [    ], 2025, subject to the satisfaction of customary closing conditions.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus is January [   ], 2025.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and in any free writing prospectus. We have not and the placement agent has not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this registration statement may constitute “forward-looking statements” for purposes of federal securities laws. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements appear in a number of places in this registration statement including, without limitation, in the sections of this registration statement titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this registration statement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” our periodic filings with the SEC and the following:

●	unexpected technical and marketing difficulties inherent in major research and product development efforts;

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

●	the potential need for changes in our long-term strategy in response to future developments;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

●	unexpected changes in significant operating expenses, including components and raw materials;

●	any disruptions or threatened disruptions to our relations with our resellers, suppliers, customers and employees, including shortages in components for our products;

●	changes in the supply, demand and/or prices for our products;

●	the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

●	failure to develop new products or integrate new technology into current products;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

You should refer to “Risk Factors” on page 9 of this registration statement for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of the risks, uncertainties and assumptions described under “Risk Factors” and elsewhere, we cannot assure you that the forward-looking statements in this registration statement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this registration statement to conform these statements to new information, actual results or changes in our expectations, except as required by law.

The forward-looking statements contained in this registration statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this registration statement. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this registration statement. Before you decide whether to purchase our securities, you should read this entire prospectus carefully, including the sections of this registration statement titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. You should also carefully read the information in this registration statement, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

DIH Holding US, Inc. and its consolidated subsidiaries (“DIH”) is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. We strive to serve the rehabilitation market by providing a broad array of devices and services focused on the customer and patient recovery. DIH stands for our vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments.

DIH offers innovative, robotic-enabled rehabilitation devices in an interactive environment. These solutions allow for intensive rehabilitation across the spectrum of patient specific levels of care, while also tracking patients’ progress and providing a network of collaboration and encouragement. DIH is dedicated to restoring mobility and enhancing human performance through a broad array of devices that can enable the transformation of rehabilitation care at our customers. Our revenue is concentrated in Europe, Middle East and Africa (“EMEA”) and Americas, with the remaining revenue in Asia Pacific (“APAC”).

Business Combination

On February 7, 2024, Aurora Technology Acquisition Corp. a Cayman Island exempted company which migrated and domesticated as a Delaware corporation (“ATAK”), Aurora Technology Merger Sub, a Nevada corporation and a direct, wholly-owned subsidiary of ATAK (“Merger Sub”) and DIH Holding US Inc., a Nevada corporation (“Legacy DIH”) consummated a business combination pursuant to a business agreement dated as of February 26, 2023 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”) following the receipt of the required approval by ATAK’s and Legacy DIH’s shareholders and the fulfillment or waiver of other customary closing conditions. In connection with the closing of the Business Combination (the “Closing”), ATAK migrated and changed its domestication to become a Delaware corporation and changed its name to “DIH Holding US, Inc.” The Amended and Restated Certificate of Incorporation of DIH authorizes one class of common stock as Class A Common Stock.

In connection with the Closing of the Business Combination and in accordance with the terms of the Business Combination Agreement, ATAK agreed to waive the closing condition that the Reorganization be completed prior to Closing. The Company agreed to use its best efforts to complete the Reorganization as defined in the Business Combination Agreement as soon as possible thereafter. The Reorganization has not been completed as of the date of this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

1

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act, as more fully described in the section of this registration statement titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Emerging Growth Company.”

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the ATAK initial public offering (the “IPO”), (b) in which we have total annual gross revenues of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Summary Risk Factors

Risks Related to this Offering and Ownership of our Securities

●	This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

●	Investors in this offering will experience immediate and substantial dilution in the book value of their investment.

●	Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

●	We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our common stock.

●	The Class A warrants and the Pre-Funded Warrants are speculative in nature and there is not expected to be an active trading market for the warrants.

●	Holders of the Class A warrants or Pre-Funded Warrants will have no rights as a common stockholder until they acquire our common stock.

●	This offering may cause the trading price of our common stock to decrease.

●	If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

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●	Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

Risks Related to Our Business and Our Industry

●	We have not fully completed our planned corporate reorganization.

●	We are substantially dependent on the commercial success of our current key product lines.

●	We rely on sales from certain key products and markets, any disruptions to those products or markets due to change of market environment, regulatory requirements, or personal and sales practices, could generate adverse effects to our sales and business performance.

●	Global, regional, and local economic weakness and uncertainty could adversely affect our demand for our products and services and our business and financial performance.

●	War, geopolitical factors, and foreign exchange fluctuations could adversely affect the performance of our business.

●	Geopolitical risks associated with the ongoing conflict in Israel and Palestine could result in increased market volatility and uncertainty, which could negatively impact our business, financial condition, and results of operations.

●	Management has determined there is substantial doubt regarding its ability to continue as a going concern.

●	We may not have sufficient funds to meet certain future operating needs or capital requirements, which could impair our efforts to develop and commercialize existing and new products, and as a result, we may in the future consider one or more capital-raising transactions, including future equity or debt financings, strategic transactions, or borrowings which may also dilute our stockholders.

●	The market for robotics and VR-enabled smart rehabilitation systems are in the early growth stage, and important assumptions about the potential market for our current and future products may not be realized.

●	Currently, most of our products are purchased by customers as capital equipment, funded by our customers’ own capital budgets, government grants, or charitable organizations’ donations. There is a risk that such grants or donations may not be secured timely or at all or capital budgets reduced, which could adversely impact our sales forecasts.

●	If we are unable to train customers on the safe and appropriate use of our products, we may be unable to achieve our expected growth.

●	If customers misuse our products, we may become subject to prohibitions on the sale or marketing of our products, significant fines, penalties, sanctions, or product liability claims, and our image and reputation within the industry and marketplace could be harmed.

●	If we are unable to educate clinicians on the safe, effective and appropriate use of our products, we may experience increased claims of product liability and may be unable to achieve our expected growth.

●	As an emerging leader in a fragmented industry, we need time and efforts to develop talent, expertise, competencies, process and infrastructure; if we lose key employees or fail to replicate and leverage our sales, marketing, and training infrastructure, our growth would suffer adverse effects.

●	The health benefits of our products have not yet been substantiated by long-term large randomized clinical data, which could limit sales of such products.

●	Our success depends largely upon consumer satisfaction with the effectiveness of our products.

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●	For certain of our products, we rely on sole source third parties to manufacture and supply certain raw materials.

●	If these manufacturers are unable to supply these raw materials or products in a timely manner, or at all, we may be unable to meet customer demand, which would have a material adverse effect on our business.

●	We utilize independent distributors who are free to market other products that compete with our products for sales.

●	Due to the nature of market fragmentation, our product and solution offerings may not always deliver the targeted sales amount, or may take longer than expected to establish itself in customers minds, and accepted by mainstream.

●	We may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances, business acquisitions or partnerships with third parties that may not result in the development of commercially viable products, the generation of significant future revenue, or consistent realization of deal economics.

●	We may not successfully integrate newly acquired product lines into our business operations or realize the benefits of our partnerships with other companies, acquisitions of complementary products or technologies or other strategic alternatives.

●	We may pursue acquisitions, which involve a number of risks, and if we are unable to address and resolve these risks successfully, such acquisitions could harm our business.

●	We may have difficulty managing our growth which could limit our ability to increase sales and cash flow.

Risks Related to Government Regulation

●	We are subject to extensive and dynamic medical device regulation, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products.

●	If we fail to obtain regulatory approvals in the United States or foreign jurisdictions for our products, or any future products, we will be unable to market our products in those jurisdictions.

●	Due to the fact that more than 95% of our revenue comes from health-regulated medical device products, if we do not obtain or maintain necessary regulatory clearances or approvals, or if clearances or approvals for future medical products or modifications to existing medical products are delayed or not issued, our commercial operations and sales targets would be adversely affected.

●	We may be subject to adverse medical device reporting obligations, voluntary corrective actions or agency enforcement actions.

●	Legislative or regulatory healthcare reforms in the United States and other countries may make it more difficult and costly for us to obtain regulatory clearance or approval of any future product candidates and to produce, market, and distribute our products after clearance or approval is obtained.

●	United States and foreign privacy and data protection laws and regulations may impose additional liabilities on us.

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●	Changes in law or regulation could make it more difficult and costly for DIH and its subsidiaries to manufacture, market and distribute its products or obtain or maintain regulatory approval of new or modified products.

●	We may fail to comply with regulations of the United States and foreign regulatory agencies which could delay, or prevent entirely, and the commercialization of our products.

●	In some instances, in our advertising and promotion, we may make claims regarding our product as compared to competing products, which may subject us to heightened regulatory scrutiny, enforcement risk, and litigation risks.

●	If we fail to obtain or maintain the necessary ISO 13485 certification or the certification according to (EU) 2017/745 (MDR), our commercial operations in the EU and some other countries will be harmed.

●	Modifications to our products may require re-registration, new 510(k) clearances or premarket approvals, or may require us to renew existing registrations in non-European Union countries.

●	The innovative development of our products may lead to the application of new laws, regulations, standards, etc. not considered until now.

●	Any negative publicity concerning our products could harm our business and reputation and negatively impact our financial results.

●	United States or European healthcare reform measures and other potential legislative initiatives could adversely affect our business.

Risks Related to Our Intellectual Property and Information Technology

●	We depend on computer and information systems we do not own or control and failures in our systems or a cybersecurity attack or breach of our IT systems or technology could significantly disrupt our business operations or result in sensitive information being compromised which would adversely affect our reputation and/or results of operations.

●	Our success depends in part on our ability to obtain and maintain protection for the intellectual property relating to or incorporated into our products.

●	We are not able to protect our intellectual property rights in all countries.

●	We may be subject to patent infringement claims, especially for products acquired through acquisitions, which could result in substantial costs and liability and prevent us from commercializing such acquired products.

●	We may be subject to damages resulting from claims that our employees or we have wrongfully used or disclosed alleged trade secrets of their former employers.

Risks Related to Ownership of Common Stock

●	Future sales of a substantial number of shares of Common Stock by us or our large stockholders, certain of whom may have registration rights, or dilutive exercises of a substantial number of warrants by our warrant holders could adversely affect the market price of our Common Stock.

●	Future grants of shares of Common Stock under our equity incentive plan to our employees, non-employee directors and consultants, or sales by these individuals in the public market, could result in substantial dilution, thus decreasing the value of your investment in Common Stock. In addition, stockholders will experience dilution upon the exercise of outstanding warrants.

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●	If securities or industry analysts do not publish research or reports about DIH’s business, or if they issue an adverse opinion regarding its stock, its stock price and trading volume could decline.

●	We are an emerging growth company and a “smaller reporting company” and the reduced reporting requirements applicable to such companies may make our Common Stock less attractive to investors.

●	The price of our Common Stock may be volatile, and you may lose all or part of your investment.

General Risks

●	Exchange rate fluctuations between the U.S. dollar, the Euro and the Swiss Franc may negatively affect our revenue and earnings.

●	We are subject to certain regulatory regimes that may affect the way that we conduct business internationally, and our failure to comply with applicable laws and regulations could materially adversely affect our reputation and result in penalties and increased costs.

●	If there are significant disruptions in our information technology systems, our business, financial condition and operating results could be adversely affected.

●	If we fail to properly manage our anticipated growth, our business could suffer.

●	We are highly dependent on the knowledge and skills of our global leadership team, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

●	DIH’s management team has limited experience managing a public company.

●	We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Corporate Information

We were incorporated under the name “Aurora Technology Acquisition Corp.” on August 6, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On February 6, 2024, we changed our jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On February 7, 2024, we changed our name to “DIH Holding US, Inc.”

Our principal executive offices are located at 77 Accord Park Drive, Suite D-1, Norwell, MA 02061 and our telephone number is 877-944-2200. Our website address is www.dih.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this registration statement and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

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THE OFFERING

Issuer:	DIH Holding US, Inc.

Securities offered by us:

Up to 3,424,658 Units, each Unit consisting of one share of our Class A Common Stock and one Class A warrant to purchase one share of our common stock. Each Class A warrant will have an assumed exercise price of $2.92 per share (100% of the assumed public offering price of one Unit), is exercisable immediately and will expire on the fifth anniversary of the original issuance date.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one Pre-Funded Warrant to purchase one share of common stock in lieu of one share of common stock, and one Class A warrant. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon the exercise of the Pre-Funded Warrants.

The Units will not be certificated or issued in stand-alone form. The shares of our common stock (or Pre-Funded Warrants) and the Class A warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of Common Stock being offered by us:	Up to 3,424,658 shares of Common Stock (assuming the sale of the maximum number of Units covered by this prospectus, no issuance of Pre-Funded Warrants, and no exercise of the Class A warrants issued in this offering).

Number of Class A warrants being offered by us:	Up to 3,424,658 Class A warrants to purchase 3,424,658 shares of Common Stock.

Assumed public offering price:	$2.92 per Unit, which is the assumed public offering price and the closing price of our common stock on Nasdaq on January 6, 2025.

Common stock outstanding immediately prior to this offering:

35,080,368 shares (exclusive of shares that may be issued upon the exercise of warrants and options outstanding as of the date hereof or shares that may be issued pursuant to the Company’s Equity Incentive Plan or in connection with the Company’s convertible debentures or Business Combination Agreement). See “Capitalization.”

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Common stock to be outstanding immediately after this offering:	Up to 38,505,026 shares (excludes 6,000,000 shares of common stock issuable in connection with the earn-out provisions set forth in the Business Combination Agreement and assuming the sale of the maximum number of Units covered by this prospectus, no issuance of Pre-Funded Warrants, and no exercise of the Class A warrants issued in this offering)

Use of proceeds:	Assuming the maximum number of Units are sold in this offering at an assumed public offering price of $2.92 per Unit, which represents the closing price of our common stock on Nasdaq on January 6, 2025, and assuming no issuance of Pre-Funded Warrants in connection with this offering, we estimate that the net proceeds from our sale of Units in this offering will be approximately $8.9 million, after deducting the placement agent fees and estimated offering expenses payable by us. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, we may not sell all or any of these securities offered pursuant to this prospectus and we may receive significantly less in net proceeds. We currently intend to use the net proceeds from this offering for working capital, capital expenditures relating to growing our business, and general corporate purposes. See “Use of Proceeds.”

Description of warrants:

The Class A warrants will have an exercise price per share of 100% of the public offering price per Unit, will be exercisable immediately and will expire on the fifth anniversary of the original issuance date. Each Class A warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein.

Each holder of Class A warrants will be prohibited from exercising its warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the Class A warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, between us and Continental Stock Transfer & Trust Company as the warrant agent (the “Warrant Agent”).

This offering also relates to the offering of the shares of common stock issuable upon the exercise of the Class A warrants. For more information regarding the Class A warrants, you should carefully read the section titled “Description of Securities — Warrants” in this prospectus.

Placement agent compensation:	Upon the closing of this offering, we will pay Maxim a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering (or 3.5% of the public offering price of the Units for any investors we introduce to the placement agent). In addition, we will reimburse Maxim for certain out-of-pocket expenses related to the offering. See “Plan of Distribution.”

Reasonable best efforts offering:	We have agreed to offer and sell the securities offered hereby directly to the purchasers. We have retained Maxim to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby. See “Plan of Distribution” beginning on page 74 of this prospectus.

Lock-Up

We have agreed to use our best efforts to cause our officers, directors and holders of 5% of more of our common stock not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for a period of up to six months from the close of this offering, without the prior written consent of the placement agent.

See the section of this prospectus entitled “Plan of Distribution” for additional information.

Nasdaq trading symbol:	Our Common Stock is listed on the Nasdaq Global Market under the symbol “DHAI.” We do not intend to list the Pre-Funded Warrants or Class A warrants offered hereunder on any stock exchange.

Transfer agent, warrant agent and registrar:	The transfer agent and registrar for our common stock and the warrant agent for the warrants is Continental Stock Transfer & Trust Company.

Risk factors:	The securities offered by this prospectus are speculative and involve a high degree of risk. Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the following risk factors, as well as the other information set forth in this registration statement, including matters addressed in the section of this registration statement titled “Cautionary Note Regarding Forward-Looking Statements”. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this registration statement, any prospectus supplement, any post-effective amendment or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussions should be read in conjunction with our financial statements and the notes to the financial statements included therein.

Risks Related to this Offering and Ownership of our Securities

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the Units in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to complete this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which would significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the Units offered in this offering. The success of this offering will impact our ability to use the proceeds to execute our business plans. We may have insufficient capital to implement our business plans, potentially resulting in greater operating losses or dilution unless we are able to raise capital from alternative sources.

Investors in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $(3.65) per share based on the assumed public offering price of $2.92 per Unit. Investors in this offering will pay a price per Unit that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for working capital, capital expenditures relating to growing our business, and general corporate purposes. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

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We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our common stock.

Any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock, which may be highly dilutive. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over holders of our common stock, it may negatively impact the trading price of our common stock and you may lose all or part of your investment.

The Class A warrants and the Pre-Funded Warrants are speculative in nature and there is not expected to be an active trading market for the warrants.

The Class A warrants and the Pre-Funded Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Class A warrants may exercise their right to acquire the common stock and pay an exercise price of $2.92 per share (100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In the case of Pre-Funded Warrants, holders may exercise their right to acquire the common stock and pay an exercise price of $0.0001 per share. The Pre-Funded Warrants do not expire. In addition, there is no established trading market for the Class A warrants or Pre-Funded Warrants and we do not expect an active trading market to develop. Without an active trading market, the liquidity of the Class A warrants and Pre-Funded Warrants will be limited.

Holders of the Class A warrants or Pre-Funded Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the Class A warrants or Pre-Funded Warrants acquire shares of our common stock upon exercise of the Class A warrants or Pre-Funded Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Class A warrants or Pre-Funded Warrants. Upon exercise of the Class A warrants or Pre-Funded Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the Class A warrants could discourage an acquisition of us by a third party.

Certain provisions of the Class A warrants could make it more difficult or expensive for a third party to acquire us. The Class A warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Class A warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

A possible “short squeeze” due to a sudden increase in demand of our shares of common stock that largely exceeds supply may lead to price volatility in our shares of Common Stock.

Following this offering, investors may purchase our shares of common stock to hedge existing exposure in our shares of common stock or to speculate on the price of our shares of common stock. Speculation on the price of our shares of common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our shares of common stock for delivery to lenders of our shares of common stock. Those repurchases may in turn, dramatically increase the price of our shares of common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our shares of common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

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An active, liquid and orderly trading market for our Common Stock may not develop, the price of our stock may be volatile, and you could lose all or part of your investment.

Even though our Common Stock is currently listed on Nasdaq, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our securities or how liquid that market might become. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of Common Stock at the time you wish to sell them, at a price that is attractive to you, or at all. There could be extreme fluctuations in the price of our Common Stock if there are a limited number of shares in our public float.

The trading price of our Common Stock is highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in our financial or operational estimates;

●	our ability to implement our operational plans;

●	changes in the economic performance or market valuations of companies similar to ours; and

●	general economic or political conditions in the United States or elsewhere.

In addition, broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

This offering may cause the trading price of our Common Stock to decrease.

The number of shares of Common Stock underlying the securities we propose to issue and ultimately will issue if this offering is completed may result in an immediate decrease in the trading price of our Common Stock. This decrease may continue after the completion of this offering.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we will be required to pay all amounts owed to any creditors before distributing any assets to holders of our capital stock. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our capital stockholders, in which case investors could lose their entire investment.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In making your investment decision, you should understand that we and the placement agent have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the placement agent have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on unauthorized information in making an investment decision.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims for breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including timely delivery of shares and indemnification for breach of contract.

Risks Related to Our Business and Our Industry

We have not fully completed our planned corporate reorganization.

In connection with the Business Combination, we had anticipated completing a corporate reorganization in which, among other changes, Motekforce Link BV and its subsidiaries and Hocoma AG were to become wholly owned subsidiaries of DIH Holding US, Inc. The parties were unable to complete this corporate reorganization prior to the Business Combination and, as previously disclosed, the parties opted to close the Business Combination and waive the condition to close that this reorganization be completed. These entities are owned by DIH Technology, Inc., our largest stockholder.

The products produced by Motek remain a key part of our product line and we operate with Motek pursuant to the terms of an exclusive contract which obligates Motek to provide these products to us. While we do not believe this arrangement currently has a material adverse effect on our results of operations, there can be no assurance that Motek will not begin to sell its products to our competitors which would have an adverse impact on us.

There can be no assurance that the complete reorganization will be completed.

We are substantially dependent on the commercial success of our current key product lines.

Our success is substantially dependent on our ability to continue to generate and grow revenue from the sales of our current key product lines, LokoMat, Erigo, Armeo, C-Mill and CAREN/Grail, which represent approximately 90% of our revenue for the year ended March 31, 2024. Our success will depend on many factors including, but not limited to, our ability to:

●	develop and execute our sales and marketing strategies and maintain and manage the necessary sales, marketing and other capabilities and infrastructure that are required to successfully commercialize our products;

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●	achieve, maintain and grow market acceptance of, and demand for our current products;

●	establish or demonstrate in the medical community the safety and efficacy of our rehabilitation products and their potential advantages over in comparison to, existing competing products and devices and products currently in development;

●	offer our products at competitive prices as compared to alternative options, and our ability to achieve a suitable profit margin from the sales of our products;

●	comply with applicable legal and regulatory requirements, including medical device compliance;

●	maintain our distribution and supply arrangements with third parties; and

●	enforce our intellectual property rights related to current and future products, if any.

If we do not achieve one or more of these factors, many of which are beyond our control, in a timely manner or at all, we may not be able to continue to generate and grow revenue from the sales of our current products, which may materially impact the success of our business.

We rely on sales from certain key products and markets, any disruptions to those products or markets due to change of market environment, regulatory requirements, or personal and sales practices, could generate adverse effects to our sales and business performance.

One of our key product lines, LokoMat accounts for more than 45% of our revenue for the year ended March 31, 2024; our other key products, Erigo, Armeo, C-Mill and CAREN/Grail collectively account for 45% of our revenues for the year ended March 31, 2024. In addition, approximately 80% of our revenue is concentrated in the EMEA and Americas, with the remaining portion in Asia Pacific (“APAC”) for the year ended March 31, 2024. Any disruptions to those key products and/or markets due to changes in market conditions, regulatory requirements, or personal and sales practices, could generate adverse effects to our sales and business performance.

Global, regional, and local economic weakness and uncertainty could adversely affect our demand for our products and services and our business and financial performance.

Our business and financial performance depends on worldwide economic conditions and the demand for our products and services in the markets in which we compete. Ongoing economic weakness, including an economic slowdown or recession, uncertainty in markets throughout the world and other adverse economic conditions, including inflation, changes in monetary policy and increased interest rates, may result in decreased demand for our products and services and increased expenses and difficulty in managing inventory levels and accurately forecasting revenue, gross margin, cash flows and expenses.

Prolonged or more severe economic weakness and uncertainty could also cause our expenses to vary materially from our expectations. Any financial turmoil affecting the banking system and financial markets or any significant financial services institution failures could negatively impact our treasury operations, as the financial condition of such parties may deteriorate rapidly and without notice.

War, geopolitical factors, and foreign exchange fluctuations could adversely affect the performance of our business.

Due to our significant presence in Europe, and emerging needs from South East Asia and the Middle East, war or geopolitical instability in those regions could adversely affect demand and supply chain disruptions from those regions; and foreign exchange, especially the Euro’s depreciation versus the US dollar, would adversely depress our US dollar-denominated revenue and profitability. We believe that an increasing percentage of our future revenue will come from international sales as we continue to expand our operations and develop opportunities in additional territories. International sales are subject to a number of additional risks, including:

●	difficulties in staffing and managing our foreign operations;

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●	difficulties in penetrating markets in which our competitors’ products are more established;

●	reduced protection for intellectual property rights in some countries;

●	export restrictions, trade regulations and foreign tax laws;

●	fluctuating foreign currency exchange rates;

●	obtaining and maintaining foreign certification and compliance with other regulatory requirements;

●	customs clearance and shipping delays; and

●	political and economic instability.

If one or more of these risks were realized, we could be required to dedicate significant resources to remedy the situation, and if we are unsuccessful at finding a solution, our revenue may decline.

Geopolitical risks associated with the ongoing conflicts in Ukraine and in the Middle East have resulted in increased market volatility and uncertainty, which could negatively impact our business, financial condition, and results of operations.

The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia and the conflicts in the Middle East. The conflict is expected to have further global economic consequences, including but not limited to the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates and uncertainty about economic and political stability. In addition, the United States and other countries have imposed sanctions on Russia which increases the risk that Russia, as a retaliatory action, may launch cyberattacks against the United States, its government, infrastructure and businesses.

The uncertain nature, scope, magnitude, and duration of these hostilities could have an adverse impact on macroeconomic and other factors that affect our business and supply chain. Any disruption in our supply chain could reduce our revenue and adversely impact our financial results. Such a disruption could occur as a result of any number of events, including, but not limited to, military conflicts, geopolitical developments, war or terrorism, including the ongoing conflicts in Ukraine and in the Middle East, regional or global pandemics, and disruptions in utility and other services. Any inability to obtain adequate deliveries or any other circumstance that would require us to seek alternative sources of supply or to manufacture, assemble, and test such components internally could significantly delay our ability to ship our products, which could damage relationships with current and prospective customers and could harm our reputation and brand and could adversely affect our business, financial condition, and results of operations.

Any of the foregoing consequences, including those we cannot yet predict, may cause our business, financial condition, results of operations and the price of our Common Stock to be adversely affected.

Management has determined there is substantial doubt regarding its ability to continue as a going concern.

Under Accounting Standards Codification (“ASC”) 205-40, Going Concern, the Company is required each reporting period, to evaluate whether there is substantial doubt regarding its ability to continue as a going concern. As of September 30, 2024, DIH’s cash and cash equivalents amounted to $1.8 million compared to $3.2 million at March 31, 2024. DIH’s operating losses began in fiscal 2020 and continued through the six months ended September 30, 2024. DIH’s historical operating losses resulted in an accumulated deficit of $(35.8) million as of September 30, 2024. Operating losses were mainly driven by decreased sales during the COVID-19 pandemic due to social distancing measures that affected demand for rehabilitation services, increased expenditures in connection with its implementation of a new financial system (Oracle) and increased compliance costs associated with the EU MDR. Additionally, DIH had elevated costs related to its efforts of adopting to public company standards. During the six months ended September 30, 2024, DIH had negative cash flows from operating activities of $(1.5) million and an operating income of $1.1 million and negative working capital as of September 30, 2024. The above conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

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We may not have sufficient funds to meet certain future operating needs or capital requirements, which could impair our efforts to develop and commercialize existing and new products, and as a result, we may in the future consider one or more capital-raising transactions, including future equity or debt financings, strategic transactions, or borrowings which may also dilute our stockholders.

We may need to raise additional capital to fund our growth, working capital and strategic expansion. Given the turbulent global environment and volatile capital market, we may not be able to secure such financing in a timely manner and with favorable terms. Any such capital raise involving the sale of equity securities would result in dilution to our shareholders. If we cannot raise the required funds, or cannot raise them on terms acceptable to us or investors, we may be forced to curtail substantially our current operations and scale down our growth plan.

The market for robotics and VR-enabled smart rehabilitation systems are in the early growth stage, and important assumptions about the potential market for our current and future products may not be realized.

Although the market for robotics and VR-enabled “smart” rehabilitation systems has enjoyed increasing recognition from our customers, to date, the market is small. Significant market development efforts are still required to cross in order for us to enjoy accelerating growth. As such, it is difficult to predict the future size and rate of growth of the market; and we cannot assure you that our estimate regarding our current products is achievable or that our estimate regarding future products profile will remain the same. If our estimates of our current or future addressable market are incorrect, our business may not develop as we expect, and the price of our securities may suffer.

Currently, most of our products are purchased by customers as capital equipment, funded by our customers’ own capital budgets, government grants, or charitable organizations’ donations. There is a risk that such grants or donations may not be secured timely or at all or capital budgets reduced, which could adversely impact our sales forecasts.

While we have seen significant interest in our products to support our growth plan, due to limited sales and clinician application personnel that are instrumental to our efforts to convert such interest into sales orders, at any quarter we can only focus on a fraction of the total sales opportunities. Accordingly, if there are delays or disruptions to potential customers’ budgeting processes due to customers’ internal capital budget limitations, delays in funding of government grants or charitable organizations’ donations, our sales opportunities may not be realized.

In the future, we may develop operational leasing or vendor-enabled financing to expand our growth beyond capital budget limitations, as part of our efforts to enrich and expanding our business models. There can be no assurance that we will have adequate working capital to do so after this offering.

If we are unable to train customers on the safe and appropriate use of our products, we may be unable to achieve our expected growth.

It is critical to the success of our commercialization efforts to train a sufficient number of customers and provide them with adequate instruction in the safe and appropriate use of our products. This training process may take longer than expected and may therefore affect our ability to increase sales. Following completion of training, we rely on the trained customers to advocate the benefits of our products in the marketplace. Convincing our customers to dedicate the time and energy necessary for adequate training is challenging, and we cannot assure you that we will be successful in these efforts. If we cannot attract potential new customers to our education and training programs, we may be unable to achieve our expected growth. If our customers are not properly trained, they may misuse or ineffectively use our products. This may also result in, among other things, unsatisfactory patient outcomes, patient injury, negative publicity or lawsuits against us, any of which could have an adverse effect on our business and reputation.

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If customers misuse our products, we may become subject to prohibitions on the sale or marketing of our products, significant fines, penalties, sanctions, or product liability claims, and our image and reputation within the industry and marketplace could be harmed.

Our customers may also misuse our devices, or our future products or use improper techniques, potentially leading to adverse results, side effects or injury, which may lead to product liability claims. If our current or future products are misused or used with improper techniques or are determined to cause or contribute to consumer harm, we may become subject to costly litigation by our customers or their patients. Product liability claims could divert management’s attention from our core business, be expensive to defend, result in sizable damage awards against us that may not be covered by insurance and subject us to negative publicity resulting in reduced sales of our products. Furthermore, the use of our current or future products for indications other than those cleared by the FDA may not effectively treat such conditions, which could harm our reputation in the marketplace among physicians and consumers. Any of these events could harm our business and results of operations and cause our stock price to decline.

If we are unable to educate clinicians on the safe, effective and appropriate use of our products, we may experience increased claims of product liability and may be unable to achieve our expected growth.

Certain of our products require the use of specialized techniques and/or product-specific knowledge. It is critical to the success of our business to broadly educate clinicians who use or desire to use our products in order to provide them with adequate instructions in the appropriate use of our products. It is also important that we educate our other customers and patients on the risks associated with our products. Failure to provide adequate training and education could result in, among other things, unsatisfactory patient outcomes, patient injury, negative publicity or increased product liability claims or lawsuits against us, any of which could have a material and adverse effect on our business and reputation. We make extensive educational resources available to clinicians and our other customers in an effort to ensure that they have access to current treatment methodologies, are aware of the advantages and risks of our products, and are educated regarding the safe and appropriate use of our products. However, there can be no assurance that these resources will successfully prevent all negative events and if we fail to educate clinicians, our other customers and patients, they may make decisions or form conclusions regarding our products without full knowledge of the risks and benefits or may view our products negatively. In addition, claims against us may occur even if such claims are without merit and/or no product defect is present, due to, for example, improper surgical techniques, inappropriate use of our products, or other lack of awareness regarding the safe and effective use of our products. Any of these events could harm our business and results of operations.

As an emerging leader in a fragmented industry, we need time and efforts to develop talent, expertise, competencies, process and infrastructure; if we lose key employees or fail to replicate and leverage our sales, marketing, and training infrastructure, our growth would suffer adverse effects.

A key element of our long-term business strategy is the continued leveraging of our sales, marketing, clinical training and services infrastructure, through the training, retention, and motivation of skilled sales, marketing, clinical applications training, and services representatives with industry experience and knowledge. In order to continue growing our business efficiently, we need coordinate the development of our sales, marketing, clinical training and services infrastructure with the timing of market expansion, new product launch, regulatory approvals, limited resources consideration and other factors in various geographies. Managing and maintaining our sales and marketing infrastructure is expensive and time consuming, and an inability to leverage such an organization effectively, or in coordination with regulatory or other developments, could inhibit potential sales and the penetration and adoption of our products into both existing and new markets.

Newly hired sales representatives require training and take time to achieve full productivity. If we fail to train new hires adequately, or if we experience high turnover in our sales force in the future, we cannot be certain that new hires will become as productive as may be necessary to maintain or increase our sales. In addition, if we are not able to retain existing and recruit new trainers to our clinical staff, we may not be able to successfully train customers on the use of our sophisticated products, which could inhibit new sales and harm our reputation. If we are unable to expand our sales, marketing, and training capabilities, we may not be able to effectively commercialize our products, or enhance the strength of our brand, which could have a material adverse effect on our operating results.

The health benefits of our products have not yet been substantiated by long-term large randomized clinical data, which could limit sales of such products.

Although there have been numerous published research studies supporting the benefits of our products and users of our products have reported encouraging health benefits of our products, currently there is no large scale, randomized clinical trial establishing the long-term health benefits of our or competitors’ products due to the relatively small size of the applicable user population, and the fragmented application practice that we are still in the early stage to change through consolidation and integration. While many of the top rehabilitation hospitals have purchased some of our products, many potential conservative customers and healthcare providers may be slower to adopt or recommend our products.

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Our success depends largely upon consumer satisfaction with the effectiveness of our products.

In order to generate repeat and referral business, consumers must be satisfied with the effectiveness of our products. If consumers are not satisfied with the benefits of our products, our reputation and future sales could suffer.

For certain of our products, we rely on sole source third parties to manufacture and supply certain raw materials. If these manufacturers are unable to supply these raw materials or products in a timely manner, or at all, we may be unable to meet customer demand, which would have a material adverse effect on our business.

We currently depend on sole source, third party manufacturers, to manufacture and supply certain raw materials and products. We cannot assure you that these manufacturers will be able to provide these raw materials, and products in quantities that are sufficient to meet demand in a timely manner, or at all, which could result in decreased revenues and loss of market share. There may be delays in the manufacturing process over which we have no control, including shortages of raw materials, labor disputes, backlogs and failure to meet FDA standards. We are aware that certain of our sole source manufacturers also rely on sole source suppliers with respect to materials used in our products. We rely on our third-party manufacturers to maintain their manufacturing facilities in compliance with applicable international, FDA and other federal, state and/or local regulations including health, safety and environmental standards. If they fail to maintain compliance with critical regulations, they could be ordered to suspend, curtail or cease operations, which would have a material adverse impact on our business. Increases in the prices we pay our manufacturers, interruptions in our supply of raw materials or products, or lapses in quality, such as failures to meet our specifications and other regulatory requirements, could materially adversely affect our business. Any manufacturing defect or error discovered after our products have been produced and distributed could result in significant consequences, including costly recall procedures and damage to our reputation. Our ability to replace an existing manufacturer may be difficult, because the number of potential manufacturers is limited. If we do undertake to negotiate terms of supply with another manufacturer or other manufacturers, our relationships with our existing manufacturers could be harmed. Any interruption in the supply of raw materials or products, or the inability to obtain these raw materials or products from alternate sources in a timely manner, could impair our ability to meet the demands of our customers, which would have a material adverse effect on our business.

We utilize independent distributors who are free to market other products that compete with our products for sales.

While we have proportionally more influence on the independent distributors we are using to cover majority of the global markets due to our limited direct sales force, considering the fact that the rehabilitation technology market is very fragmented, we generally do not sign mutual exclusive distribution agreement with distributors. Consequently, our distribution partners could indirectly compete against our interests by promoting alternative technologies to prospective customers in lieu of ours. We believe that as we assemble more and integrated offering through our consolidation and integration strategy, the influence and motivation we may impose on our distribution partners to dedicate on selling and promoting our products and solution shall increase and such kind of competition risk would be better addressed.

To ensure credibility and enforce the effective genesis of our distributor management, we may terminate a distributor who has not demonstrated its best efforts and/or interests in selling and promoting our products and solutions, albeit such termination may adversely affect our sales performance in the market covered by such distributor.

Due to the nature of market fragmentation, our product and solution offerings may not always deliver the targeted sales amount, or may take longer than expected to establish itself in customers minds, and accepted by mainstream.

The fragmented market reflects both opportunity for consolidation and challenges of overcoming customers’ mindsets used to using alternative approaches as well as fragmented clinical practices. Change and acceptance of new idea and solution normally happens over time and in multiple wave-shaped phases instead of a straight line progression. Consequently, our new innovative product and solution offerings may not deliver the targeted sales amount or face uncertain time periods for customers to accept due to various dynamic factors that may influence the perceptions and consensus formation among prospective customers. Consequently, such judgments and self-reinforcing efforts may cause the actual results to deviate from our planned results for a sustained period, which may have adverse effect on our performance.

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We may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances, business acquisitions or partnerships with third parties that may not result in the development of commercially viable products, the generation of significant future revenue, or consistent realization of deal economics.

In the ordinary course of our business, we may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances, business acquisitions, partnerships or other arrangements to develop our products and to pursue new geographic or product markets. Proposing, negotiating, and implementing collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships may be a lengthy and complex process.

We may not identify, secure, or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all. We have limited institutional knowledge and experience with respect to these business development activities, and we may also not realize the anticipated benefits from some of those transactions or arrangements.

Additionally, as we pursue these arrangements and choose to pursue other collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships in the future, we may not be in a position to exercise sole decision-making authority regarding the transaction or arrangement. This could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators. Our collaborators or any future collaborators may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. Disputes between us and our collaborators or any future collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements. Our collaborators or any future collaborators may allege that we have breached our agreement with them, and accordingly seek to terminate such agreement, which could adversely affect our competitive business position and harm our business prospects.

Furthermore, due to the fragmentation nature and the fact that most acquisition targets are at sub-optimal immature organization stage with less than $10 million in revenue, the risk of integrating such organizations and products can also be higher than acquisitions and consolidations in a mature industry. Consequently, there are risks that some of those acquisitions may fail to deliver the expected deal economics and could have adverse effect on our financial condition and business results.

We may not successfully integrate newly acquired product lines into our business operations or realize the benefits of our partnerships with other companies, acquisitions of complementary products or technologies or other strategic alternatives.

Historically we have acquired or gained the rights to our product lines through acquisitions and other strategic alternatives. As a result of these acquisitions, we have undergone substantial changes to our business and product offerings in a short period of time. Additionally, in the future, we may consider other opportunities to partner with or acquire other businesses, products or technologies that may enhance our product platform or technology, expand the breadth of our markets or customer base or advance our business strategies.

Although we have previously been successful in integrating such products and technologies into our business and operations, there can be no assurances that we will continue to do so in the future. If we fail to successfully integrate collaborations, assets, products or technologies, or if we fail to successfully exploit acquired product or distribution rights, our business could be harmed. Furthermore, we may have to incur debt or issue equity securities in connection with proposed collaborations or to pay for any product acquisitions or investments, the issuance of which could be dilutive to our existing shareholders. Identifying, contemplating, negotiating or completing a collaboration or product acquisition and integrating an acquired product or technology could significantly divert management and employee time and resources.

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Moreover, integrating new product lines with that of our own is a complex, costly and time-consuming process, which requires significant management attention and resources. The integration process may disrupt our existing operations and, if implemented ineffectively, would preclude realization of the full benefits that are expected. Our failure to meet the challenges involved in successfully integrating our acquisitions in order to realize the anticipated benefits may cause an interruption of, or a loss of momentum in, our operating activities and could adversely affect our results of operations. Potential difficulties, costs, and delays we may encounter as part of the integration process may include:

●	distracting management from day-to-day operations;

●	an inability to achieve synergies as planned;

●	risks associated with the assumption of contingent or other liabilities;

●	adverse effects on existing business relationships with suppliers or customers;

●	inheriting and uncovering previously unknown issues, problems and costs from the acquired product lines;

●	uncertainties associated with entering new markets in which we have limited or no experience;

●	increased legal and accounting costs relating to the product line or compliance with regulatory matters;

●	delays between our expenditures to acquire new products, technologies or businesses and generating net sales from those acquired products, technologies or businesses; and

●	increased difficulties in managing our business due to increased personnel, increased data and information to analyze, and the potential addition of international locations.

Any one or all of these factors may increase operating costs or lower anticipated financial performance. Many of these factors are also outside of our control. In addition, even if new product lines or businesses are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or sales or growth opportunities that we expect or within the anticipated time frame. Additional unanticipated costs may be incurred in the integration of product lines or businesses. All of these factors could decrease or delay the expected accretive effect of the transaction, and negatively impact the price of our common stock. The failure to integrate any acquired product line or business successfully would have a material adverse effect on our business, financial condition and results of operations.

We may pursue acquisitions, which involve a number of risks, and if we are unable to address and resolve these risks successfully, such acquisitions could harm our business.

We may in the future acquire businesses, products or technologies to expand our offerings and capabilities, user base and business. We have evaluated, and expect to continue to evaluate, a wide array of potential strategic transactions; however, we have limited experience completing or integrating acquisitions. Any acquisition could be material to our financial condition and results of operations and any anticipated benefits from an acquisition may never materialize. In addition, the process of integrating acquired businesses, products or technologies may create unforeseen operating difficulties and expenditures. Acquisitions in international markets would involve additional risks, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

The process of integrating an acquired business, product or technology can create unforeseen operating difficulties, expenditures and other challenges such as:

●	potentially increased regulatory and compliance requirements;

●	implementation or remediation of controls, procedures and policies at the acquired company;

●	diversion of management time and focus from operation of its then-existing business to acquisition integration challenges;

●	coordination of product, sales, marketing and program and systems management functions;

●	transition of the acquired company’s users and providers onto our systems;

●	retention of employees from the acquired company;

●	integration of employees from the acquired company into our organization;

●	integration of the acquired company’s accounting, information management, human resources and other administrative systems and operations into our systems and operations;

●	liability for activities of the acquired company prior to the acquisition, including violations of law, commercial disputes and tax and other known and unknown liabilities; and

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●	litigation or other claims in connection with the acquired company, including claims brought by terminated employees, providers, former stockholders or other third parties.

We may not be able to address these risks successfully, or at all, without incurring significant costs, delays or other operational problems and if we were unable to address such risks successfully our business could be harmed.

We may have difficulty managing our growth which could limit our ability to increase sales and cash flow.

We anticipate experiencing significant growth in our operations and the number of our employees if our current and future products are successful. This growth will place significant demands on our management, as well as our financial and operational resources. In order to achieve our business objectives, we will need to grow our business. Continued growth would increase the challenges involved in:

●	implementing appropriate operational and financial systems;

●	expanding our sales and marketing infrastructure and capabilities;

●	ensuring compliance with applicable FDA, and other regulatory requirements;

●	providing adequate training and supervision to maintain high quality standards; and

●	preserving our culture and values.

Our growth will require us to continually develop and improve our operational, financial and other internal controls. If we cannot scale and manage our business appropriately, we will not realize our projected growth and our financial results could be adversely affected.

Risks Related to Government Regulation

We are subject to extensive and dynamic medical device regulation, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products.

Our products, marketing, sales and development activities and manufacturing processes are subject to extensive and rigorous regulation by various regulatory agencies and governing bodies. Under the US Food, Drug and Cosmetic Act, medical devices must receive FDA clearance or approval or an exemption from such clearance or approval before they can be commercially marketed in the United States. In the European Union, we are required to comply with applicable medical device directives (including the Medical Devices Directive and the European Medical Device Regulation) and obtain CE Mark (European Conformity) certification in order to market medical devices. In addition, exported devices are subject to the regulatory requirements of each country to which the device is exported. Many countries require that product approvals be renewed or recertified on a regular basis, generally every four to five years. The renewal or recertification process requires that we evaluate any device changes and any new regulations or standards relevant to the device and conduct appropriate testing to document continued compliance. Where renewal or recertification applications are required, they may need to be renewed and/or approved in order to continue selling our products in those countries. There can be no assurance that we will receive the required approvals for new products or modifications to existing products on a timely basis or that any approval will not be subsequently withdrawn or conditioned upon extensive post-market study requirements.

The European Union regulatory bodies finalized a new Medical Device Regulation (“MDR”) in 2017, which replaced the existing directives and provided three years for transition and compliance. The MDR changes several aspects of the existing regulatory framework, such as updating clinical data requirements and introducing new ones, such as Unique Device Identification. We and those who will oversee compliance to the new MDR face uncertainties as the MDR is rolled out and enforced by the Commission and EEA Competent Authorities, creating risks in several areas, including the CE Marking process and data transparency, in the upcoming years.

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Regulations regarding the development, manufacture and sale of medical devices are evolving and subject to future change. We cannot predict what impact, if any, those changes might have on our business. Failure to comply with regulatory requirements could have a material adverse effect on our business, financial condition and results of operations. Later discovery of previously unknown problems with a product or manufacturer could result in fines, delays or suspensions of regulatory clearances or approvals, seizures or recalls of products, physician advisories or other field actions, operating restrictions and/or criminal prosecution. We may also initiate field actions as a result of a failure to strictly comply with our internal quality policies. The failure to receive product approval clearance on a timely basis, suspensions of regulatory clearances, seizures or recalls of products, physician advisories or other field actions, or the withdrawal of product approval by regulatory authorities could have a material adverse effect on our business, financial condition or results of operations.

If we fail to obtain regulatory approvals in the United States or foreign jurisdictions for our products, or any future products, we will be unable to market our products in those jurisdictions.

In addition to regulations in the United States, we are subject to a variety of foreign regulations governing manufacturing, clinical trials, commercial sales and distribution of our future products. Whether or not we obtain FDA approval for a product, we must obtain approval of the product by the comparable regulatory authorities of foreign countries before commencing clinical trials or marketing in those countries. The approval procedures vary among countries and can involve additional clinical testing, or the time required to obtain approval may differ from that required to obtain FDA approval. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one or more foreign regulatory authorities does not ensure approval by regulatory authorities in other foreign countries or by the FDA. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval.

Due to the fact that more than 95% of our revenue comes from health-regulated medical device products, if we do not obtain or maintain necessary regulatory clearances or approvals, or if clearances or approvals for future medical products or modifications to existing medical products are delayed or not issued, our commercial operations and sales targets would be adversely affected.

We operate under highly regulated global health markets and must register and maintain effectiveness and compliance of such registration, with each of our medical devices with every markets’ relevant authority either directly or through our agent or distributors. Any missing or failure to comply with such registrations may disrupt any sales activities in that particular market, and result in adverse effects.

We may be subject to adverse medical device reporting obligations, voluntary corrective actions or agency enforcement actions.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. The FDA’s authority to require a recall must be based on an FDA finding that there is reasonable probability that the device would cause serious injury or death. Manufacturers may also, under their own initiative, recall a product if any material deficiency in a device is found or withdraw a product to improve device performance or for other reasons. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of a perceived or actual unacceptable risk to health, component failures, malfunctions, manufacturing errors, design or labelling defects or other deficiencies and issues. Regulatory agencies in other countries have similar authority to recall devices because of material deficiencies or defects in design or manufacture that could endanger health. Any recall would divert management attention and financial resources and could cause the price of our stock to decline, expose us to product liability or other claims and harm our reputation with customers. Such events could impair our ability to produce our products in a cost-effective and timely manner in order to meet customer demands. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA or similar foreign governmental authorities. We may initiate voluntary recalls involving our products in the future that we determine do not require notification of the FDA or foreign governmental authorities. If the FDA or foreign governmental authorities disagree with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA or a foreign governmental authority could take enforcement action for failing to report the recalls when they were conducted.

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In addition, under the FDA’s medical device reporting regulations, we are required to report to the FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. Repeated product malfunctions may result in a voluntary or involuntary product recall. We are also required to follow detailed record-keeping requirements for all self-initiated medical device corrections and removals, and to report such corrective and removal actions to the FDA if they are carried out in response to a risk to health and have not otherwise been reported under the medical device reporting regulations. Depending on the corrective action we take to address a product’s deficiencies or defects, the FDA may require, or we may decide, that we need to obtain new approvals or clearances for the device before marketing or distributing the corrected device. Seeking such approvals or clearances may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action, including FDA warning letters, product seizure, injunctions, administrative penalties, or civil or criminal fines. We may also be required to bear other costs or take other actions that may have a negative impact on our sales as well as face significant adverse publicity or regulatory consequences, which could harm our business, including our ability to market our products in the future.

Any adverse event involving our products, whether in the United States or abroad, could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection, mandatory recall or other enforcement action. Any corrective action, whether voluntary or involuntary, will likely oblige us to defend ourselves in resulting lawsuits, and will require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.

Legislative or regulatory healthcare reforms in the United States and other countries may make it more difficult and costly for us to obtain regulatory clearance or approval of any future product candidates and to produce, market, and distribute our products after clearance or approval is obtained.

Recent political, economic and regulatory influences are subjecting the health care industry to fundamental changes. Both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation and regulations designed to contain or reduce the cost of health care, improve quality of care, and expand access to healthcare, among other purposes. Such legislation and regulations may result in decreased reimbursement for medical devices and/or the procedures in which they are used, which may further exacerbate industry-wide pressure to reduce the prices charged for medical devices. This could harm our ability to market and generate sales from our products.

In addition, regulations and guidance are often revised or reinterpreted by governmental agencies, including the FDA, CMS, and the Department of Health and Human Services Office of the Inspector General (“OIG”) and others, in ways that may significantly affect our business and our products. Any new regulations, revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of our products.

In the future there may continue to be additional proposals relating to the reform of the United States. healthcare system. Certain of these proposals could limit the prices we are able to charge for our products or the amount of reimbursement available for our products, and could limit the acceptance and availability of our products, any of which could have a material adverse effect on our business, results of operations and financial condition.

United States and foreign privacy and data protection laws and regulations may impose additional liabilities on us.

While we do not store patient data at our premises or DIH-managed data center, United States, federal and state privacy and data security laws and regulations regulate how we and our partners collect, use and share certain information. In addition to the Health Insurance Portability and Accountability Act (“HIPAA”), certain state laws govern the privacy and security of health information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties and private litigation. For example, the California Consumer Privacy Act, or CCPA, went into effect January 1, 2020. The CCPA, among other things, creates new data privacy obligations for covered companies and provides new privacy rights to California residents, including the right to opt out of certain disclosures of their information. The CCPA also creates a private right of action with statutory damages for certain data breaches, thereby potentially increasing risks associated with a data breach. The CCPA was recently amended by the California Privacy Rights Act or CPRA, expanding certain consumer rights such as the right to know. It remains unclear what, if any, additional modifications will be made to these laws by the California legislature or how these laws will be interpreted and enforced. The California Attorney General has issued clarifying regulations and initiating enforcement activity. The potential effects of the CCPA and CPRA are significant and may cause us to incur substantial costs and expenses to comply. The CCPA has prompted a wave of proposals for new federal and state privacy legislation, some of which may be more stringent than the CCPA, that, if passed, could increase our potential liability, increase our compliance costs, and adversely affect our business.

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We may also be subject to or affected by foreign laws and regulations, including regulatory guidance, governing the collection, use, disclosure, security, transfer, and storage of personal data, such as information that we collect about customers and patients in connection with our operations abroad. The global legislative and regulatory landscape for privacy and data protection continues to evolve, and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. This evolution may create uncertainty in our business, result in liability, or impose additional costs on us. The cost of compliance with these laws, regulations and standards is high and is likely to increase in the future.

For example, the European Union implemented the General Data Protection Regulation (“GDPR”) a broad data protection framework that expands the scope of European Union data protection law to include certain non-European Union entities that process the personal data of European Union residents, including clinical trial data. The GDPR increases our compliance burden with respect to data protection, including by mandating potentially burdensome documentation requirements and granting certain rights to individuals to control how we collect, use, disclose, retain and protect information about them. The processing of sensitive personal data, such as information about health conditions, leads to heightened compliance burdens under the GDPR and is a topic of active interest among European Union regulators. In addition, the GDPR provides for breach reporting requirements, more robust regulatory enforcement and fines of up to the greater of 20 million euros or 4% of annual global revenue. The GDPR increases our responsibility and liability in relation to personal data that we process, and we may be required to put in place additional mechanisms to ensure compliance with the GDPR, which could divert management’s attention and increase our cost of doing business.

A data security breach or other privacy violation that compromises the confidentiality, integrity or availability of the personal information of our customers, clinical trials participants, collaborators or employees could harm our reputation, compel us to comply with United States or international breach notification laws, subject us to mandatory corrective action, and otherwise subject us to liability under United States or foreign laws and regulations. Data breaches or other security incidents could also compromise our trade secrets or other intellectual property. If we are unable to prevent such data security breaches and security incidents or implement satisfactory remedial measures, our operations could be disrupted, and we may suffer reputational harm, financial loss or other regulatory penalties. In addition, such events can be difficult to detect, and any delay in identifying them may lead to increased harm.

Finally, it is possible that these privacy laws may be interpreted and applied in a manner that is inconsistent with our practices. Any failure or perceived failure by us to comply with federal, state, or foreign laws or self-regulatory organization’s rules or regulations could result in an expense or liability to us.

Changes in law or regulation could make it more difficult and costly for DIH and its subsidiaries to manufacture, market and distribute its products or obtain or maintain regulatory approval of new or modified products.

The experience with the transition to the EU MDR showed how complex, time-consuming and expensive a change in Medical Device Legislation can be. Progression on innovations and new products could be significantly delayed during the work on compliance with new legislations.

We may fail to comply with regulations of the United States and foreign regulatory agencies which could delay, or prevent entirely, and the commercialization of our products.

Given the non-invasive and lower risk nature of rehabilitation products, similar to other rehabilitation technology providers, most of our products are in FDA risk class 1 and this class is not subject to mandatory scrutiny by the U.S. authorities. There is the possibility that, in the future, the FDA may not agree with our classification. We might have to register if disagreement arises, and consequently we would have to stop distributing the device in the U.S. Under such a scenario, possible alternatives registration pathways might be 510(k)s or PMAs, which amount to an increase in the registration time from six months to multiple years and result in significant suspension of our sales activity for products in question in the US.

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In some instances, in our advertising and promotion, we may make claims regarding our product as compared to competing products, which may subject us to heightened regulatory scrutiny, enforcement risk, and litigation risks.

The FDA applies a heightened level of scrutiny to comparative claims when applying its statutory standards for advertising and promotion, including with regard to its requirement that promotional labelling be truthful and not misleading. There is potential for differing interpretations of whether certain communications are consistent with a product’s FDA-required labelling, and FDA will evaluate communications on a fact-specific basis.

In addition, making comparative claims may draw attention from our competitors. Where a company makes a claim in advertising or promotion that its product is superior to the product of a competitor (or that the competitor’s product is inferior), this creates a risk of a lawsuit by the competitor under federal and state false advertising or unfair and deceptive trade practices law, and possibly also state libel law. Such a suit may seek injunctive relief against further advertising, a court order directing corrective advertising, and compensatory and punitive damages where permitted by law.

Any such lawsuit or threat of lawsuit against us will likely oblige us to defend ourselves in court, and will require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results. If any such lawsuit against us is successful, we would suffer additional losses of time and capital in taking any required corrective action and would suffer harm to our reputation, all of which would have an adverse effect on our business.

If we fail to obtain or maintain the necessary ISO 13485 certification or the certification according to (EU) 2017/745 (MDR), our commercial operations in the EU and some other countries will be harmed.

As the certifications according to ISO 13485 and (EU) 2017/745 constitute the legal basis for any commercial activity in the European Union and many other countries, these certifications and maintenance of such certifications is a vital task for us. Failure to certify will lead to a disruption of device sales not only in the European Union, but also in the United States and many other countries, as these usually consider a certification a prerequisite for any device registrations.

The majority of our products are classified as medical devices and are regulated by the FDA, the European Union and other governmental authorities both inside and outside of the United States. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical products. Our failure to comply with these complex laws and regulations could have a material adverse effect on our business, results of operations, financial condition and cash flows. Even after regulatory clearance or approval has been granted, a cleared or approved product and its manufacturer are subject to extensive regulatory requirements relating to manufacturing, labeling, packaging, adverse event reporting, storage, advertising and promotion for the product. If we fail to comply with the regulatory requirements of the FDA or other non-U.S. regulatory authorities, or if previously unknown problems with our products or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions, including restrictions on the products, manufacturers or manufacturing process; adverse inspectional observations (Form 483), warning letters, non-warning letters incorporating inspectional observations; civil or criminal penalties or fines; injunctions; product seizures, detentions or import bans; voluntary or mandatory product recalls and publicity requirements; suspension or withdrawal of regulatory clearances or approvals; total or partial suspension of production; imposition of restrictions on operations, including costly new manufacturing requirements; refusal to clear or approve pending applications or premarket notifications; and import and export.

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Modifications to our products may require re-registration, new 510(k) clearances or premarket approvals, or may require us to renew existing registrations in non-European Union countries.

Product modifications consisting either of changes to hardware or software or in expanding or restricting indications or contraindications can have an impact on the validity of our registrations. Thus, a product modification may lead to regulatory change projects, which will consume time and resources. A delay in marketing activities for the respective products may result. Many of these changes are beyond our control, as they are initiated by suppliers of components. Often those changes cannot be predicted, as their announcement happens on short notice, thus increasing the risk of business disruption.

The innovative development of our products may lead to the application of new laws, regulations, standards, etc. not considered until now.

Developing our products further in the direction of increasingly independent acting devices might bring those products into the scope of standards or regulations for robotic devices or artificial intelligence, or other similar areas. As this requires further competencies, resources and time, a potential delay or disruption of our commercial activities could result.

Any negative publicity concerning our products could harm our business and reputation and negatively impact our financial results.

The reactions of potential patients, physicians, the news media, legislative and regulatory bodies and others to information about complications or alleged complications of our products could result in negative publicity and could materially reduce market acceptance of our products. These reactions, or any investigations and potential resulting negative publicity, may have a material adverse effect on our business and reputation and negatively impact our financial condition, results of operations or the market price of our common stock. In addition, significant negative publicity could result in an increased number of product liability claims against us.

United States or European healthcare reform measures and other potential legislative initiatives could adversely affect our business.

Europe and the United States are our major markets, and any major healthcare reform that may change the health industry landscape or reimbursement environment, may have a significant impact on our sales performance and growth projects in the affected markets.

Any political changes in the United States or in Europe could result in significant changes in, and uncertainty with respect to, legislation, regulation, global trade, and government policy that could substantially impact our business and the medical device industry generally. The FDA and European Union Commission’s policies may also change, and additional government regulations may be issued that could prevent, limit, or delay regulatory approval of our future products, or impose more stringent product labeling and post-marketing testing and other requirements.

Risks Related to Our Intellectual Property and Information Technology

We depend on computer and information systems we do not own or control and failures in our systems or a cybersecurity attack or breach of our IT systems or technology could significantly disrupt our business operations or result in sensitive information being compromised which would adversely affect our reputation and/or results of operations.

We have entered into agreements with third parties for hardware, software, telecommunications, and other information technology services in connection with the operation of our business. It is possible we or a third party that we rely on could incur interruptions from a loss of communications, hardware or software failures, a cybersecurity attack or a breach of our IT systems or technology, computer viruses or malware. Though most of those information systems and platforms are provided by well-established multinational firms like Oracle and Microsoft, any interruptions to our arrangements with third parties, to our computing and communications infrastructure, or to our information systems or any of those operated by a third party that we rely on could significantly disrupt our business operations.

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In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. A cyberattack of our systems or networks that impairs our information technology systems could disrupt our business operations and result in loss of service to customers, including technical support for our robotics and VR-enabled devices.

Our success depends in part on our ability to obtain and maintain protection for the intellectual property relating to or incorporated into our products.

Our success depends in part on our ability to obtain and maintain protection for the intellectual property relating to or incorporated into our products. We seek to protect our intellectual property through a combination of patents, trademarks, confidentiality, and assignment agreements with our employees and certain of our contractors, as well as confidentiality agreements with certain of our consultants, scientific advisors, and other vendors and contractors. In addition, we rely on trade secrets law to protect our proprietary software and product candidates/products in development.

The patent position of robotic and VR-enabled inventions can be highly uncertain and involves many new and evolving complex legal, factual, and technical issues. Patent laws and interpretations of those laws are subject to change and any such changes may diminish the value of our patents or narrow the scope of our right to exclude others. In addition, we may fail to apply for or be unable to obtain patents necessary to protect our technology or products from copycats or fail to enforce our patents due to lack of information about the exact use of technology or processes by third parties. Also, we cannot be sure that any patents will be granted in a timely manner or at all with respect to any of our patent pending applications or that any patents that are granted will be adequate to exclude others for any significant period of time or at all. Given the foregoing and in order to continue reducing operational expenses in the future, we may invest fewer resources in filing and prosecuting new patents and on maintaining and enforcing various patents, especially in regions where we currently do not focus our market growth strategy.

Litigation to establish or challenge the validity of patents, or to defend against or assert against others infringement, unauthorized use, enforceability, or invalidity, can be lengthy and expensive and may result in our patents being invalidated or interpreted narrowly and restricting our ability to be granted new patents related to our pending patent applications. Even if we prevail, litigation may be time consuming, force us to incur significant costs, and could divert management’s attention from managing our business while any damages or other remedies awarded to us may not be valuable.

In addition, we seek to protect our trade secrets, know-how, and confidential information that is not patentable by entering into confidentiality and assignment agreements with our employees and certain of our contractors and confidentiality agreements with certain of our consultants, scientific advisors, and other vendors and contractors. However, we may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or otherwise fail to prevent disclosure, third-party infringement, or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Enforcing a claim that a third party illegally obtained or is using our trade secrets without authorization may be expensive and time consuming, and the outcome is unpredictable. Some of our employees or consultants may own certain technology which they license to us for a set term. If these technologies are material to our business after the term of the license, our inability to use them could adversely affect our business and profitability.

We are not able to protect our intellectual property rights in all countries.

Filing, prosecuting, maintaining, and defending patents on each of our products in all countries throughout the world would be prohibitively expensive, and thus our intellectual property rights outside the United States and Europe are limited. In addition, the laws of some foreign countries, especially developing countries, such as China, do not protect intellectual property rights to the same extent as federal and state laws in the United States. It may not be possible to effectively enforce intellectual property rights in some countries at all or to the same extent as in the United States and other countries. Consequently, we are unable to prevent third parties from using our inventions in all countries, or from selling or importing products made using our inventions in the jurisdictions in which we do not have (or are unable to effectively enforce) patent protection. Copycats may use our technologies in jurisdictions where we have not obtained patent protection to develop, market or otherwise commercialize their own products, and we may be unable to prevent those copycats from importing those infringing products into territories where we have patent protection, but enforcement may not be as strong as in the United States. These products may compete with our products and our patents and other intellectual property rights may not be effective or sufficient to prevent them from competing in those jurisdictions.

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We may be subject to patent infringement claims, especially for products acquired through acquisitions, which could result in substantial costs and liability and prevent us from commercializing such acquired products.

The medical device industry is characterized by competing intellectual property, given the existence of large number of patents, the rapid rate of new patent issuances, and the complexities of the technology involved; and patent infringement assessments require costly due diligence and extensive resources to cope with the complexity to assess infringement risks in a complex world of regulations and intellectual property filings. As a result, we may choose not to conduct extensive and expensive intellectual property due diligence, especially for small deal value; as a consequence, we might be vulnerable to certain unknown intellectual property infringement claims, especially related to products we acquired from others. Determining whether a product infringes a patent involves complex legal and factual issues and the outcome of patent litigation is often uncertain. Even though we have conducted research of issued patents, no assurance can be given that patents containing claims covering our products, technology or methods do not exist, have not been filed or could not be filed or issued. In addition, because patent applications can take years to issue and because publication schedules for pending applications vary by jurisdiction, there may be applications now pending of which we are unaware, and which may result in issued patents that our current or future products infringe.

Infringement actions and other intellectual property claims brought against us, whether with or without merit, may cause us to incur meaningful costs and could place a significant strain on our financial resources, divert the attention of management, and harm our reputation.

We may be subject to damages resulting from claims that our employees or we have wrongfully used or disclosed alleged trade secrets of their former employers.

Some of our employees were previously employed at other medical device companies, including our competitors or potential competitors, and we may hire employees in the future that are so employed. We could in the future be subject to claims that these employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. If we fail in defending against such claims, a court could order us to pay substantial damages and prohibit us from using technologies or features that are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. If any of these technologies or features that are important to our products, this could prevent us from selling those products and could have a material adverse effect on our business. Even if we are successful in defending against these claims, such litigation could result in substantial costs and divert the attention of management.

Risks Related to Ownership of Common Stock

Future sales of a substantial number of shares of Common Stock by us or our large stockholders, certain of whom may have registration rights, or dilutive exercises of a substantial number of warrants by our warrant holders could adversely affect the market price of our Common Stock.

Sales by us or our stockholders of a substantial number of shares of Common Stock in the public market following this offering, or the perception that these sales might occur, could cause the market price of the Common Stock to decline or could impair our ability to raise capital through a future sale of our equity securities. Additionally, dilutive exercises of a substantial number of warrants by our warrant-holders, or the perception that such exercises may occur, could put downward price on the market price of our Common Stock.

Future grants of shares of Common Stock under our equity incentive plan to our employees, non-employee directors and consultants, or sales by these individuals in the public market, could result in substantial dilution, thus decreasing the value of your investment in Common Stock. In addition, stockholders will experience dilution upon the exercise of outstanding warrants.

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Shareholders approved an equity incentive plan which provides for the issuance of up to 4,300,000 additional shares of Common Stock. Additionally, shares of granted or issued under our equity incentive plans will, subject to vesting provisions and Rule 144 volume limitations applicable to our “affiliates,” be available for sale in the open market immediately upon registration. Further, as of September 30, 2024, there were 13,665,000 shares of Common Stock underlying issued and outstanding warrants and 660,000 shares of Common Stock underlying a convertible debenture as of September 30, 2024 based on the then-applicable conversion price of $5.00 (such conversion price will decrease and the number of shares issuable in connection with the conversion will increase as a result of this offering), which if exercised, could decrease the net tangible book value of our Common Stock and cause dilution to our existing stockholders. In addition, the Company may issue shares of its Common Stock in lieu of monthly cash redemption payments. Sales of a substantial number of the above-mentioned shares of Common Stock in the public market could result in a significant decrease in the market price of the Common Stock and have a material adverse effect on your investment.

If securities or industry analysts do not publish research or reports about DIH’s business, or if they issue an adverse opinion regarding its stock, its stock price and trading volume could decline.

The trading market for Common Stock is influenced by the research and reports that industry or securities analysts publish about DIH or its business. DIH does not currently have and may never obtain research coverage by securities and industry analysts. Since DIH became public through a merger, securities analysts of major brokerage firms may not provide coverage of DIH since there is no incentive to brokerage firms to recommend the purchase of its common stock. If no or few securities or industry analysts commence coverage of DIH, the trading price for its stock would be negatively impacted. In the event DIH obtains securities or industry analyst coverage, if any of the analysts who cover it issues an adverse opinion regarding DIH, its business model, its intellectual property or its stock performance, or if its clinical trials and operating results fail to meet the expectations of analysts, its stock price would likely decline. If one or more of these analysts cease coverage of DIH or fail to publish reports on it regularly, DIH could lose visibility in the financial markets, which in turn could cause its stock price or trading volume to decline.

We are an emerging growth company and a “smaller reporting company” and the reduced reporting requirements applicable to such companies may make our Common Stock less attractive to investors.

DIH is an emerging growth company, as defined in the JOBS Act. For as long as DIH continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory stockholder votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. DIH cannot predict if investors will find its common stock less attractive because DIH may rely on these exemptions. If some investors find Common Stock less attractive as a result, there may be a less active trading market for Common Stock and its stock price may be more volatile.

DIH will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following February 9, 2027 (the fifth anniversary of the closing of ATAK’s IPO), (b) in which it has total annual gross revenue of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which requires the market value of its common stock that is held by non-affiliates to equal or exceed $700 million as of the last business day of the second fiscal quarter of such year, and (2) the date on which DIH has issued more than $1 billion in non-convertible debt during the prior three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. DIH has opted to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare DIH’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

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Additionally, DIH is a “smaller reporting company” as defined in Item 10(f) of Regulation S-K, which allows us to take advantage of certain scaled disclosure requirements available specifically to smaller reporting companies. For example, we may continue to use reduced compensation disclosure obligations, and we will not be obligated to follow the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will remain a smaller reporting company until the last day of the fiscal year in which we have at least $100 million in revenue and at least $700 million in aggregate market value of our shares held by non-affiliated persons and entities (known as “public float”), or, alternatively, if our revenue exceeds $100 million, until the last day of the fiscal year in which our public float was at least $250.0 million (in each case, with respect to public float, as measured as of the last business day of the second quarter of such fiscal year). For the year ended March 31, 2024, DIH recorded revenue of approximately $64 million.

We cannot predict or otherwise determine if investors will find our securities less attractive as a result of our reliance on exemptions as a smaller reporting company and/or “non-accelerated filer.” If some investors find our securities less attractive as a result, there may be a less active trading market for our Common Stock and the price of our Common Stock may be more volatile.

The price of our Common Stock may be volatile, and you may lose all or part of your investment.

The market price of our Common Stock is volatile and may fluctuate substantially as a result of many factors. In addition, because the warrants are exercisable into shares of our Common Stock, volatility, or a reduction in the market price of our Common Stock could have an adverse effect on the trading price of the warrants. Factors which may cause fluctuations in the price of our Common Stock include, but are not limited to:

●	actual or anticipated fluctuations in our growth rate or results of operations or those of our competitors;

●	customer acceptance of our products;

●	announcements by us or our competitors of new products or services, commercial relationships, acquisitions, or expansion plans;

●	announcements by us or our competitors of other material developments;

●	our involvement in litigation;

●	changes in government regulation applicable to us and our products;

●	sales, or the anticipation of sales, of our Common Stock, warrants and debt securities by us, or sales of our Common Stock by our insiders or other shareholders, including upon expiration of contractual lock-up agreements;

●	developments with respect to intellectual property rights;

●	competition from existing or new technologies and products;

●	changes in key personnel;

●	the trading volume of the Common Stock;

●	changes in the estimation of the future size and growth rate of our markets;

●	changes in our quarterly or annual forecasts with respect to operating results and financial conditions;

●	general economic and market conditions; and

●	Announcements regarding business acquisitions.

In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of our Common Stock, regardless of our operating performance. Technical factors in the public trading market for Common Stock may produce price movements that may or may not comport with macroeconomic, industry or DIH-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our Common Stock and any related hedging or other technical trading factors. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we become involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted.

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General Risks

Exchange rate fluctuations between the U.S. dollar, the Euro and the Swiss Franc may negatively affect our revenue and earnings.

The U.S. dollar is our functional and reporting currency. However, more than 50% of our sales orders come from Europe in euros; and we pay a significant portion of our expenses in euro and Swiss Francs; and we expect this to continue. As a result, we are exposed to exchange rate risks that may materially and adversely affect our financial results. Accordingly, any depreciation of the euro relative to the U.S. dollar would adversely impact our revenue, and any appreciation of Swiss Franc against U.S. dollar will adversely impact net loss or net income, if any.

Our operations also could be adversely affected if we are unable to effectively hedge against currency fluctuations in the future.

We are subject to certain regulatory regimes that may affect the way that we conduct business internationally, and our failure to comply with applicable laws and regulations could materially adversely affect our reputation and result in penalties and increased costs.

We are subject to a complex system of laws and regulations related to international trade, including economic sanctions and export control laws and regulations. We also depend on our distributors and agents for compliance and adherence to local laws and regulations in the markets in which they operate. Significant political or regulatory developments in the jurisdictions in which we sell our products, such as those stemming from the presidential administration in the United States or the U.K.’s exit from the E.U. (known as “Brexit”), are difficult to predict and may have a material adverse effect on us. For example, in the United States, the Trump administration-imposed tariffs on imports from China, Mexico, Canada, and other countries, and expressed support for greater restrictions on free trade and increase tariffs on goods imported into the United States. Changes in U.S. political, regulatory, and economic conditions or in its policies governing international trade and foreign manufacturing and investment in the United States could adversely affect our sales in the United States.

We are also subject to the U.S. Foreign Corrupt Practices Act and may be subject to similar worldwide anti-bribery laws that generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business. Despite our compliance and training programs, we cannot be certain that our procedures will be sufficient to ensure consistent compliance with all applicable international trade and anti-corruption laws, or that our employees or channel partners will strictly follow all policies and requirements to which we subject them. Any alleged or actual violations of these laws may subject us to government scrutiny, investigation, debarment, and civil and criminal penalties, which may have an adverse effect on our results of operations, financial condition and reputation.

If there are significant disruptions in our information technology systems, our business, financial condition and operating results could be adversely affected.

The efficient operation of our business depends on our information technology systems like Oracle’s ERP and Microsoft 360 Office Platforms. We rely on our information technology systems to effectively manage sales and marketing data, accounting and financial functions, inventory management, product development tasks, research and development data, customer service and technical support functions. Our information technology systems are vulnerable to damage or interruption from earthquakes, fires, floods and other natural disasters, terrorist attacks, attacks by computer viruses or hackers, power losses, and computer system or data network failures. In addition, our data management application is hosted by a third-party service provider whose security and information technology systems are subject to similar risks, and our products’ systems contain software which could be subject to computer virus or hacker attacks or other failures.

The failure of our or our service providers’ information technology systems or our products’ software to perform as we anticipate or our failure to effectively implement new information technology systems could disrupt our entire operation or adversely affect our software products and could result in decreased sales, increased overhead costs, and product shortages, all of which could have a material adverse effect on our reputation, business, financial condition, and operating results.

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If we fail to properly manage our anticipated growth, our business could suffer.

Our growth and product expansion has placed, and we expect that it will continue to place, a significant strain on our management team and on our financial resources. Failure to manage our growth effectively could cause us to misallocate management or financial resources, and result in losses or weaknesses in our infrastructure, which could materially adversely affect our business. Additionally, our anticipated growth will increase the demands placed on our suppliers, resulting in an increased need for us to manage our suppliers and monitor for quality assurance. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our business objectives.

We are highly dependent on the knowledge and skills of our global leadership team, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to continue to lead in this fragmented industry depends upon our ability to attract, develop and retain highly qualified managerial, scientific, sales and medical personnel. We are highly dependent on our global leadership team and have benefited substantially from the leadership and performance of our global leadership team. The loss of the services of any of our executive officers and other key global leadership team member, and our inability to find suitable replacements could result in delays in product development and harm the smooth operation of our business.

DIH’s management team has limited experience managing a public company.

Members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies as DIH only became subject to the requirements upon completion of the Business Combination in February 2024. As a public company, we are subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We identified a material weakness in our internal control over financial reporting with respect to our accounting personnel. Specifically, the Company concluded that it had limited accounting personnel and other resources with which to address its internal control over financial reporting in accordance with requirements applicable to public companies. Historically, the Company has not retained a sufficient number of professionals with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters under U. S. GAAP.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by Nasdaq or any other exchange on which our Common Stock are listed, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of the Common Stock.

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MARKET AND INDUSTRY DATA

Certain information contained in this registration statement relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this registration statement, we have not independently verified the market and industry data contained in this registration statement or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this registration statement. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this registration statement titled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $8.9 million (assuming the sale of all Units offered hereby at the assumed public offering price of $2.92 per unit, which represents the closing price of our common stock on Nasdaq on January 6, 2025 and assuming no issuance of Pre-Funded Warrants), after deducting placement agent fees and estimated offering expenses payable by us. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50% or 25% of the Units offered in this offering would be approximately $6.6 million, $4.3 million and $2.0 million, respectively, after deducting placement agent fees and estimated offering expenses payable by us.

A $0.5 increase (decrease) in the assumed public offering price of $2.92 per Unit, would increase (decrease) the net proceeds to us from this offering by approximately $1.6 million, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees.

We currently intend to use the net proceeds of this offering as follows:

●	Capital expenditures relating to growing our business; and

●	The remainder as working capital and for general corporate purposes

The actual allocation of proceeds realized from this offering will depend upon our operating revenue, cash position, our working capital requirements. We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for these purposes. Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024 as follows:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale by us of 3,424,658 Units in this offering at the assumed public offering price of $2.92 per Unit (assuming no issuance of Pre-Funded Warrants), after deducting placement agent fees and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale and assuming no exercise of any outstanding warrants to purchase shares of Common Stock.

The information below is illustrative only. Our capitalization following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in the Form 10-K for the year ended March 31, 2024 the Form 10-Q for the quarterly period ended September 30, 2024 and subsequent reports filed pursuant to the Exchange Act.

	As of September 30, 2024
	Unaudited,	Unaudited, As
(In thousands)	Actual	Adjusted

Cash	$1,759	$10,684
Total assets	38,194	47,119
Total Labilities	72,589	72,589

Stockholders’ Equity
Common stock, $0.0001 par value; 100,000,000 shares authorized; 34,544,935 shares issued and outstanding at September 30, 2024	3	4
Preferred stock, $0.00001 par value; 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2024	—	—
Additional paid in capital	3,323	12,247
Accumulated Deficit	(35,756)	(35,756)
Accumulated Other Comprehensive Income (Loss)	(1,965)	(1,965)
Total stockholders’ (deficit) equity	(34,395)	(25,470)

Total capitalization	$38,194	$47,119

The number of shares of our common stock outstanding set forth in the table above excludes, as of September 30, 2024:

●	13,335,000 shares of our common stock issuable upon the exercise of the Public Warrants issued in the IPO and the Private Placement Warrants issued in a private placement in connection with the IPO;

●	4,300,000 shares of common stock available for issuance under our DIH Holding US, Inc. Equity Incentive Plan;

●	330,000 shares of common stock issuable in connection with warrants outstanding as of September 30, 2024;

●	660,000 shares of common stock issuable in connection with a convertible debenture as of September 30, 2024 based on the then-applicable conversion price of $5.00 (such conversion price will decrease and the number of shares issuable in connection with the conversion will increase as a result of this offering);

●	shares of common stock that may be issued, at our option, in lieu of cash redemption payments on the convertible debenture;

●	6,000,000 shares of common stock issuable in connection with the earn-out provisions set forth in the Business Combination Agreement; and

●	3,424,658 shares of common stock issuable upon the exercise of the warrants to be issued in this offering.

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DILUTION

If you invest in our Units in this offering, your investment will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock that is part of the Unit and the as adjusted net tangible book value per share of our common stock after giving effect to the offering.

Our net tangible book value (deficit) as of September 30, 2024 was $(36.8) million, or approximately $(1.06) per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

As adjusted net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share of common stock that is part of the Unit paid by investors in the offering and the net tangible book value per share of common stock immediately after completion of the offering. After giving effect to the offering and our sale of the Units in the offering at an assumed public offering price of $2.92 per Unit, and after deduction of placement agent fees from gross proceeds raised in the offering and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $27.8 million, or $(0.73) per share of common stock. This represents an immediate increase in net tangible book value of $0.33 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $(3.65) per share of common stock to investors of the offering, as illustrated in the following table, based on shares outstanding as of September 30, 2024.

The information below is illustrative only. The dilution caused by this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in the Form 10-K for our fiscal year ended March 31, 2024, our Form 10-Q for the fiscal quarter ended September 30, 2024 and subsequent Exchange Act reports.

Assumed offering price per share of common stock (attributing no value to warrants)		$2.92
Actual net tangible book value per share of common stock before this offering(1)	$	(1.06)

Increase (decrease) in net tangible book value per share attributable to new investors(2)	$	0.33
Net tangible book value per share after this offering(3)		$(0.73)
Immediate dilution in net tangible book value per share to new investors		$(3.65)

(1)	Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of common stock issued and outstanding prior to the offering.

(2)	Represents the difference between (i) as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of September 30, 2024.

(3)	Determined by dividing (i) as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) the total number of shares of common stock to be outstanding following this offering.

Each $0.5 increase (decrease) in the assumed public offering price of $2.92 per Unit would increase (decrease) the net tangible book value per share after this offering by $0.04 per share and the dilution to new investors purchasing Units in this offering by $0.04 per share, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting placement agent fees and estimated offering expenses payable by us.

If we only sell 75%, 50% or 25% of the maximum offering amount, our net tangible book value per share after this offering would be $(0.81), $(0.90) or $(0.98), respectively, and the immediate dilution in net tangible book value per share to new investors purchasing Units in this offering would be $(3.73), $(3.82) or $(3.90), respectively, assuming no Pre-Funded Warrants are issued and no warrants are exercised, and after deducting placement agent fees and estimated offering expenses payable by us.

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The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of Units that we offer in this offering, and other terms of this offering determined at the time of pricing. The foregoing discussion and table assume no issuance of Pre-Funded Warrants, which if sold, would reduce the number of Units that we are offering on a one-for-one basis. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock outstanding set forth in the table above excludes, as of September 30, 2024:

●	13,335,000 shares of our common stock issuable upon the exercise of the Public Warrants issued in the IPO and the Private Placement Warrants issued in a private placement in connection with the IPO;

●	4,300,000 shares of common stock available for issuance under our DIH Holding US, Inc. Equity Incentive Plan;

●	330,000 shares of common stock issuable in connection with warrants outstanding as of September 30, 2024;

●	660,000 shares of common stock issuable in connection with a convertible debenture as of September 30, 2024 based on the then-applicable conversion price of $5.00 (such conversion price will decrease and the number of shares issuable in connection with the conversion will increase as a result of this offering);

●	shares of common stock that may be issued, at our option, in lieu of cash redemption payments on the convertible debenture;

●	6,000,000 shares of common stock issuable in connection with the earn-out provisions set forth in the Business Combination Agreement; and

●	3,424,658 shares of our common stock issuable upon the exercise of the warrants to be issued in this offering.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Class A Common Stock is listed on the Nasdaq Global Market under the symbol “DHAI” and our Public Warrants are listed on the Nasdaq Capital Market under the symbol “DHAIW.”

Holders of Record

As of January 6, 2025, there were 120 holders of record of our Class A Common Stock.

Dividend Policy

We have not paid any cash dividends on shares of our Class A Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The DIH Holding US, Inc. Equity Incentive Plan provides for the issuance of up to 4,300,000 additional shares of Common Stock. Additionally, shares of Common Stock granted or issued under our equity incentive plans will, subject to vesting provisions, lock-up restrictions, and Rule 144 volume limitations applicable to our “affiliates,” be available for sale in the open market immediately upon registration.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with the consolidated financial statements and related notes thereto included elsewhere in this registration statement. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from these forward-looking statements as a result of certain factors. We discuss factors that we believe could cause or contribute to these differences below and elsewhere in this registration statement, including those set forth in the sections of this registration statement titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Our fiscal year ends on March 31. “Fiscal 2024” and “fiscal 2023” refer to the year ended March 31, 2024 and 2023, respectively.

Overview

DIH is a global solution provider in blending innovative robotic and VR technologies with clinical integration and insights. DIH has a focused portfolio of rehabilitation solutions, which includes both technology and products designed for the hospital, clinic, and research markets.

In fiscal 2024, DIH generated revenue of $64.5 million compared to $54.1 million in fiscal 2023.

DIH’s net loss for fiscal 2024 was $8.4 million, compared to $1.0 million in fiscal 2023. The net loss increased $7.4 million which was primarily driven by total transaction costs of $7.1 million to close the Business Combination with ATAK, which included a non-cash financial advisory fee of $3.5 million paid with 700,000 shares of Common Stock. The increase in net loss was also driven by an increase in the cost of goods sold, which was largely due to higher device sales volume, direct cost inflation, and an increase in the inventory reserve for slow moving parts, as well as elevated costs related to professional service and IT costs related to audit, legal and other professional services to close the business combination discussed in more detail below. The increase in costs and expenses is offset by an increase in revenue as the Company is emerging from the COVID-19 pandemic period that depressed global sales volume due to social distancing measures, and the current year was free of additional non-recurring expenditures for the European Union Medical Device Regulation (EU MDR) and other large scale projects.

In the six months ended September 30, 2024, DIH generated revenue of $35.1 million compared to $26.1 million in the six months ended September 30, 2023.

DIH’s net loss for the six months ended September 30, 2024 was $0.5 million, compared to $5.4 million in the six months ended September 30, 2023. The $4.9 million improvement was primarily driven by the $8.2 million increase in gross profit, primarily due to the increase in sales volume in EMEA and Americas. The net loss improvement was partially offset by elevated professional service costs and other costs incurred to enhance our infrastructure and operations as a public company following the recent business combination as well as increased personnel costs during the six months ended September 30, 2024.

Recent Developments

Business Combination

On February 7, 2024, ATAK, Aurora Technology Merger Sub (“Merger Sub”) and DIH Nevada consummated a previously announced business combination pursuant to the Business Combination Agreement dated as of February 26, 2023 following the receipt of the required approval by ATAK’s and DIH Nevada’s shareholders and the fulfillment or waiver of other customary closing conditions. ATAK agreed to waive the closing condition that the Reorganization be completed prior to Closing. As a result, at the Closing of the Business Combination, the Company includes Hocoma Medical that holds assets transferred from Hocoma AG as well as other commercial entities controlled by the Company. Whereas, Hocoma AG and Motekforce Link BV and its subsidiaries were excluded. The Company agreed to use its best efforts to complete the intended Reorganization to transfer Hocoma AG and Motek to the Company as soon as possible thereafter.

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In the interim, DIH continues its historical relationship with Motek as an exclusive distributor of the advanced human movement research and rehabilitation products and services designed to support efficient functional movement therapy within specified territories. DIH also intends to continue making periodic payments on notes payable to Hocoma AG, which arose from Hocoma AG transferring assets to the Company.

Upon closing of the Business Combination, the Company received cash held in trust account of $899 thousand. In connection with the Closing of the Business Combination, ATAK migrated and changed its domestication to become a Delaware corporation and changed its name to “DIH Holding US, Inc.” Legacy DIH stockholders received shares of Common Stock of DIH.

The historical financial results presented in the registration statements were prepared on a combined basis including Legacy DIH, Hocoma AG and Motek Group pursuant to the Business Combination Agreement for the intended Reorganization. In this Annual Report on Form 10-K, the Company has recast historical financial statements on a consolidated basis including operations from Legacy DIH excluding Hocoma AG and the Motek Group that remained with DIH Hong Kong. The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, ATAK was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of DIH Nevada issuing stock for the net assets of ATAK, accompanied by a recapitalization. The net assets of ATAK were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Legacy DIH and its subsidiaries, excluding Hocoma AG and Motek Group.

As a consequence of the Business Combination, the Company became the successor to an SEC-registered company, which requires DIH to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. DIH expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Issuance of Convertible Debt

On June 6, 2024, the Company entered into a Securities Purchase Agreement, issuing $3.3 million in principal amount of 8% Original Issue Discount Senior Secured Convertible Debentures (“Debentures”), resulting in net proceeds of approximately $2.5 million after estimated expenses and $300 thousand initially deposited into a bank account pending fulfillment of certain conditions. The Debentures, maturing on December 7, 2025, are convertible into 660,000 shares of Common Stock at a $5.00 per share conversion price, and are secured by substantially all of the Company’s domestic assets, with guarantees from domestic subsidiaries. In connection with the issuance of the Debentures, the Company also issued warrants to purchase 330,000 shares of Common Stock at $5.00 per share. For further details, see Note 12 to the condensed consolidated financial statements.

Key Factors Affecting the DIH’s Operating Results

DIH believes that its future success and financial performance depend on a number of factors that present significant opportunities for its business, but also pose risks and challenges, including those discussed below and in the Section of this this registration statement entitled “Risk Factors.”

Supply Chain and Inflation

The global supply chain and logistics challenges continue to impact DIH and the industry. As a result of these challenges, DIH has experienced cost increases for freight and logistics, raw materials and purchased components as well as increased manufacturing conversion costs. These supply chain disruptions have not materially affected DIH’s business outlook and goals or its operating results, including its sales, revenue, or liquidity or capital resources and DIH has not implemented any mitigation efforts to date as a result. However, DIH cannot predict the impact to it of any future or prolonged supply chain disruptions or any mitigation efforts it may take going forward. For example as a result of these supply chain disruptions, DIH may be required to extend the overall shipment and installation timeline. In addition, DIH may consider additional or alternative third-party manufacturers and logistics providers, suppliers, vendors or distributors. Such mitigation efforts may result in cost increases and any attempts to offset such increases with price increases may result in reduced sales, increased customer dissatisfaction, or otherwise harm DIH’s reputation. Further, if DIH were to elect to transition or add manufacturers or logistics providers, suppliers, vendors or distributors, it may result in temporary or additional delays in shipments of products or risks related to consistent product quality or reliability. This in turn may limit DIH’s ability to fulfill customer sales orders and DIH may be unable to satisfy all of the demand for its products. DIH may in the future also purchase components further in advance, which in return can result in less capital being allocated to other activities such as marketing and other business needs. DIH cannot quantify the impact of such disruptions at this time or predict the impact of any mitigation efforts DIH may take in response to supply chain disruptions on its business, financial condition, and results of operations.

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Input cost inflation historically has not been a material factor to our gross margin; however, beginning at the end of fiscal 2022 DIH began to experience increases in raw material and components costs due to inflation effects, which are expected to continue to remain at elevated levels for at least the near term.

Foreign Currency Fluctuations

DIH’s business operates in three different functional currencies (Euro, Swiss Franc, Singapore Dollar). DIH’s reporting currency is the U.S. Dollar. DIH’s results are affected by fluctuations in currency exchange rates that give rise to translational exchange rate risks. The extent of such fluctuations is determined in part by global economic conditions and macro-economic trends. Movements in exchange rates have a direct impact on DIH’s reported revenues. Generally, the impact on operating income or loss associated with exchange rate changes on reported revenues is partially offset from exchange rate impacts on operating expenses denominated in the same functional currencies. As foreign currency exchange rates change, translation of the statements of operations of DIH’s international businesses into U.S. dollars may affect year-over-year comparability of DIH’s operating results.

EU MDR Implementation Costs

Changes in law or regulation could make it more difficult and costly for DIH and its subsidiaries to manufacture, market and distribute its products or obtain or maintain regulatory approval of new or modified products. DIH’s experience with the transition to the EU MDR, which it began in 2019, showed how complex, time-consuming and expensive a change in Medical Device Legislation can be. The EU MDR replaced the existing European Medical Devices Directive (MDD) and Active Implantable Medical Device Directive (AIMDD) regulatory frameworks, and manufacturers of medical devices were required to comply with EU MDR beginning in May 2021 for new product registrations and by May 2024 for medical devices which have a valid CE Certificate to the prior Directives (issued before May 2021). Updates to the legislative text of the EU MDR were adopted by the European Parliament and are currently being reviewed for adoption by the Council of the European Union, including an extension of the transitional period to 2027 for class IIb and III and 2028 for class I and IIa medical devices which have a valid CE Certificate to the prior Directives (issued before May 2021).

Macroeconomic Uncertainties on Future Operations

DIH’s operations are exposed to and impacted by various global macroeconomic factors. DIH faces continuing market and operating challenges across the globe due to, among other factors, impact of the conflicts in Ukraine and the Middle East, conditions related to the COVID-19 pandemic, supply chain disruption, higher interest rates and inflationary pressures. Continued evolution of these conditions could lead to economic slowdowns.

Basis of Presentation

Refer to Note 2 of the Notes to Annual Consolidated Financial Statements for a discussion of the underlying basis used to prepare the consolidated financial statements.

Components of Results of Operations

Revenue

DIH generates revenue from the sale of medical rehabilitation devices and technology. DIH’s primary customers include healthcare systems, clinics, third-party healthcare providers, distributors, and other institutions, including governmental healthcare programs and group purchasing organizations. Shipping and handling costs charged to customers are included in net sales. DIH expects revenue to increase sequentially in future periods as it expects the demand for its products to expand in represented markets.

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Cost of Sales

Cost of sales primarily consists of direct materials, supplies, in-bound freight and labor-related costs, including salaries and benefits for our manufacturing personnel, technical support team, our professional consulting personnel and our training teams. Cost of sales also includes allocated overhead costs, including facilities costs, depreciation of manufacturing-related equipment and facilities and other direct costs. DIH expects cost of sales to increase in absolute dollars in future periods as it expects orders for its products to continue to grow and expects cost of sales per unit to decrease as leverage improves behind expected growth.

Selling, General and Administrative Expense

Selling, general and administrative expense primarily consists of personnel related expenses for DIH’s corporate, executive, finance and other administrative functions, expenses for outside professional services, including legal, audit and advisory services as well as expenses for facilities, depreciation, amortization, and marketing costs. Personnel-related expenses consist of salaries and benefits.

DIH expects selling, general and administrative expenses to increase for the foreseeable future as it scales headcount, expands hiring of engineers and designers, continues to invest in development of technology in order to drive the growth of the business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Research and Development

Research and development primarily consists of research, engineering, and technical activities to develop a new product or service or make significant improvement to an existing product or manufacturing process. Research and development costs also include pre-approval regulatory and clinical trial expenses.

DIH expects research and development costs to increase as it continues to invest in product design and technology to drive the growth of the business.

Interest Expense

Interest expense primarily consists of interest expense associated with related party notes payable and bank charges.

Other Income (Expense), Net

Other income (expense), net primarily consists of the non-service components of net periodic defined benefit plan income (costs) and certain non-recurring costs in connection with the Business Combination.

Income Tax Expense

The income tax provision (benefit) consists of an estimate for U.S. federal, state and foreign income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in the tax law.

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Results of Operations for the Fiscal Years Ended March 31, 2024 and 2023

	Year ended March 31,
(in thousands, except percentages)	2024	2023	$ Change	% Change
Revenue	$64,473	$54,059	$10,414	19.3%
Costs of sales	34,702	23,474	11,228	47.8%
Gross Profit	29,771	30,585	(814)	(2.7)%
Operating expenses:
Selling, general and administrative expense	25,776	22,957	2,819	12.3%
Research and development	6,609	6,919	(310)	(4.5)%
Total operating expenses	32,385	29,876	2,509	8.4%
Operating loss	(2,614)	709	(3,323)	(468.7)%
Other income (expense):
Interest expense	(693)	(277)	(416)	150.2%
Other income (expense), net	(3,890)	572	(4,462)	(780.1)%
Total other income (expense)	(4,583)	295	(4,878)	(1653.6)%
Profit (loss) before income taxes	(7,197)	1,004	(8,201)	(816.8)%
Income tax expense	1,246	2,018	(772)	(38.3)%
Net loss	$(8,443)	$(1,014)	$(7,429)	732.6%

Revenue

The following table presents net revenue by major source for the year ended March 31, 2024 and 2023:

	Year ended March 31,
(in thousands, except percentages)	2024	2023	$ Change	% Change
Devices	$51,125	$43,452	$7,673	17.7%
Services	11,105	9,292	1,813	19.5%
Other	2,243	1,315	928	70.6%
	$64,473	$54,059	$10,414	19.3%

Revenue for the year ended March 31, 2024 increased by $10.4 million, or 19.3%, to $64.5 million from $54.1 million for the year ended March 31, 2023. The overall increase was primarily due to an increase in devices sold of $7.7 million, or 17.7%. The increase in devices revenue was driven by higher sales volume in Europe, the Americas and Asia. Services revenue represented an increase of $1.8 million, up 19.5% compared to the prior period. Other revenues represented an increase of $0.9 million, up 70.6% compared to the prior period.

Changes in foreign currency exchange rates had a favorable impact on our net sales for the year ended March 31, 2024, resulting in an increase of approximately $1.7 million. This was mainly driven by fluctuations in Euro valuations throughout the period.

Cost of Sales

Cost of sales for the year ended March 31, 2024 increased by $11.2 million, or 47.8%, to $34.7 million from $23.5 million for the year ended March 31, 2023. The cost of goods for device sales increased by $7.3 million, which directly correlated to the increase in device sales with an incremental cost of $4.4 million for the additional volume and inflationary cost increases on direct costs of goods of approximately $2.2 million. The additional increase in cost of sales is mainly driven by an increase of $0.6 million in inventory reserve for slow moving parts and increased overhead and services parts costs of $3.9 million. The impact due to foreign currency translation losses resulted in an increase of approximately $0.1 million.

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Selling, General and Administrative Expense

Selling, general and administrative expense for the year ended March 31, 2024 increased by $2.8 million, or 12.3%, to $25.7 million from $23.0 million for the year ended March 31, 2023. The increase was primarily due to an increase in professional service costs of $1.5 million related to audit, legal and other professional services in preparation for the Business Combination and becoming a publicly listed company, and investment in finance capacity in preparation for public company reporting obligations. The increase was also attributable to personnel related expense primarily due to an $1 million increase in pension expense resulting from changes in market yields. The increase was partially offset by a decrease in credit loss provisions.

Research and Development

Research and development costs for the year ended March 31, 2024 decreased by $0.3 million, or 4.5%, to $6.6 million from $6.9 million for the year ended March 31, 2023. The decrease was primarily due to a decrease in the research and development material purchase and external consulting of $0.2 million and charges pertaining to the Gorbel acquisition of $0.4 million, that are not recurring in the current period. The decrease was offset by an increase in personnel expenses of $0.3 million.

Interest Expense

Interest expense for the year ended March 31, 2024 increased by $416 thousand, or 150.2% in relates to interests on Related Party Notes and an increase in temporary bank charge.

Other Income (Expense), Net

Other income (expense), net for the year ended March 31, 2024 was $3.9 million of expense compared to $0.6 million of income for the year ended March 31, 2023. The change was primarily driven by a $3.5 million financial advisory fee paid with 700,000 shares of Common Stock in connection with closing of the Business Combination as well as realized foreign exchange losses during the period.

Income Tax Expense

Income tax expense for the year ended March 31, 2024 decreased by $0.8 million to $1.2 million. The change was primarily driven by changes in the net results of the underlying subsidiaries across jurisdictions. The tax expense for March 31, 2024 and March 31, 2023 is driven by pre-tax book income in certain jurisdictions while the benefit from pre-tax losses in other jurisdiction may not be realizable.

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Results of Operations for the Three and Six Months Ended September 30, 2024 and 2023

	Three months ended September 30,				Six months ended September 30,
(in thousands, except percentages)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Revenue	$18,162	$13,060	$5,102	39.1%	$35,122	$26,105	$9,017	34.5%
Cost of sales	8,605	7,652	953	12.5%	16,110	15,300	810	5.3%
Gross profit	9,557	5,408	4,149	76.7%	19,012	10,805	8,207	76.0%
Operating expenses:
Selling, general, and administrative expense	5,758	6,372	(614)	(9.6)%	14,368	12,209	2,159	17.7%
Research and development	1,911	1,584	327	20.6%	3,555	3,022	533	17.6%
Total operating expenses	7,669	7,956	(287)	(3.6)%	17,923	15,231	2,692	17.7%
Operating income (loss)	1,888	(2,548)	4,436	174.1%	1,089	(4,426)	5,515	124.6%
Other income (expense):
Interest expense	(26)	(155)	129	83.2%	(161)	(275)	114	41.5%
Other income (expense), net	(1,761)	271	(2,032)	(749.8)%	(414)	(418)	4	1.0%
Total other income (expense)	(1,787)	116	(1,903)	(1640.5)%	(575)	(693)	118	17.0%
Income (loss) before income taxes	101	(2,432)	2,533	104.2%	514	(5,119)	5,633	110.0%
Income tax expense	335	52	283	544.2%	1,058	278	780	280.6%
Net loss	$(234)	$(2,484)	$2,250	90.6%	$(544)	$(5,397)	$4,853	89.9%

The following table presents net revenue by major source for the three and six months ended September 30, 2024 and 2023:

	Three months ended September 30,				Six months ended September 30,
(in thousands, except percentages)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Devices	$15,045	$10,112	$4,933	48.8%	$28,573	$20,555	$8,018	39.0%
Services	2,695	2,710	(15)	(0.6)%	5,995	5,085	910	17.9%
Other	422	238	184	77.3%	554	465	89	19.1%
	$18,162	$13,060	$5,102	39.1%	$35,122	$26,105	$9,017	34.5%

Revenue for the three months ended September 30, 2024 increased by $5.1 million, or 39.1%, to $18.2 million from $13.1 million for the three months ended September 30, 2023. The overall increase was primarily due to an increase in devices sold of $4.9 million, or 48.8% year over year. The increase in devices revenue was primarily driven by higher sales volume in EMEA. Services revenue was consistent compared to the prior period. Other revenue increased by $0.2 million to $0.4 million for the three months ended September 30, 2024 compared to $0.2 million for the three months ended September 30, 2023. Total revenue in the EMEA and in the Americas increased by $4.5 million and $0.7 million, respectively, to $10.7 million and $4.6 million for the three months ended September 30, 2024 compared to $6.2 million and $3.8 million for the three months ended September 30, 2023. The increase was partially offset by a decrease in sales in the APAC of $0.1 million.

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Revenue for the six months ended September 30, 2024 increased by $9.0 million, or 34.5%, to $35.1 million from $26.1 million for the six months ended September 30, 2023. The overall increase was primarily due to an increase in devices sold of $8.0 million, or 39.0% year over year. The increase in devices revenue was primarily driven by higher sales volume in EMEA and Americas. Services revenue represented an increase of $0.9 million, up 17.9% compared to the prior period related to extended warranty in connection with increase in device revenue. Other revenues was consistent compared to the prior period. Total revenue in the EMEA and in the Americas increased by $8.9 million and $2.3 million, respectively, to $21.7 million and $9.1 million for the six months ended September 30, 2024 compared to $12.9 million and $6.8 million for the six months ended September 30, 2023. The increase was partially offset by a decrease in sales in the APAC of $2.2 million.

The impact due to foreign currency translation is immaterial for the three and six months ended September 30, 2024.

Cost of Sales

Cost of sales for the three months ended September 30, 2024 increased by $0.9 million, or 12.5%, to $8.6 million from $7.7 million for the three months ended September 30, 2023. The cost of sales for device sales increased by $1.3 million for the three months ended September 30, 2024 compared to the three months ended September 30, 2023. The cost of sales increase correlated to the increase in device sales in the three months ended September 30, 2024.

Cost of sales for the six months ended September 30, 2024 increased by $0.8 million, or 5.3%, to $16.1 million from $15.3 million for the six months ended September 30, 2023. The cost of sales for device sales increased by $0.9 million for the six months ended September 30, 2024 compared to the six months ended September 30, 2023. The cost of sales increased by $1.6 million correlated to an increase in device sales. An inventory reserve and provisions of approximately $0.7 million was recognized in the six months ended September 30, 2023, while the impact from inventory reserve and provisions was insignificant in the six months ended September 30, 2024, which partially offset the increase in cost of sales due to volume. The cost of services was consistent compared to the prior period.

The Company implemented a 10% price increase in fiscal year 2024 for sales orders received after the implementation date, which resulted in improvement in gross margin realized in the three and six months ended September 30, 2024 compared to the three and six months ended September 30, 2023.

The impact due to foreign currency translation resulted in an immaterial change for the three and six months ended September 30, 2024.

Selling, General and Administrative Expense

Selling, general and administrative expense for the three months ended September 30, 2024 decreased by $0.6 million, or 9.6%, to $5.8 million from $6.4 million for the three months ended September 30, 2023. The decrease was driven by a $0.5 million decrease in professional service fee during the three months ended September 30, 2024 because professional expenses incurred during three months ended September 30, 2023 related to the Business Combination were not recurring.

Selling, general and administrative expense for the six months ended September 30, 2024 increased by $2.2 million, or 17.7%, to $14.4 million from $12.2 million for the six months ended September 30, 2023. The increase was driven by a $0.9 million increase in personnel expenses related to compensation, bonus and benefits, a $0.7 million increase in professional service costs related to audit, legal and other professional services and overhead expenses associated with operating as a public company. In addition, the provision for credit losses decreased by $0.4 million during the six months ended September 30, 2024 and decreased by $1.0 million during the six months ended September 30, 2023, resulting in a $0.6 million increase in total expense.

Research and Development

Research and development costs for the three months ended September 30, 2024 increased by $0.3 million, or 20.6%, to $1.9 million from $1.6 million for the three months ended September 30, 2023. The increase was primarily attributable to a $0.2 million increase in the amortization expense related to capitalized software that was ready for its intended use during the three months ended September 30, 2024 and a $0.1 million increase in employee compensation.

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Research and development costs for the six months ended September 30, 2024 increased by $0.5 million, or 17.6%, to $3.6 million from $3.0 million for the six months ended September 30, 2023. The increase was primarily attributable to a $0.3 million increase in employee compensation and bonus, along with a $0.2 million increase in the amortization expense related to capitalized software that was ready for its intended use during the three months ended September 30, 2024.

Interest Expense

Interest expense for three and six months ended September30, 2024 and 2023 were consistent to interest on Related Party Notes and bank charges.

Other Income (Expense), Net

Other income (expense), net for the three months ended September 30, 2024 was $1.8 million of expense, compared to $0.3 million of income for the three months ended September 30, 2023. The change was primarily driven by the fluctuation in the exchange rate between the Swiss Franc and both the U.S. dollar and euro in the three months ended September 30, 2024, along with a $0.4 million expense due to change in the fair value of the convertible note and warrant.

Other income (expense), net for the six months ended September 30, 2024 was consistent to that for the six months ended September 30, 2023 primarily due to $0.4 million increase in expense due to change in the fair value of the convertible note and warrant offset by $0.4 million decrease in loss due to transactions in foreign currencies.

Income Tax Expense

Income tax expense for the three months ended September 30, 2024 increased by $0.3 million to $0.3 million compared to $0 million in the three months ended September 30, 2023. Income tax expense for the six months ended September 30, 2024 increased by $0.8 million to $1.1 million compared to $0.3 million in the six months ended September 30, 2023. The change was primarily driven by changes in the net results of the underlying subsidiaries across jurisdictions. The tax expense for the three and six months ended September 30, 2024 and 2023 is driven by pre-tax book income in certain jurisdictions while the benefit from pre-tax losses in other jurisdiction may not be realizable.

Liquidity and Capital Resources

As of September 30, 2024 and March 31 2024, DIH’s cash and cash equivalents amounted to $1.8 million and $3.2 million, respectively. In addition, DIH received $300 thousands from the convertible debt financing deposited into a bank account as restricted cash which was released in October 2024 in addition to the cash and cash equivalents as of September 30, 2024. DIH’s operating losses began in fiscal 2020 and continued through the six months ended September 30, 2024. DIH’s historical operating losses resulted in an accumulated deficit of $(35.8) million as of September 30, 2024. Operating losses were mainly driven by decreased sales during the COVID-19 pandemic due to social distancing measures that affected demand for rehabilitation services, increased expenditures in connection with its implementation of a new financial system (Oracle) and increased compliance costs associated with the EU MDR. Additionally, DIH had elevated costs related to its efforts of adopting to public company standards. During the six months ended September 30, 2024, DIH had negative cash flows from operating activities of $(1.5) million and an operating income of $1.1 million and negative working capital as of September 30, 2024.

In connection with the transfer of Hocoma AG’s business and assets to DIH, we incurred three related party notes payable to Hocoma AG as further discussed in Note 13 of the Notes to Annual Condensed Consolidated Financial Statements. The three Related Party Notes amounting to $10.47 million, $7.80 million and $1.57 million reflect transferring the assets, equity ownership in subsidiaries and IP rights it held to Legacy DIH. Each of the Related Party Notes Payable is due on June 30, 2026 with interest rate of 1.25%. The Company has made periodic payment on Related Party Notes payable with proceeds from its operations. The remaining balance on the Related Party Notes payable is $9.4 million and $11.5 million as of September 30, 2024 and March 31, 2024, respectively.

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In June 2024, we issued a 8% Original Issue Discount Senior Secured Convertible Debentures, resulting in net proceeds of approximately $2.8 million after offering expenses. The first redemption payment was made in cash on November 1, 2024. For additional details, including the terms and conditions of these Debentures and associated warrants, please refer to Note 12 to the condensed consolidated financial statements.

The above conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the filing of the Quarterly Report for the quarter ended September 30, 2024. Our revenue has increased by 34.5%, from $26.1 million to $35.1 million for the six months ended September 30, 2024 and 2023, respectively. We anticipate sources of liquidity to include cash on hand and cash flow from operations. We continue to explore financing alternatives in debt or equity to fund our ongoing operations and to fulfill current obligations. We continue to take steps to streamline its organization and cost structure as well as improve future revenue growth.

DIH’s other material contractual operating cash commitments at September 30, 2024 relate to leases and employee benefit plans. DIH’s employee benefit plans are discussed further in Note 14 of the Notes to Annual Consolidated Financial Statements. DIH’s long-term lease obligations and future payments are discussed further in Note 17 of the Notes to Annual Consolidated Financial Statements.

Cash Flows

The following table summarizes DIH’s cash flow activities for the periods presented:

	Year ended March 31,
(in thousands)	2024	2023
Net cash (used in) / provided by operating activities	$5,192	$5,501
Net cash (used in) / provided by investing activities	(202)	(145)
Net cash (used in) / provided by financing activities	(4,945)	(4,053)
Effect of currency translation on cash, cash equivalents and restricted cash	5	(61)
Net increase (decrease) in cash, cash equivalents and restricted cash	$50	$1,242

Net Cash Provided by / (Used in) Operating Activities

Net cash provided by operating activities for the year ended March 31, 2024 was in line with that for the year ended March 31, 2023 primarily driven by:

Decrease in net loss of $7.4 million. The primary driver was $3.5 million noncash fee recorded in other expense paid to Maxim in equity in connection with closing of the Business Combination. The decrease was also driven by operating loss of $2.6 million for the year ended March 31, 2024 compared to $0.7 million operating income for the year ended March 31, 2023. The change in operating loss is primarily due to increase in professional service costs in preparation for the business combination.

Net increase of $6.1 million in non-cash charges pertains to a $3.5 million charge due to Maxim success fee paid in equity and a $2.3 million increase in change in inventory reserve as well a $1.0 million increase in foreign exchange gain / (losses), which is attributable to the change in Euro during the last part of fiscal year 2023 and the slight rebound and stabilization during fiscal year 2024. The increases in non-cash charges were offset by a decrease in allowance for doubtful accounts of $1.7 million.

Net decrease of $2.3 million relating to changes in working capital was driven by increase in spend for inventory purchase of $3.8 million as the Company was preparing for FY25 production and aligning with customer schedules for order fulfillment. The decrease was also driven by a decrease in deferred revenue resulted from the difference in timing of payments received from our customers related to service contracts. In addition, during the period, the Company began paying accrued expenses related to costs in connection with Company becoming a publicly listed.

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This decrease in working capital was partially offset by increase of $2.2 million in advanced payments from customer for the year ended March 31, 2024 compared to the year ended March 31, 2023 primarily due to the timing of the order received. Many customers prepay a portion of each order, which supports the operations of the company in the production of the goods. We also observed a total increase of $5.2 million in accounts receivable and accounts payable as we are managing our working capital. Working capital was impacted by favorable changes in due from and due to related parties balances driven by the Company’s purchase from the Motek Group and change in balance from Hocoma AG.

Net Cash (Used in) / Provided by Investing Activities

Net cash used in investing activities is consistent between the year ended March 31, 2024 compared to that for the year ended March 31, 2023. The cash used in investing activities primarily includes purchase of property and equipment. DIH expects to fund future cash flows used in investing activities with cash flow generated by operations.

Net Cash (Used in) / Provided by Financing Activities

Net cash used in financing activities increased by $0.8 million to $4.9 million for the year ended March 31, 2024 compared to $4.1 million for the year ended March 31, 2023. The increase was primarily due to increase of $1.8 million in payments on related party notes payable resulting from the asset transfer from Hocoma AG to the Company offset by proceeds received upon closing of the Business Combination.

Cash Flows

The following table summarizes DIH’s cash flow activities for the periods presented:

	Six months ended September 30,
(in thousands)	2024	2023
Net cash provided by / (used in) operating activities	$(1,534)	$1,763
Net cash used in investing activities	(423)	(73)
Net cash provided by / (used in) financing activities	756	(3,744)
Effect of currency translation on cash and cash equivalents	35	15
Net decrease in cash and cash equivalents	$(1,166)	$(2,039)

Net Cash used in Operating Activities

Net cash used in operating activities increased by $3.3 million to $(1.5) million for the six months ended September 30, 2024 compared to $1.8 million for the six months ended September 30, 2023 primarily driven by:

●	Decrease of net loss of $4.9 million. The primary driver was increased gross profit of $8.2 million due to increased sales volume and gross margin offset by increased operating expenses of $2.7 million.

●	Non-cash charges were decreased by $0.1 million for the six months ended September 30, 2024 and 2023. Non-cash charges decreased by $0.8 million because an inventory reserve and provisions of approximately $0.7 million were recognized in the six months ended September 30, 2023, while the impact from inventory reserve and provisions was insignificant in the six months ended September 30, 2024. The non-cash charges also decreased by $0.4 million due to 0.0 foreign exchange gain in the six months ended September 30, 2024 as compared to a foreign exchange loss of $0.4 million in the six months ended September 2023, which is primarily attributable to the fluctuation in the exchange rate between Swiss Franc and both U.S. dollar and euro. The decreases in non-cash charges were offset by a $0.4 million increase of change in fair value of convertible note and warrant during the six months ended September 30, 2024. The decreases in non-cash charges were also offset by a decrease in provision for credit losses of $0.4 million during the when comparing the six months ended September 30, 2024 to the six months ended September 30, 2023.

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●	Net decrease of $8.0 million relating to changes in working capital was driven by a decrease of $4.3 million in advanced payments from customer for the six months ended September 30, 2024 compared to the six months ended September 30, 2023 primarily due to the timing of the orders received. The decrease is also due to a total decrease of $3.8 million in accounts receivable and accounts payable, along with a $2.0 million net decrease in due from related parties and due to related parties driven by the Company’s purchases from the Motek Group and change in balance from Hocoma AG.

This decrease in working capital was partially offset by an increase of $1.1 million increase in employee compensation accrued and an increase of $0.9 million in accrued expense and other liabilities.

Investing Activities

Net cash used in investing activities increased by $0.4 million for the six months ended September 30, 2024. The cash used in investing activities primarily includes purchase of property and equipment. DIH expects to fund future cash flows used in investing activities with cash flow generated by operations.

Financing Activities

Net cash (used in)/provided by financing activities increased by $4.5 million to $0.8 million for the six months ended September 30, 2024 compared to $(3.7) million for the six months ended September 30, 2023. The increase was primarily due to the $2.8 million proceeds from the convertible debt financing net of transaction fee and a $1.7 million decrease in payments on related party notes payable resulting from the asset transfer from Hocoma AG.

Critical Accounting Policies and Estimates

DIH’s financial statements are based on the selection and application of significant accounting policies, which require management to make significant estimates and assumptions. Management believes that the following are some of the more critical judgment areas in the application of accounting policies that currently affect DIH’s financial condition and results of operations.

Revenue Recognition

Sales are recognized as the performance obligations to deliver products or services are satisfied and are recorded based on the amount of consideration DIH expects to receive in exchange for satisfying the performance obligations. DIH’s sales are recognized primarily when it transfers control to the customer, which can be on the date of shipment of the product, the date of receipt of the product by the customer or upon completion of any required product installation service depending on the terms of the sales contracts and product shipping terms. The sales amount of warranties are deferred and recognized as revenue on a straight-line basis over the warranty period.

We provide a variety of products and services to our customers. Most of our contracts consist of a single, distinct performance obligation or promise to transfer goods or services to a customer. For contracts that include multiple performance obligations, we allocate the total transaction price to each performance obligation using our best estimate of the standalone selling price of each identified performance obligation.

Deferred revenue primarily represents service contracts and equipment maintenance, for which consideration is received in advance of when service for the device or equipment is provided, and a smaller component of product shipments where a residual installation service is to be completed. Revenue related to services contracts and equipment maintenance is recognized over the service period as time elapses. Revenues related to products containing an installation clause, are recognized once the item is confirmed installed.

Employee Benefit Plans

DIH has defined contribution plans or benefit pension plans covering substantially all of its employees. We recognize a liability for the underfunded status of the single employer defined benefit plans. Actuarial gains or losses and prior service costs or credits are recorded within other comprehensive income (loss). The determination of our obligation and related expense for our sponsored pensions is dependent, in part, on management’s selection of certain actuarial assumptions in calculating these amounts.

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The actuarial assumptions used for the defined benefit plans are based on the economic conditions prevailing in the jurisdiction in which they are offered. Changes in the defined benefit obligation are most sensitive to changes in the discount rate. The discount rate is based on the yield of high-quality corporate bonds quoted in an active market in the currency of the respective plan. A decrease in the discount curve increases the defined benefit obligation. DIH regularly reviews the actuarial assumptions used in calculating the defined benefit obligation to determine their continuing relevance. We utilized weighted discount rates of 1.50% and 2.10% for our pension plan expenses for fiscal 2024 and fiscal 2023, respectively.

Sensitivity to changes in the discount rate used in the calculation of our pension plan liabilities is illustrated below (dollars in millions).

	Percentage Point Change	Projected Benefit Obligation (Decrease) Increase	Service Cost (Decrease) Increase
Discount rate	+/-1.00%	$(1.6) / 2.1	$(0.2) / 0.2

Income Taxes

DIH accounts for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes (Topic 740). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and other loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. DIH reviews its deferred income tax asset valuation allowances on a quarterly basis or whenever events or changes in circumstances indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or combined group recording the net deferred income tax asset is considered, along with any positive or negative evidence including tax law changes. Since future financial results and tax law may differ from previous estimates, periodic adjustments to DIH’s valuation allowances may be necessary. DIH has generated operating losses in each of the years presented.

DIH is subject to income taxes in the U.S. and numerous foreign jurisdictions These tax laws and regulations are complex and significant judgment is required in determining DIH’s worldwide provision for income taxes and recording the related deferred tax assets and liabilities.

In the ordinary course of DIH’s business, there are transactions and calculations where the ultimate tax determination is uncertain. Accruals for unrecognized tax benefits are provided for in accordance with the requirements of Topic 740. An unrecognized tax benefit represents the difference between the recognition of benefits related to items for income tax reporting purposes and financial reporting purposes. DIH’s tax returns are subject to regular review and audit by US and non-US tax authorities. Although the outcome of tax audits is always uncertain, DIH believes that it has appropriate support for the positions taken on its tax returns and that its annual tax provision includes amounts sufficient to pay any assessments. Nonetheless, the amounts ultimately paid, if any, upon resolution of the issues raised by the taxing authorities may differ materially from the amounts accrued for each year and would be the obligation of Parent. DIH accrues interest and penalties related to uncertain tax positions as a component of income tax expense.

Refer to Note 15 of the Notes to Annual Consolidated Financial Statements for further discussion regarding DIH’s income taxes.

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New Accounting Standards Not Yet Adopted

For the summary of recent accounting pronouncements, see Note 2 - Summary of Significant Accounting Policies to our condensed consolidated financial statements included elsewhere in this prospectus.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is either not an emerging growth company or an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

BUSINESS

The Company

Overview

DIH Holding US, Inc., a Delaware corporation, and its consolidated subsidiaries are referred to in this registration statement as “we,” “our,” “us,” the “Company,” or “DIH.” DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. We strive to serve the rehabilitation market by providing a broad array of devices and services focused on the customer and patient recovery. DIH stands for our vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments.

DIH offers innovative, robotic-enabled rehabilitation devices in an interactive environment. These solutions allow for intensive rehabilitation across the spectrum of patient specific levels of care, while also tracking patients’ progress and providing a network of collaboration and encouragement. DIH is dedicated to restoring mobility and enhancing human performance through a broad array of devices that can enable the transformation of rehabilitation care at our customers. Our revenue is concentrated in the EMEA and Americas, with the remaining revenue in the APAC.

Corporate History

DIH Technology Ltd. (“DIH Cayman”) was founded in 2014 by Chief Executive Officer and Chairman, Jason Chen, with the belief that synergies could be created by integrating the niche players in the rehabilitation therapy and research markets to build a global leading growth platform. As part of this strategy, in April 2015, DIH Hong Kong, a wholly owned subsidiary of DIH Cayman, acquired Motek ForceLink B.V. and its subsidiaries (together “Motek” or “Motek Group”), a Netherlands-based technology leader in sophisticated VR-enabled movement platforms that set the standards for human movement research and treatment; and in September 2016 acquired Hocoma AG (“Hocoma”), a Switzerland-based global market leader in the development, manufacturing and marketing of robotic and sensor-based devices for functional movement therapy.

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Subsequently, DIH Hong Kong organized Motek ForceLink and Hocoma under a global management framework, with the purpose of building a scalable global business blending the technical, product and market strengths of those two firms to create a scalable and fully aligned global growth and operational bases that can be leveraged for rapid growth.

Prior to the reverse recapitalization with Aurora Technology Acquisition Corp. (“ATAK”) and the reorganization, DIH Cayman owned 100% of DIH Hong Kong and DIH Hong Kong owned 100% of various operating entities including the manufacturing entities Hocoma AG and Motek Group. Hocoma AG was the sole owner of five commercial selling entities located in the United States, Chile, Slovenia, Germany, and Singapore. The commercial entities had exclusive rights to distribute the goods produced by Hocoma AG and Motek Group. While the business under DIH Cayman historically functioned together, they maintained largely independent management teams and did not rely on corporate or other support functions from DIH Cayman.

On October 6, 2020, Hocoma AG created a new wholly owned subsidiary, DIH US Corp, a Delaware entity. The purpose of DIH US Corp was to own 100% of the commercial selling entities. On May 31, 2021, Hocoma AG completed the share transfer of commercial entities to DIH US Corp.

On June 2, 2021, DIH Cayman formed a wholly owned subsidiary, DIH Holding US Inc., a Nevada Corporation (“Legacy DIH” or “DIH Nevada”). This entity was established to serve as a US-based holding company, to which assets could be transferred, setting the foundation for the future of the Company, which would eventually engage in the Business Combination with ATAK.

On June 21, 2021, Hocoma AG formed another wholly owned subsidiary, Hocoma Medical GmbH. The purpose of Hocoma Medical GmbH was to transfer the net assets of Hocoma AG, excluding intellectual property and non-transferable debt, and then sell the entity and its assets to DIH Nevada, for inclusion in the foundation of the future Company.

On July 1, 2021, DIH Cayman completed a series of reorganization steps to transfer DIH US Corp and its subsidiaries from Hocoma AG to DIH Nevada, effectively creating the Company. Hocoma AG entered into the following transactions:

1.	Hocoma AG sold 100% of its share ownership of DIH US Corp to DIH Nevada, for $7.8 million.

2.	Hocoma AG sold its net assets, excluding third-party debt and intellectual property, to Hocoma Medical GmbH for a $10.5 million intercompany note between Hocoma AG and Hocoma Medical GmbH.

3.	Hocoma AG sold its intellectual property to DIH Technology Inc. (a wholly owned subsidiary of DIH US Corp) for $1.6 million.

4.	Hocoma AG then sold the share ownership of Hocoma Medical GmbH to DIH Nevada for $10.5 million.

However, on July 1, 2021, the former shareholders of Hocoma AG applied for and were granted an ex-parte preliminary injunctions by a Swiss district court. The injunctions prohibited Hocoma AG to transfer any business or assets to Hocoma Medical, and as well as the sale of Hocoma Medical from DIH Hong Kong to the Company. Consequently, Hocoma AG and its shareholders challenged these preliminary injunctions through their Swiss counsels at Homburger. On January 12, 2024, the court revoked the preliminary injunctions granted on July 1, 2021. Therefore, the injunctions no longer have any legal effect on the contribution of the business/assets of Hocoma AG to Hocoma Medical and the transfer of the ownership of Hocoma Medical GmbH to the Company. Hocoma Medical GmbH, including the business/assets transferred by Hocoma AG, became a wholly-owned subsidiary of DIH Nevada as of July 1, 2021.

DIH Cayman intended to transfer Hocoma AG (remaining assets and liabilities) and Motek Group to DIH Nevada pursuant to the Business Combination Agreement. However, DIH Cayman was subject to a lien in Hong Kong related to DIH China, a company formed in the People’s Republic of China (“DIH China”) and a wholly owned subsidiary of DIH Hong Kong. The lien was filed on July 17, 2021 on the immediate parent company of Hocoma AG and Motek Group and prevented the transfer of Hocoma AG and Motek Group. This matter is currently under review by local authorities and DIH Cayman is working to facilitate the completion of the intended transfer.

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While the Company’s businesses have historically functioned together with the other businesses controlled by DIH Cayman, the Company’s businesses are largely isolated and not co-dependent on corporate or other support functions. DIH Hong Kong is a wholly-owned subsidiary of DIH Cayman and the Company was a wholly-owned subsidiary of DIH Cayman prior to closing of the Business Combination.

In October 2022, DIH Nevada acquired the SafeGait 360 and SafeGait Active smart mobility trainer systems from Gorbel, an innovative United States-based developer and manufacturer of smart material handling and fall protection equipment. The SafeGait acquisition was accounted for as an asset acquisition based on an evaluation of the U.S. GAAP guidance for business combinations.

Organization structure immediately prior to the Business Combination

Immediately before closing of the Business Combination, DIH Nevada was a wholly owned subsidiary of DIH Cayman. DIH Nevada held 100% ownership of DIH US Corp, which in turn owned the commercial entities. Additionally, DIH Nevada held 100% ownership of Hocoma Medical GmbH, which contained the net assets transferred from Hocoma AG.

DIH maintained exclusive distributor agreements with Motek Group for its advanced human movement research and rehabilitation products and services designed to support efficient functional movement therapy within specified territories. Under the distribution agreements, Motek supplied the products and services to the Company at the prices detailed in the agreement, with the Company entitled to a distributor margin.

Business Combination

On February 7, 2024 (the “Closing Date”), Aurora Technology Acquisition Corp. a Cayman Island exempted company which migrated and domesticated as a Delaware corporation (“ATAK”), Aurora Technology Merger Sub, a Nevada corporation and a direct, wholly-owned subsidiary of ATAK (“Merger Sub”) and DIH Nevada consummated a previously announced business combination pursuant to a business agreement dated as of February 26, 2023 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”) following the receipt of the required approval by ATAK’s and DIH Nevada’s shareholders and the fulfillment or waiver of other customary closing conditions. In connection with the Closing, ATAK migrated and changed its domestication to become a Delaware corporation and changed its name to “DIH Holding US, Inc.” The Amended and Restated Certificate of Incorporation of DIH authorizes one class of common stock as Class A Common Stock (“Common Stock”).

The historical financial results presented in the registration statements were prepared on a combined basis including Legacy DIH, Hocoma AG and Motek Group pursuant to the Business Combination Agreement for the intended Reorganization (as such term is defined in the Business Combination Agreement). Due to the lien on DIH Hong Kong related to DIH China, the Reorganization could not be completed as defined by the Business Combination Agreement, meaning that Motek Group and Hocoma AG ownership could not be transferred to the Company prior to the Closing.

In connection with the Closing of the Business Combination and in accordance with the terms of the Business Combination Agreement, ATAK agreed to waive the closing condition that the Reorganization be completed prior to Closing. The Company agreed to use its best efforts to complete the Reorganization as defined in the Business Combination Agreement as soon as possible thereafter. The Reorganization has not been completed as of the filing date of this registration statement. In this registration statement, the Company has recast historical financial statements on a consolidated basis including only operations from Legacy DIH. Hocoma AG and the Motek Group remained with DIH Hong Kong and are excluded from the consolidation of the Company.

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Upon Closing of the Business Combination with ATAK, the Company owns 100% of DIH US Corp, which in turn owns the commercial entities. Additionally, the Company owns 100% ownership of Hocoma Medical GmbH, which contains the net assets transferred from Hocoma AG. The Company maintains an exclusive distribution agreement with Motek Group as of the date of this registration statement. DIH Cayman owns approximately 34.7% shares of common stock of the Company, including earn-out shares held in escrow account. Jason Chen, the Company’s Chief Executive Officer and Chairman of the Board of Directors does not own any shares of DIH directly but may be deemed to have indirect ownership of DIH through his ownership ,of approximately 42% of the outstanding shares of DIH Cayman.

The Company’s organizational chart as of the date of this registration statement is as follows:

DIH Holding US, Inc. (DHAI, Delaware)
Note: formerly Aurora Technology Acquisition Corp. (ATAK)
DIH Holding US, Inc.
(Nevada)
Note: historical parent company
Hocoma Medical GmbH
(Switzerland)
Note: purchaser of assets from Hocoma AG
DIH US Corp.
(Delaware)
Note: holding company for regional commercial entities
DIH Technology, Inc.
(Delaware)
Note: North America commercial entity, purchaser of Hocoma AG IP
DIH Technology d.o.o.
(Slovenia)
Note: EMEA Indirect sales commercial entity
DIH GmbH
(Germany)
Note: EMEA Direct sales commercial entity
DIH S.p.a.
(Chile)
Note: South and Central Americas commercial entity
DIH PTE. LTD.
(Singapore)
Note: APAC commercial sales entity

Industry and Market Overview

Market Opportunity

The market for robotic devices for rehabilitation and human performance enhancement is rapidly growing. As populations age and the consequent demand for healthcare services increases, we expect there will be a growing need for innovative solutions that can help individuals recover from injuries and optimize their physical abilities. Additionally, there is a growing interest in the use of technology to enhance human performance, whether in sports or in everyday life.

DIH’s target market is composed of three major sub-markets:

●	Advanced Research Facilities (“ARFs”): which include advanced human performance labs or rehabilitation/biomedical research centers at universities and academic hospitals);

●	Inpatient rehabilitation facilities (“IRFs”) which include free standing rehabilitation hospitals and rehabilitation units in acute care hospitals);

●	Outpatient rehabilitation facilities (“ORFs”) which include outpatient rehabilitation clinics, skilled nursing or long-term care facilities). We are currently focused on the North American and European markets to accelerate market penetration, while seeking early-stage opportunities in other international markets for future expansion

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For the ARF (or Research Market), our products enable thought-provoking and sophisticated simulation and evaluation of general human performance, and specifically focuses on dynamic gait and balance-focused movement research, through our industry-leading interactive VR platform. The platform is empowered by motion capture hardware, couple with advanced human body modeling software, that creates real time visualization of the active participant. The integration of this technology with advanced robotics and other smart systems expands imaginative research interests. Most of the top 50 global leading research centers in human performance and rehabilitation have adopted our technologies as the key base of their research exploration. We believe that by integrating leading products in biomechanical research we sourced through Motek (with which we have an exclusive distribution agreement) with our advanced robotics and other AI-based innovative products we could leverage clinical results with data insights to help transform protocols and processes in the industry related to human performance and movement disorders leading to solid growth potential in this important market segment in the next 5-10 years.

For IRFs (or Hospital Market), our products enable intensive functional training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Functional training is the backbone of rehabilitation and aims to restore lost abilities and enhance performance through learning mechanisms and neuroplasticity, and thereby increase independence in daily living and quality of life. Intensive rehabilitative therapy induces stronger and faster functional recovery. Our advanced rehabilitation robots enable intensive therapy, even in high acuity patients, by providing physical assistance and mobilization to patients as needed and relieving therapists from manual workload. Gamified exercises and feedback motivating patients during movement therapy, interactive reports and data integration further enhance the clinical value of our advanced rehabilitation solutions.

For the vast ORFs (or Clinical Market), we enable modern specialty rehabilitation care models that differentiate and deliver high value with better and consistent outcomes due to the 3i intervention approach empowered by our technology. By blending technology with innovative care models, such modern specialty ORFs can deliver superior values to patients and their therapists by enabling one therapist to treat multiple patients with better outcomes due to the intensive, interactive, and integral approach enabled by our smart solutions. By leveraging the treatment protocol established by our advanced robots and movements platform, we are re-configuring our solutions through modularization and further acquisitions to exploit this vast and diverse market.

Our Strategy

Physical disabilities and impairments represent significant global challenges, due to rapid aging, increasingly severe chronic diseases, and prevailing traumatic injuries from accidents and wars. According to the Company’s internal analysis, each year, approximately 20 million people suffer from new disabilities, and it is estimated that over 300 million people are currently suffering from some form of functional impairments or disabilities globally. Those functional impairments or disabilities may ultimately result in multiple functional health problems, including cognitive, physical, emotional and spiritual issues, imposing severe burdens to health systems and significant costs to society. Adding to this, the number of people aged 60 and older globally is currently approximately 1 billion and is estimated to grow to over 2.1 billion by 2050, according to the World Health Organization (“WHO”) fact sheet dated October 1, 2024. The WHO also states that the need for rehabilitation services will grow due to the increasing aging population, as they are more prone to develop chronic diseases and disabilities (April 22, 2024 Rehabilitation fact sheet). Currently, the WHO states the global need for rehabilitation is largely unmet, as approximately 2.4 billion people are living with a condition that may benefit from rehabilitation services. As an example, the U.S. Bureau of Labor Statistics provided that the demand for therapists is expected to grow by 14% from 2023 to 2033, with an average demand of 13,600 therapists per year, which is outpacing most other industries in job demand.

According to an online industry report summary by Grandview Research, the global rehabilitation services market is estimated to be over $255 billion and is driven by an increase in individuals with physical and neurological disabilities. According to the WHO article published on March 14, 2024, neurological conditions affect more than 1 in 3 individuals globally, leading to be the primary cause of illness and disability globally and the need for investments to improve treatment aimed at increasing an individual’s quality of life. We believe that such market demands create a need to support and modify a manual therapy dominated approach. The increased number of people suffering from such illnesses not only imposes a huge labor burden to therapists, but also may result in inconsistent outcomes due to a lack of consistent intensity, integration, standardization and optimization throughout the weeks or months of long intervention processes. According to Data Bridge Market Research, one of the key challenges faced by the physical therapy market is a shortage of skilled professionals driven by the increasing demand. Unlike a machine which can be calibrated thereby producing consistent therapy, we believe that manual therapy is likely to vary from therapist to therapist or even patient to patient. Measurements of progress may also be subjective, varying from therapist to therapist which may result in a patient requiring a longer period of therapy to achieve the desired results.

The rapidly aging and increased chronic-suffering population trend will generate more demand for high quality rehabilitation care, while supporting the expected increase in the demand for therapists, thus adding increasing pressure and tension to the current model.

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We believe the way out of such an undesirable and increasingly high pressure state is to transform the rehabilitation care model through integrated solutions empowered by our advanced technologies. The core benefits we strive to deliver to customers from our core products and solutions include:

1) Enhancing customers’ strategic positioning as leading rehabilitation facilities to attract higher paying patient groups by enabling them to attract and treat high severity and acuity patient groups, especially neurological patients;

2) Reducing total therapy costs by enabling the therapist to concurrently treat multiple patients, improve therapy outcome with the same time of stay or reduce time of stay without losing clinical efficacy;

3) Providing streamlined intervention processes with data insights and potential network effects;

4) Enabling replication and franchise established treatment protocols and best practices across chains of rehabilitation facilities; and

5) Reducing total health system costs.

To build on our unique position as a global robotic and VR-enabled smart technologies and solution provider to the rehabilitation market, our strategic plan is to continue to expand our leadership through sustaining innovation, selective acquisitions, with continued focus on delivering superior value to our customers, partners, patients and other stakeholders.

Our strategic focus is on the following three areas:

●	Leveraging our strengths in technologies and core products to continuously expand our market leadership, drive market penetration and accelerate growth by building intensive market penetration capability in strategic markets in the United States and Europe, enriching our product offering with innovative financing solution to accelerate customers adoption, and sustain our product and technology leadership with continued innovation and integration efforts.

●	Leveraging our market leadership and global platform and infrastructure and consolidating the fragmented marketplace to drive standardization and economy of scale and scope. The breadth and depth of our business model and the scale advantage enables us, not only to sustain our market leadership, but also empowers us to act as active consolidators in the highly fragmented rehabilitation market. By complementing our organic innovation and core product leadership, DIH envisions executing 2-3 acquisition with the goal to acquire proven products and technologies from sub-optimal regional players to exploit global synergies and to accelerate the growth of DIH’s integrated solution offerings.

●	Leveraging our thought-provoking industry influence backed by leading brands and products, passionate people and organizational capability; DIH strives to develop transformative Total Solutions that will fundamentally enhance the therapy and business model of our customers and enable industry-wide transformation which is expected to eventually benefits millions of people, from therapists to patients.

Core Product Overview

DIH offers innovative, robotic-enabled devices in an augmented and interactive environment. These devices focus on restoring different functional impairment issues, while using software thereby tracking patients’ progress and providing a network of collaboration and encouragement.

We currently offer 14 robotic rehabilitation and VR-based movement systems within three major product categories through the hospital, clinical and research markets. Our objective is to establish ourselves as a product and technology leader in each of the three categories, that correspond to three key functional impact issues, i.e., 1) upper extremity devices for arm and hand functional improvement; 2) lower extremity devices for gait and balance intervention; and 3) full body integrated intervention for strength and endurance enhancement. Through software networks, we aim not only to maximize the benefits from each of the devices itself, but also to deliver multi-dimensional clinical, economic, process and administrative benefits to therapists, patients and management by connecting and integrating these various devices into cohesive and integrated caring processes and models, enabling transformative change in therapies and business models.

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HOSPITAL and CLINIC MARKET **Rehabilitation Hospitals and Outpatient Clinics**	RESEARCH MARKET **Research and Academia**
ARM & HAND	Armeo®Power Armeo®Spring Armeo®Spring Pro Armeo®Senso	
GAIT & BALANCE	Erigo® Lokomat® SafeGait RYSEN Andago® C-Mill	CAREN High-End CAREN Extended GRAIL M-Gait
SOFTWARE	HocoNet®	D-Flow

Upper Extremity Product Categories

To address differing clinical and economic needs, while providing consistent therapeutic interventions with similar treatment concepts and protocols, we have developed three different device models, ArmeoPower, ArmeoSpring, and ArmeoSenso. All follow the same modular Armeo Therapy Concept, that covers the “Continuum of Rehabilitation” with one software platform throughout the different stages of rehabilitation; from the early stage where the patient is very weak and needs sophisticated power-assisted dynamic intervention to help rewire the neural pattern in a safe environment which ArmeoPower provides, to self-initiated interactive ArmeoSpring which follows a similar treatment protocol of ArmeoPower for patients who have gained certain muscle power and need to transition from controlled patterns to an open environment. ArmeoSenso is for patients to apply what they learned from those self-initiated but still structurally controlled movement patterns to completely open movement environments, further expanding the patient transfer skills. The economic costs of devices, and the ratio of one therapist for multiple patients also improves dramatically, thus allowing service providers and health systems to gain significant benefits of learning curves, i.e., the learning patient picks up from early acute expensive interventions, which will be increasingly beneficial for later stages, generating a win-win, both economically and clinically.

ArmeoPower is the backbone robot within our Upper Extremity portfolio; it has been specifically designed for arm and hand therapy in an early stage of rehabilitation. It enables patients with even severe motor impairments to perform exercises with a high number of repetitions. It assists the patient’s arm on an “as needed” basis to enable the patient to successfully reach the goal of the exercise. The robotic arm assistance can be adapted to the individual’s needs and the changing abilities of each patient – from full assistance for patients with very little activity to no assistance at all for more advanced patients. Such adjustable robotic assistance while exercising, enables and motivates patients to actively participate in their training, while providing weight support to enable extensive training. ArmeoPower supports 1D (joint-specific), 2D and 3D movements, with extensive game-emerged Augmented Performance Feedback (“APF”) exercises simulating tasks and activities essential for daily living, while enhancing strength and range of motion. Immediate performance feedback motivates patients and helps to improve their motor abilities. It improves efficiency of the therapy session by reducing the therapist’s physical effort and the need for continuous therapeutic guidance. Moreover, it enables therapists to make better use of their clinical know-how and expertise, by focusing on the optimal exercise planning, instead of manually delivering many repetitions.

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ArmeoPower precisely records how patients perform during their therapy sessions. Standardized Assessment Tools evaluate a patient’s motor functions such as joint range of motion and forces. The results can be used to analyze and document the patient’s state and therapy progress. Results can then be shared with the patient and other clinicians. ManovoPower as an add-on module for ArmeoPower enables hand opening and closing exercises.

ArmeoSpring is targeted for less severe patients; it provides self-initiated repetitive arm and hand therapy in an extensive workspace. By providing arm weight support, it encourages the patients to achieve a higher number of arm and hand movements based on specific therapy goals. It also allows simultaneous arm and hand training in an extensive workspace. This enables patients to practice the movements important for their therapy progress. ArmeoSpring also supports 1D (joint-specific), 2D and 3D movements. An extensive library of motivating game-like APF exercises has been designed to train strength and range of motion needed for activities of daily living. Immediate performance feedback motivates patients and helps to improve their motor abilities. The ArmeoSpring enables therapists to deliver higher training efficiency (more hours per day) due to self-directed therapy. Furthermore, self-directed therapy enables patients to reach an even higher therapy intensity through extra training during after-hours and weekends.

Lower Extremity Product Categories

Similar to the Armeo Therapy Concept for arm and hand, we have also developed 3+1 Robotics + VR devices to address the different clinical and economic needs of patients across different stages of the patient journey, while providing consistent therapeutic interventions with similar treatment concepts and protocols. The Erigo Robot is designed for patients right after ICU who have none or very weak muscle power, with the goal to speed up the circulation and initiate early mobilization and prepare patients for intensive therapy, while preventing or reducing secondary further impairment. LokoMat is designed to provide maximum intensive therapy to rewire the broken neuro pathway to restricted functional capabilities through Neuroplasticity effect. Andago is designed to assist patients in walking in a real environment to maximize patient transfer skills after the patient’s functional pattern has been rewired by LokoMat. C-Mill is designed to enhance the patient’s adaptability, coordination and balancing skills in a challenging and integrative environment.

Erigo is uniquely designed to provide therapy intervention to the most severe patient even at a high acute and critical post-ICU stage. It uniquely combines gradual verticalization, leg mobilization, and intensive sensorimotor stimulation through cyclic leg loading.

The main benefits include:

●	Early and safe mobilization even in acute care

●	Cardiovascular stabilization

●	Improved orthostatic tolerance using the Erigo functional stimulation.

●	Helping to reduce patient’s length of stay, improving efficiency and outcome

Lokomat provides robot-assisted therapy that enables effective and intensive training to increase the strength of muscles and the range of motion of joints in order to improve walking. The physiological movement of the lower extremities is ensured by the individually adjustable patient interface. Additionally, the hip and knee joint angles can be adjusted during training to the patient’s specific needs. During rehabilitation, patients need to be challenged. Therapists can help patients reach their goals by setting the training parameters according to their performance. Lokomat motivates patients to reach their goals with various game-like exercises. This Augmented Performance Feedback, or APF, maximizes the effect of Lokomat training. Lokomat allows therapists to focus on the patient and the actual therapy. It enhances staff efficiency and safety, leading to higher training intensity, more treatments per therapist, and consistent, superior patient care.

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Lokomat is available in two models, LokomatNanos and LokomatPro, and has other modules such as for pediatric use available. To date, we have installed approximately 1,219 Lokomat systems in over 650 facilities worldwide.

Andago is designed to assist patients in walking naturally which consequently triggers continuous physiological afferent input, due to its built-in dynamic support. With its robotics smart control system, it enables patient to walk seamlessly and freely due to its robotic system. Andago bridges the gap between treadmill-based gait training and free overground walking. No dedicated space is needed as it can be used flexibly in different spaces. Its intuitive workflow allows for a quick and easy therapy start and simple integration into clinical routine. The display of key training results and export of data via USB enables training progress documentation for clinical decision-making and for health insurance providers. No infrastructure modification, meaning flexible use from room to room.

C-Mill is a powerful tool that allows for more efficient rehabilitation. Besides objective assessment of balance and gait, the C-Mill provides a safe and comfortable training environment using a treadmill, augmented reality and VR. Using our technology, patients are able to train foot placement with the C-Mill, work through balance and dual-tasks with C-Mill VR or use C-Mill VR+ for early to late rehabilitation with body weight support. It is a complete, advanced gait-lab and training center on a compact space.

CAREN, “Computer Assisted Rehabilitation Environment”, is the most advanced and sophisticated VR-enabled real time movement platform, that targets all aspects of balance and locomotion with visualization of full body participation empowered by Human Body Modeling. CAREN provides researchers with the tools to efficiently study advanced human movement by collecting objective human performance data in real time and functionally challenging environments. CAREN enables the most versatile human movement research as a result of its dual-belt instrumented treadmill mounted on a 6 degree-of-freedom movable platform, motion capture system, immersive and interactive environments and dedicated real-time and offline software packages; the CAREN is the most advanced system for your human movement research, training, and assessment. We believe CAREN will enable pioneering research in many fields of application, such as: motor control and learning, dual-tasking and feedback, balance assessment and therapy, gait analysis and adaptability, real-time human body modeling, virtual reality and integrated smart systems like robot integration. We believe CAREN is considered as the world’s most advanced biomechanics lab.

GRAIL, “Gait Real-time Analysis Interactive Lab”, the total package solution for gait analysis training and research, employs an instrumented dual-belt treadmill and motion capture system combined with virtual reality and video cameras. GRAIL provides analysis and therapy in challenging conditions to improve gait, while real-time feedback enables analysis and training during the same session.

The Total Solution

DIH’s vision includes providing a Total Solution option for our customers and their patients. The Total Solution is a product package specifically designed for our customer and is aimed at maximizing the benefits of DIH’s products and solutions to achieve optimal rehabilitation outcomes. This offering includes DIH’s clinical integration approach, that emphasizes three key factors:

A consultative sales process to guide customers in selecting advanced technologies from the company’s extensive product portfolio, enhancing their market positioning.

Clinical integration to align these technologies with therapeutic processes, offering comprehensive training and service programs to maximize their clinical value.

Identifying workflow and productivity enhancement opportunities to help customers achieve operational savings.

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Customer Overview

Research Market

Due to the powerfulness of our technology platform and products, and the versatile applications they enable; there are six major customer groups that are actively employing our CAREN, GRAIL and MGAIT, etc. in their leading research efforts. Universities purchase them to build modern biomedical labs and initiate systemic training, research hospitals and military purchase them to assess and define innovative interventions to restore and enhance human functions and performance, scientific and technological corporations purchase them to establish an integrated testing foundation to evaluate new concepts and accelerate new product or intervention modalities; and athletic institutions purchase them to accelerate the recovery of athletes and enhance their core performance foundations.

Hospital Market

Hospital Markets, or Inpatient rehabilitation facilities (IRFs), include free standing rehabilitation hospitals and rehabilitation units in acute care hospitals.

Our products and solutions benefit both the rehabilitation units in acute care hospitals and free standing rehabilitation hospitals. Given our limited sales resources, our primary focused customer group are rehabilitation hospitals and acute care hospitals which have a high number of neurological patients.

Within rehabilitation hospitals, it can by further broken down by 1) academic or leading national rehabilitation hospitals, 2) new modern rehabilitation hospitals, 3) neurological patient focused rehabilitation hospitals, 4) leading regional rehabilitation hospital, 5) conventional or me-too rehabilitation hospitals. Our target markets are the first two groups. Our main objective is to increase our market penetration in those groups from an estimated 25% current penetration to 66% in focused countries.

Clinical Market

The Clinical Market, or outpatient rehabilitation facilities (ORFs), include outpatient rehabilitation clinics, skilled nursing or long-term care facilities (SNF and LTC).

Given there are hundreds of thousands of facilities in these massive and diverse markets and we have limited resources, our primary focus is on the modern outpatient rehabilitation clinics (M-Clinics) and top SNFs with a focus on neurological patients (SNF-N) in our target countries. Our products can provide strategic, clinical and operational value to the M-Clinics and SNF-N, as in the hospital market.

Manufacturing and Supply Chain

Our manufacturing and supply chain strategy is founded on a commitment to blending Swiss quality mindset with Dutch agility, utilizing lean manufacturing and supply chain practices, leveraging the Oracle ERP system implemented, ensuring efficient order fulfillment to global markets, and delivering exceptional value and commitment to our customers and patients.

Manufacturing

We manufacture the Lokomat, Andago, Erigo, Armeo Power, Armeo Spring and Armeo Senso devices at Hocoma Medical GmbH in Switzerland. The product line we distribute for hospitals and clinics, C-Mill, is manufactured at Motek Medical B.V. in The Netherlands together with all research products (RYSEN, M-GAIT, GRAIL and CAREN).

For the SafeGait 360 and Active product line that we acquired from Gorbel, those two products currently are only sold in the United States and are manufactured through our manufacturing facility in Leeds, Alabama.

Supply Chain

For standardized products (for hospitals and clinics) DIH conducts production planning based on the sales budget (yearly) and sales forecast (quarterly). To have the correct alignment between all stakeholders, there is a monthly standard operating procedures (“S&OP”) meeting in place. In this meeting, all relevant stakeholders are involved, such as planning, procurement, production, order fulfillment, sales, finance, operational engineering, service and product management. Additionally, we have the inputs from regulatory and quality as well. In the S&OP the forecast and the production/procurement planning for the quarters are set and the current fulfillment situation is monitored.

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Our research products are generally fairly differentiated, which makes it difficult to manage supply chain dynamics far in advance. Many of the parts are completely customized, and inputs are only known during the project phase when the order has been received. Basic parts such as treadmills, drives and motors can be planned and procured accordingly. For these research projects, there is also an S&OP in place limited to the research group.

Facilities

Our executive offices are located at 77 Accord Drive, Suite D-1 Norwell, MA. We do not own any properties, rather we lease properties to meet our needs. Currently, we have a research and development and operational campus that we lease for Hocoma operation in Switzerland located at Industriestrasse 2 and 4a in 8604 Volketswil.

Beside the main campuses, we also lease five commercial offices space at the following locations to house the regional Sales & Marketing, Clinical Application & Training, Technical Services, Finance, Logistics, Administration and other local market support functions.

●	DIH Technology Inc. leases commercial office for the American team at 77 Accord Park Dr., Suite D-1, Norwell, MA 02061, United States

●	DIH Technology d.o.o leases commercial office for EMEA Indirect sales team at Letališka 29a, 1000 Ljubljana, Slovenia

●	DIH GmbH leases commercial office for the Direct Sales team in DACH region, at Konrad-Adenauer Strasse 13, 50996 Köln, Germany

●	DIH Pte Ltd leases commercial office for APAC team at 67 Ubi Avenue 1, #06-17 Starhub Green, Singapore 408942

●	DIH SpA leases commercial office for LATAM team at Pdte. Kennedy Lateral 5488, Oficina 1402; Vitacura, Santiago, Chile

Human Capital

As of September 30, 2024, we employed 200 employees, of which approximately 78 percent were outside the U.S. Our employees are the Company’s most valued asset and the driving force behind our success. For this reason, we aspire to be an employer that is known for cultivating a positive and welcoming work environment and one that fosters growth, provides a safe place to work, supports diversity and embraces inclusion.

Diversity, Equity, and Inclusion

We are committed to fostering, cultivating and preserving a culture of diversity, equity and inclusion (DE&I). We recognize that a diverse, extensive talent pool provides the best opportunity to acquire unique perspectives, experiences, ideas, and solutions to drive our business forward. We believe that diverse teams solving complex problems leads to the best business results. We promote diversity by developing policies, programs, and procedures that foster a work environment where differences are respected, and all employees are treated fairly.

Employee Health and Safety

During the fiscal year ended March 31, 2024 and the six months ended September 30, 2024, there had been no Occupational Safety and Health Administration (“OSHA”) recordable or lost time injuries in the United States and zero injuries at our other global sites.

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Intellectual Property

We have over 19 different trademark families registered, including our most prominent product family names such as Lokomat, Armeo, and Andago. These trademarks are registered in all strategically important countries, resulting in a total of 419 registrations. The latest registration was made in 2020, and the earliest in 2004.

Name/Description of Patent	Status	Owned or Licensed	Type of patent protection	Expiration Date (dd.mm.yy)	Jurisdictions
US8834169/Method and apparatus for automating arm and grasping movement training for rehabilitation of patients with motor impairment	Issued	Licensed	Utility	24.11.2030	US

US8192331/Device for adjusting the prestress of an elastic means around a predetermined tension or position	Issued	Owned	Utility	10.09.2028	US, DE, FR, UK, IT, CH, CN, RU

US9017271/System for Arm therapy	Issued	Licensed	Utility	10.02.2031	US, DE, FR

US8924010 /Method to Control a Robot Device and Robot Device	Issued	Owned	Utility	06.10.2031	US, DE, FR, NL, CH, UK

US9987511/Gait training apparatus	Issued	Owned	Utility	19.09.2034	US, DE, FR, UK, IT, CH, CN, PL, KR, NL

EP3095430/Gait training apparatus (Div)	Issued	Owned	Utility	09.11.2032	DE, FR, UK, CH

US10780009/Apparatus for locomotion therapy	Issued	Owned	Utility	06.01.2037	US, DE, FR, UK, CH, CN, RU

EP3100707/Apparatus for locomotion therapy (Div)	Issued	Owned	Utility	16.11.2032	DE, FR, UK, IT, CH TR, PL, CN

US9808668/Apparatus for automated walking training	Issued	Owned	Utility	10.08.2034	US, DE, FR, UK, IT, CH, CN, PL, TR, NL, FI, ES

EP3035901/ Hand motion exercising device	Issued	Owned	Utility	14.08.2034	DE, FR, UK, NL, SI, CH, CN

US10349869/Method and system for an assessment of a movement of a limb-related point in a predetermined 3D space	Issued	Owned	Utility	16.02.2036	US, DE, FR, UK, CH, AU, IT, CN

US10500122/Apparatus for gait training	Issued,	Owned	Utility	20.08.2037	US, DE, FR, UK, CH, CN, TR, NL, SE, ES, RU, KR

US10925799/ Suspension device for balancing a weight	Issued	Owned	Utility	27.06.2037	US, AU, CH, DE, FR, UK, IT, NL, PL, CN, KR

US-20230039187-A1/Leg Actuation Apparatus and Gait Rehabilitation Apparatus	Pending	Owned	Utility		US, IN, CN, RU, EP, KR

US-2023-0046987-A1/User Attachment for Gait and Balance Rehabilitation Apparatus	Pending	Owned	Utility		US, CN, EP, KR

DM/091 450/Wheeled walking frame	Issued	Owned	Design	08.06.2041	CH, EM, US, UK

DM/221 948/ArmeoSpring Pro-Design	Issued	Owned	Design	01.07.2047	CH, EM, US, UK

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MANAGEMENT

The following sets forth certain information, as of the date of this registration statement, concerning the persons who are serving as our directors and executive officers.

Executive Officers and Directors

Our current executive officers and directors are as follows:

Name	Age	Position
Executive Officers:
Jason Chen	55	Chairman and Chief Executive Officer; Director
Dietmar Dold	52	Chief Operating Officer;
Lynden Bass	40	Chief Financial Officer; Director
Dr. Patrick Bruno	55	Chief Marketing Officer; Director

Class I Directors:
Jason Chen	55	Chairman and Chief Executive Officer; Director
Lynden Bass	40	Chief Financial Officer; Director
Dr. Patrick Bruno	55	Chief Marketing Officer; Director

Class II Directors:
Max Baucus*	82	Director
F. Samuel Eberts III**	64	Director

Class III Directors:
Ken Ludlum*	71	Director
Cathryn Chen*	35	Director

*“Independent Director” for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act.

**Lead Independent Director.

The following is biographical information regarding DIH executive officers and directors.

Jason Chen. Mr. Chen is the Founder, Chairman and CEO of DIH, a position he has held since September 2014. Before founding DIH, Mr. Chen served as the Senior Vice President and Managing Director of Global Sourcing of Cardinal Health, a Fortune 50 company. At Cardinal, Mr. Chen led its Global-wide strategic sourcing strategy as well as its Asia-wide business and operation as its Asia President. Mr. Chen’s other international experience include serving as Chief Financial Officer of GE Healthcare N.A. Services; Chief Financial Officer of GE CSI; General Manager of GE Healthcare Greater China Sourcing and Operations; and Business Development Manager at GE Corporate BD Group. Mr. Chen earned an Executive Masters degree (EMBA) from the Kellogg School of Business, Northwestern University in the United States; an MBA in Corporate Finance from CEIBS in China, and a post-graduate fellowship at London Business School in Britain. We believe Mr. Chen’s extensive healthcare background, in particular as founder of DIH, makes him a valuable member of our board.

Dietmar Dold. Mr. Dold brings more than 25 years of operational experience in various industries to DIH and has proven his expertise in driving innovative transformations on a global scale. From May 2018 to October 2024, Mr. Dold was Chief Executive Officer of Lean Interim GmbH, which provides interim management services for various C-level roles and works closely with board members. From 2005 to 2008, Mr. Dold served as Chief Executive Officer at Videojet Technologies (Danaher Group) in Switzerland and has held several management positions throughout his career, including Partner within management consultancy at KPMG from 2012 to 2016, Interim Chief Operating Officer at Condair Group and Lean Sensei at Sonova and Roche Diagnostics.

Lynden Bass. Ms. Bass has served as Chief Financial Officer of DIH since March 2023. Previously, she assisted DIH on an outside consultant basis from January 2023 to officially joining DIH. From September 2019 through September 2022, Ms. Bass served as Vice President and Controller for Rather Outdoors Corporation, a privately-owned wholesaler and manufacturer. From September 2016 through May 2019, Ms. Bass was Chief Financial Officer of NaturChem Inc. Prior to these roles, she served as the Corporate Controller for Preferred Apartment Communities, Inc. a publicly traded real estate investment trust and began her career within the audit and assurance practice at Deloitte & Touche LLP, out of Atlanta, Georgia office. Ms. Bass holds a BBA in Accounting from Harding University. She is a Certified Public Accountant, licensed in the State of Georgia.

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Dr. Patrick Bruno. Dr. Bruno serves as Chief Marketing Officer for DIH in its Hospital & Clinical Solutions Division as well as a Site Leader for the Production site of Hocoma in Switzerland. Dr. Bruno joined DIH in June 2017 as its Global Vice President of Sales and also served as its Chief Commercial Officer before assuming his current position in December 2020. Prior to joining DIH, Dr. Bruno was the Integration Manager, General Manager and Sales Director at Qiagen where he led global key account and commercialization strategies. Before that, he was with Siemens Healthcare where he held the position of CEO, Switzerland and has also held the position of Head of Product Management at Roche Diagnostics. Dr. Bruno holds a BBA, GSBA Zürich (Switzerland), a Master in Microbiology from the University of Innsbruck (Austria) and a Ph.D. in Biology from the University of Bologna (Italy). We believe Dr. Bruno’s extensive background with sales for DIH and similar companies makes him a valuable member of our board.

Max Baucus. Ambassador Baucus was nominated in 2014 by President Barack Obama to serve as Ambassador of the United States of America to the People’s Republic of China, a position he held until 2017 . Ambassador Baucus formerly served as the senior United States Senator from Montana from 1978 to 2014 and was Montana’s longest serving U.S. Senator. While in the Senate, Ambassador Baucus was Chairman and Ranking Member of the Senate Committee on Finance (the “Finance Committee”). As chairman of the Finance Committee, he was the chief architect of the Affordable Health Care Act (ACA) which was signed by President Barack Obama into law March 23, 2009. In addition, as chairman of the Finance Committee, Ambassador Baucus led the passage and enactment of the Free Trade Agreements with 11 countries. While serving on the Senate Agriculture Committee, he led in securing reauthorization of numerous farm bills. As a member of the Committee on Environment and Public Works, he guided many highway bills and other infrastructure legislation to passage as well as leading the passage of The Clean Air Act of 1990. Before his election to the U.S. Senate, Ambassador Baucus represented Montana in the U.S. House of Representatives from 1975 to 1978. Ambassador Baucus earned a Bachelor’s and Juris Doctor degree from Stanford University. Ambassador Baucus currently has a consulting business, Baucus Group LLC, and advises several tech and bio tech companies as well as engaging in numerous public speaking engagements. He and his wife have also founded a public policy institute at the University of Montana School of Law, The Baucus Institute. We believe Ambassador Baucus’ extensive public service experience along with his consulting work for biotech companies makes him a valuable member of our board.

F. Samuel Eberts III. Sam Eberts is an accomplished senior executive and board member with over 25 years of success with Fortune 500 companies in health care, consumer, and industrial services. He chairs the Daerter Group, a venture firm in North Carolina and New York providing seed investment for promising start-ups in health care and IoT technology. He recently retired as the Chief Legal Officer, Corporate Secretary and Senior Vice President of Global Corporate Affairs for Laboratory Corporation of America® Holdings (NYSE: LH ). At LabCorp, Eberts led the Global Corporate Affairs group, with enterprise-wide responsibility for the global Legal, Compliance, Corporate Secretary, Shareholder Services, Public Policy/Government Relations, Communications, Community Affairs/Philanthropy, Privacy and Security functions. Mr. Eberts serves on the Board of Trustees for Endicott College in Beverly, Mass. and the Alamance Community College Foundation in Graham, N.C. He is the past Chair of Easter Seals/UCP of North Carolina and Virginia. Eberts serves on the advisory boards for the Woodrow Wilson Center for International Scholars in Washington, D.C. and the World Policy Institute in New York, non-partisan think tanks for global policy analysis. Previously, he was a partner and served on the Board and the Investment Committee for MedCap Funds in Boston, Mass., an early-stage health care technology fund and Alpha Marketing in Raleigh, a channel marketing firm. Eberts has served on the Health Care Policy Leadership Council at Harvard University’s Kennedy School and presently serves on the Corporate Governance Forum at Harvard Law School. He is a member of the Council for Entrepreneurial Development, one of the largest entrepreneurial networks in the United States and is an active mentor working with entrepreneurs providing practical, day-to-day professional advice and coaching. Mr. Eberts is a frequent speaker on healthcare and leadership and has served as a guest lecturer at Harvard University’s Kennedy School of Government, Duke and Wake Forest University Schools of Law, Baylor University School of Medicine and the University of Minnesota’s Carlson School of Management. He has also served as an Adjunct Associate Professor at the University of Texas School of Public Health, Division of Management, Policy and Community Health. We believe Mr. Eberts’ extensive legal experience with healthcare-related public companies makes him a valuable member of our board.

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Ken Ludlum. Mr. Ludlum has served as a director of the Company since February 2024. Mr. Ludlum is a professional board member with medical technology and biotechnology companies. He has served on the board of directors of more than a dozen companies. From 2002 to 2020, Mr. Ludlum served on the board of directors and as chairman of the audit committee at Natus Medical Incorporated, and as chairman of the compensation committee from June 2018 to June 2019. Mr. Ludlum has served on the board of directors and as chairman of the audit committee of Dermavant Sciences Limited, a United Kingdom company, since 2019. Mr. Ludlum has also been on the board of directors and chairman of the audit committee of Personalis Inc., a gene sequencing company, from 2016 – 2019. From 2014 to 2016 Mr. Ludlum served as Chief Financial Officer at CareDx, Inc., a molecular diagnostics company, and prior to that served as Chief Financial Officer for other publicly traded companies. Mr. Ludlum has worked for or with health care, medical device, biotechnology or diagnostic companies since 1985. Mr. Ludlum holds a B.S. degree in Business Administration from Lehigh University and a M.B.A. degree from Columbia University Graduate School of Business.

Mr. Ludlum is independent and his executive management experience and past board services at several public companies has provided him with extensive financial and accounting experience, and knowledge of accounting principles, financial reporting rules, and regulations and qualifies him as a financial expert. Mr. Ludlum also has a background in investment banking, which, coupled with his experience in finance, board service and financial leadership, provides him with the necessary skills and functional understanding to serve effectively on our Board, as Chairman of our Audit Committee and as a member of our Compensation Committee and Nominating and Governance Committee.

Cathryn Chen. Since April 2023, Cathryn Chen has served as Chief Financial Officer and Co-Vice Chairwoman of the Board of Directors of Aurora Technology Acquisition Corp. Ms. Chen served as the Chief Operating Officer and Co-Vice Chairwoman of the Board of Directors of Aurora Technology Acquisition Corp. from August 2021 until April 2023. Ms. Chen is the Managing Director of MarketX Ventures, a venture capital firm focused on growth to stage technologies investments, and the Founder & CEO of MarketX Inc., a fintech company with the mission to revolutionize the private markets. Founded in March 2015, MarketX Inc. is backed by 12 technology founder & CEOs and has completed over $250M in primary and secondary pre-IPO transactions. In 2020, she launched MarketX Ventures, a growth to late-stage focused venture fund, backed by technology executives such as the founders of Thrasio and Patreon. Prior to founding MarketX, Ms. Chen worked as an investment banker with prominent investment banks including Deutsche Bank, NM Rothschild, and JP Morgan in London, New York, and Hong Kong. During her investment banking career, Ms. Chen was involved with dozens of IPOs, M&As, and private placements including Alibaba, Omada Health, and Twitter. Since founding MarketX Ventures, Ms. Chen has worked with and is currently advising over 200 family offices globally. MarketX has invested in and transacted with a few dozen pre-IPO companies in the US, China, and Europe, with an aggregate market capitalization of over $500 billion. Previously, Ms. Chen was also an early employee with EverString Technology (“EverString”), an ad-tech company backed by Sequoia Capital & Lightspeed Partners that was later sold to ZoomInfo. Ms. Chen is a nextgen member of the Committee of 100, a non-profit organization (Ma founded the Committee of 100 with I.M. Pei and several other distinguished Chinese Americans in 1989 to give Chinese Americans a strong voice in U.S.-China relations and Asian American affairs). In 2008, Ms. Chen co-founded MoneyThink LA, a 501(c)3 non-profit that provides financial education to urban high school students around the nation. Its parent company, MoneyThink, received the “Champions of change” award from then-President Barrack Obama in 2012. Ms. Chen received her Bachelor’s degree from UCLA and General Course, London School of Economics and Political Science. We believe Ms. Chen’s extensive finance and investment banking background make her a valuable member of our board.

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Number and Terms of Office of Officers and Directors

Our Board currently consists of seven members. The Board is classified into three classes: Class I, Class II and Class III. The number of directors in each class is as equal as possible. The Class I Directors have been elected for a term expiring at the 2027 annual meeting, the Class II Directors have been elected for a term expiring at the 2025 annual meeting and the Class III Directors stand appointed for a term expiring at the 2026 annual meeting. Directors appointed to succeed those directors whose terms expire are appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. Except as applicable law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of directors and/or the removal of one or more directors and the filling of any vacancy, additional directors and any vacancies in the board of directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, even though a quorum may not be present at any meeting of the directors, or by the sole remaining director. All directors hold office until the expiration of their respective terms of office and until their successors have been appointed. A director appointed to fill a vacancy resulting from the death, resignation or removal of a director serves for the remainder of the full term of the director whose death, resignation or removal has created the vacancy and until his successor has been appointed.

Director Independence

The Board has determined that, Ken Ludlum, Max Baucus, F. Samuel Eberts III and Cathryn Chen are “independent directors” for purposes of the NASDAQ Stock Market (“NASDAQ”) Listing Rules and Rule 10A-3(b)(1) under the Exchange Act, as the term applies to membership on the Board and the various committees of the Board. NASDAQ’s independence definition includes a series of objective tests, such as that the Director has not been an employee of the company within the past three years and has not engaged in various types of business dealings with the Company. As of June 21, 2024, the Board has appointed Mr. Eberts as Lead Independent Director (see below). In addition, as further required by NASDAQ Listing Rules, our Board has made an affirmative subjective determination as to each independent Director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and us with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management.

Board of Directors, Leadership Structure, and Executive Sessions

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Our Corporate Governance Guidelines currently provide that the Board may choose to appoint a single person to a combined Chief Executive Officer and Chairman role or appoint a Chairman who does not also serve as Chief Executive Officer. Currently, our Chief Executive Officer also serves as Chairman. The Board believes this leadership structure is optimal for the Company at the current time, as it provides the Company with a Chief Executive Officer and Chairman with a long history of service in a variety of positions and who is, therefore, deeply familiar with the history and operations of the Company. The Board also believes that the current leadership structure provides independent oversight and management accountability through regular executive sessions of the independent Directors that are mandated by our Corporate Governance Guidelines. The Board recognizes that when the positions of Chairman and Chief Executive Officer are combined, or when the Chairman is not an independent director, it is imperative that the Board elect a strong Lead Independent Director with a clearly defined role and robust set of responsibilities and will annually elect a non-management, independent director to serve in the Lead Independent Director role. The Lead Independent Director shall have the following responsibilities (and may also perform other functions, upon request): (i) presiding at all meetings of the Board at which the Chairman is not present; (ii) presiding during Executive Sessions of the Board; (iii) calling meetings of the independent directors or the Board, as appropriate; (iv) facilitating discussion and open dialogue among the independent directors during Board meetings, Executive Sessions and outside of Board meetings; (v) briefing the Chairman and Chief Executive Officer on issues discussed during Executive Sessions; (vi) serving as a liaison among the Chairman and Chief Executive Officer and the other directors; (vii) together with the Chairman and Chief Executive Officer, approving Board meeting agendas and schedules to assure content and sufficient time for discussion of all agenda items; (viii) authorizing the retention of advisors and consultants who report directly to the Board, when appropriate; (ix) reviewing and reporting on the results of the Board and Committee assessments; (x) discussing Board and Committee performance, effectiveness and composition, including feedback from individual directors, with the Chairman and Chief Executive Officer and meeting individually with independent directors as needed; and (x) being available for consultation and direct communication with major investors and other stakeholders upon request.

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Board and Committee Membership

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The members of the Audit Committee are Ken Ludlum (Chair), Max Baucus and Cathryn Chen. The Board has determined that each member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Board has determined that Ken Ludlum is an “audit committee financial expert” within the meaning of SEC regulations. The Board has also determined that each member of the audit committee has the requisite financial expertise required under the applicable Nasdaq requirements. In arriving at this determination, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Compensation Committee

The members of the Compensation Committee are Max Baucus (Chair), Ken Ludlum and Cathryn Chen. The Board has determined that each member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board has also determined that each member is independent under SEC regulations and Nasdaq listing standards. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate and to nominated candidates for the Board.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are F. Samuel Eberts III (Chair), and Cathryn Chen. The Board has determined each member is independent under the Nasdaq listing standards. The primary purpose of the governance committee is to evaluate the performance of the Board and of individual directors and review developments in corporate governance practices.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the Compensation Committee of any entity that has one or more officers serving on our Board of Directors.

Code of Ethics

All of our employees, including our Chief Executive Officer and Chief Financial Officer, are required to abide by our Code of Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a commitment to honesty, fair dealing and full compliance with all laws and regulations affecting the Company’s business. Our policies and procedures cover all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to laws and regulations applicable to the conduct of our business.

As required by the Sarbanes-Oxley Act of 2002, our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

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The full text of our Code of Ethics is posted on our website at www.dih.com on the “Investor Relations - Corporate Governance” page, and also included as Exhibit 14 to the Form 10-K for the fiscal year ended March 31, 2024.

We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website as promptly as practicable, as may be required under applicable SEC and Nasdaq rules and, to the extent required, by filing Current Reports on Form 8-K with the SEC disclosing such information.

Corporate Governance Charter

We have adopted a Nominating and Corporate Governance Committee Charter that address the composition of the Board, criteria for Board membership and other Board governance matters. These guidelines are available on our website at www.dih.com on the “Investor Relations - Corporate Governance” page.

Audit Committee Charter

We have adopted an Audit Committee Charter that address the Company’s accounting and financial reporting processes. These guidelines are available on our website at www.dih.com on the “Investor Relations - Corporate Governance” page.

Compensation Committee Charter

We have adopted a Compensation Committee Charter that address the Company’s compensation structure. These guidelines are available on our website at www.dih.com on the “Investor Relations - Corporate Governance” page.

Insider Trading Policy

We have adopted an insider trading policy available on our website at www.dih.com on the “Investor Relations - Corporate Governance” page.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our officers and the members of our Board, are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as options, warrants, puts and calls, and other similar instruments on our securities, (3) hedging transactions (including, without limitation, prepaid variable forward sale contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, (4) pledging any of our securities as collateral for any loans, (5) holding our securities in a margin account and (6) placing standing or limit orders on our securities.

Clawback Policy

We have adopted Clawback Policy which is available on our website at www.dih.com on the “Investor Relations - Corporate Governance - Governance Overview” page.

Conflicts of Interest

●	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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The conflicts described above may not be resolved in our favor.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Name of Individual	Name of Affiliated Company	Affiliation
Jason Chen	DIH Technology Ltd	Co-Founder Chief Executive Officer

Lynden Bass	—	—

Cathryn Chen	ATAC Sponsor LLC	Co-Founder Chief Financial Officer
	ATAC Manager LLC	Manager Member
	MarketX Inc.	Founder and CEO
	MarketX Ventures LLC	Managing Director
	MarketX Securities LLC	Managing Director

Dr. Patrick Bruno	—	—
Dietmar Dold	—	—

Max Baucus	Baucus Group LLC	Managing Member

F. Samuel Eberts III	—	—

Ken Ludlum	IRIDEX Corp.	Director
	Dermavant Sciences Ltd.	Director

Indemnification of Directors and Officers

As required by our Amended and Restated Certificate of Incorporation, we indemnify our Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We also have entered into agreements with our Directors and officers that contractually obligate us to provide this indemnification. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. These agreements may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty or have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these indemnity agreements and the directors’ and officers’ liability insurance are necessary to attract and retain talented and experienced officers and directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The Company is a “smaller reporting company” as defined by the SEC, and an “emerging growth company” as defined in the JOBS Act, and therefore is not required to provide, and does not purport to provide, all of the disclosures required for a “Compensation Discussion and Analysis” as set forth in the rules promulgated by the SEC. Therefore, the Company is providing a brief overview of its executive compensation program and has elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits programs to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. We believe our compensation programs should promote the success of the Company and align executive incentives with the long-term interests of our stockholders. This section provides an overview of the material components of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The following is a discussion and analysis of the material components of the compensation arrangements of DIH’s named executive officers for the fiscal year ended March 31, 2024.

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For the fiscal years ended March 31, 2024 and March 31, 2023, DIH’s “named executive officers” and their positions were as follows:

Jason Chen, Chief Executive Officer

Lynden Bass, Chief Financial Officer

Patrick Bruno, Chief Marketing Officer

This discussion may contain forward-looking statements that are based on DIH’s current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that DIH adopts following the completion of this offering may differ materially from the currently planned programs summarized in this discussion.

Compensation Philosophy

The Company’s executive compensation program is designed to enable the Company to provide competitive compensation packages that attract, retain and motivate talented executives and managers while aligning management’s and stockholders’ interests in the enhancement of Company performance and stockholder value.

The Company’s executive compensation program uses multiple elements to deliver a total package consisting of base salary, annual cash incentive awards and long-term incentive compensation in the form of equity awards, which are heavily weighted toward variable compensation tied to Company performance and stock price performance. The Compensation Committee reviews each element separately but also considers the relative mix of compensation and benefit offerings when making compensation decisions. In addition, the Compensation Committee retains discretion to make adjustments it deems advisable to balance the Company’s overall performance and the individual performance of the Company’s executive officers with our “pay for performance” philosophy.

Summary Compensation Table

Fiscal Years Ended March 31, 2023 and March 31, 2024 Base Salaries

The named executive officers (“NEOs”) receive a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jason Chen	2024	384,000		—	—	(4)	384,000	(4)
Chief Executive Officer	2023	384,000		—	—	—	384,000

Lynden Bass	2024	280,000		—	—	(5)	280,000	(5)
Chief Financial Officer	2023	13,481	(1)	—	—	—	13,481	(1)

Patrick Bruno	2024	370,804		—	(3)	489,083 (6)	859,887	(6)
Chief Marketing Officer	2023	353,626		—	(3)	185,230	538,856

(1)	Ms. Bass became our Chief Financial Officer on March 15, 2023. For the fiscal year ended March 31, 2023, Ms. Bass received a salary of $13,481 which reflects the period of March 15, 2023 thru March 31, 2023. Ms. Bass’ annual salary is $280,000.

(2)	Mr. Bruno’s salary is denominated in Swiss Francs. At fiscal year-end, this translated into US$370,804.

(3)	Mr. Bruno participates in a Swiss pension plan.

(4)	Mr. Chen is also eligible for a performance-based cash bonus of up to $190,000, the exact amount of which will be determined by DIH’s board of directors based on a review of his performance for the year ended March 31, 2024.

(5)	Ms. Bass is also eligible for a performance-based cash bonus of up to $140,000, the exact amount of which will be determined by DIH’s board of directors based on a review of her performance for the year ended March 31, 2024.

(6)	Mr. Bruno is also eligible for a performance-based cash bonus of up to $185,401, the exact amount of which will be determined by DIH’s board of directors based on a review of his performance for the year ended March 31, 2024. The amounts include the payout of bonuses and long-term incentive plan for the years ended March 31, 2024 and 2023.

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Fiscal Years Ended March 31, 2023 and March 31, 2024 Bonuses

DIH has historically not paid discretionary annual bonuses.

Equity Compensation

No stock options have been granted to DIH’s NEOs during fiscal years ended March 31, 2023 and March 31, 2024.

Other Elements of Compensation — Employee Benefits and Perquisites

Health/Welfare Plans. During their employment, DIH’s named executive officers are eligible to participate in DIH’s employee benefit plans and programs, including medical and dental benefits, to the same extent as DIH’s other full-time employees, subject to the terms and eligibility requirements of those plans.

Pension Benefits

Patrick Bruno participates in a Swiss pension plan. None of our other executive officers, including any of our other NEOs, participate in any defined benefit pension plans.

Nonqualified Deferred Compensation

None of our executive officers, including any of our NEOs, participate in any non-qualified deferred compensation plans, supplemental executive retirement plans or any other unfunded retirement arrangements.

Other Benefits and Perquisites

We provide benefits to our executive officers, including our NEOs, on a similar basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-term and long-term disability insurance; a health savings account and flexible spending accounts. We do not maintain any executive-specific benefit or perquisite programs outside of financial planning services.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the amount that we may deduct from our U.S. federal taxable income for compensation paid to persons who are “covered employees” for purposes of Section 162(m), to $1 million per covered employee per year. While we are mindful of the benefit of full tax deductibility of compensation, we also value the flexibility of compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee and the Board may approve compensation that may not be fully deductible because of the limitation of Section 162(m).

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No Tax Reimbursement of Parachute Payments and Deferred Compensation

We do not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Code, and we have not agreed and are not otherwise obligated to provide any executive officer, including any NEO, with such a “gross-up” or other reimbursement.

Outstanding Equity Awards at Fiscal Years-Ended March 31, 2023 and March 31, 2024.

There were no equity awards of any type outstanding as of March 31, 2023 and March 31, 2024.

Executive Officer Offer Letters

Each of the current NEOs has entered into an offer letter agreement with DIH. The employment of each officer is “at will” and the agreement may be terminated by either party, with or without cause, without the payment of any severance.

Pursuant to Mr. Chen’s offer letter, Mr. Chen is entitled to an initial annual base salary of $384,000. Mr. Chen is also eligible for a performance-based cash bonus of up to $190,000, the exact amount of which will be determined by DIH’s board of directors based on a review of his performance for the year ended March 31, 2024.

Pursuant to Ms. Bass’s offer letter, Ms. Bass is entitled to an initial annual base salary of $280,000. Ms. Bass is also eligible for a performance-based cash bonus of up to $140,000, the exact amount of which will be determined by DIH’s board of directors based on a review of her performance for the year ended March 31, 2024.

Pursuant to Mr. Bruno’s offer letter, Mr. Bruno is entitled to an initial annual base salary of $370,804. Mr. Bruno is also eligible for a performance-based cash bonus of up to $185,401, the exact amount of which will be determined by DIH’s board of directors based on a review of his performance for the year ended March 31, 2024.

Non-Employee Director Compensation

During the fiscal year ended March 31, 2024, DIH’s non-employee directors received the following cash and equity compensation for their service in such capacity.

Name	Fees Earned or Paid ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Max Baucus	0	0	—	0
F. Samuel Eberts III	0	0	—	0
Ken Ludlum	0	0	—	0
Cathryn Chen	0	0	—	0

As of July 29, 2024, DIH’s non-employee directors received the following cash and equity compensation for their service in such capacity. All cash payments to directors are paid monthly on a pro-rated basis.

Name	Fees Earned or Paid ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Max Baucus (1)	83,333	0	—	83,333
F. Samuel Eberts III (2)	41,667	0	—	41,667
Ken Ludlum (3)	83,333	0	—	83,333
Cathryn Chen (4)	41,667	0	—	41,667

(1)	Post fiscal year ended March 31, 2024, Mr. Baucus is entitled to receive on an annual basis: (a) $200,000 in cash fees and (b) $100,000 in shares of Common Stock, as compensation for his service as director.

(2)	Post fiscal year ended March 31, 2024, Mr. Eberts is entitled to receive on an annual basis: (a) $100,000 in cash fees and (b) $200,000 in shares of Common Stock, as compensation for his service as director.

(3)	Post fiscal year ended March 31, 2024, Mr. Ludlum is entitled to receive on an annual basis: (a) $200,000 in cash fees and (b) $100,000 in shares of Common Stock, as compensation for his service as director.

(4)	Post fiscal year ended March 31, 2024, Ms. Chen is entitled to receive on an annual basis: (a) $100,000 in cash fees and (b) $200,000 in shares of Common Stock, as compensation for her service as director.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

DIH Related Party Transactions

Parties are considered related to DIH if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with DIH. Related parties also include principal owners of DIH, its management, members of the immediate families of principal owners of DIH and its management and other parties with which DIH may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. DIH discloses all related party transactions.

Transactions with DIH

DIH has not historically operated as a standalone business and has had various transactional relationships with DIH Cayman, a company formed in the Cayman Islands (“DIH Cayman”). Consistent with the basis of presentation in DIH’s financial statements presented elsewhere in this registration statement, net parent company investment is primarily impacted by net funding provided by or distributed to DIH Cayman.

DIH and DIH International (“DIH Hong Kong”) are wholly owned subsidiaries of DIH Cayman. As of January 6, 2025, DIH Cayman remained the largest shareholder of the Company and continued to own 100% interest in DIH Hong Kong.

Reorganization and Transaction with DIH Cayman and DIH Hong Kong

While the Company’s businesses have historically functioned together with the other businesses controlled by DIH Cayman, the Company’s businesses are largely isolated and not dependent on corporate or other support functions. DIH Hong Kong is a wholly-owned subsidiary of DIH Cayman and the Company was a wholly-owned subsidiary of DIH Cayman prior to closing of the Business Combination.

On July 1, 2021, DIH Cayman completed a series of reorganization steps to transfer DIH US Corp and its subsidiaries and Hocoma Medical GmbH from Hocoma AG to DIH Holding US Inc., Nevada, effectively creating the Company as explained in the Hocoma AG and share transfers section below. The reorganization was accounted for as a common control transaction and the assets contributed and liabilities assumed were recorded based on their historical carrying values.

Subsequent to the year ended March 31, 2022, the Company did not incur significant transactions with DIH Cayman or DIH Hong Kong. The balances recorded under “Due from relate party” and “Due to related party” are derived from historical transactions. The table below summarizes related party balances with DIH Hong Kong excluding Hocoma AG and Motek as of March 31, 2024 and 2023.

	As of March 31,
	2024	2023
Due from related party	$2,586	$2,456
Due to related party	$1,470	$1,311

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Hocoma AG and share transfers

On July 1, 2021, Hocoma AG entered into a series of agreements with the Company and its subsidiaries to transfer all business aspects of development and production of mechanical and electronic devices in the fields of medical technology and biotechnology to Hocoma Medical GmbH.

Between July 2021 and January 2024, Hocoma AG operated as a single entity, with all business operations conducted at Hocoma AG while all personnel, except for two employees managing the MDR certification, were employed by Hocoma Medical. The EU MDR 2017/745 came into effect in May 2021. All medical devices certified under the previous Medical Device Directive (MDD) must certify to the new requirements to ensure that they can continue to be sold in the European market. Hocoma AG holds the MDR certification, which cannot legally be transferred to Hocoma Medical. Upon the lifting of the injunction, management performed a carve out of these entities to reflect the transfer from Hocoma AG to Hocoma Medical GmbH in July 2021.

Transfer ownership of DIH US Corp to DIH Nevada:

Hocoma AG and DIH Nevada entered into a share purchase agreement effective on July 1, 2021, in which Hocoma AG agreed to sell all 10,000 shares of DIH US Corp and intercompany balances totaling $7.80 million between DIH US Corp and Hocoma AG to DIH Nevada. The purchase price was settled through a Note Agreement accruing interest at a rate of 1.25% annually (“Share Purchase Note”). The note has a term of 5 years, due on June 30, 2026, with prepayment allowed.

Contribution net assets to Hocoma Medical:

In a Contribution Agreement effective on July 1, 2021, Hocoma AG agreed to contribute its business to Hocoma Medical GmbH. The contributed business was valued at USD 10.47 million as amended where Hocoma Medical GmbH was a wholly owned subsidiary of Hocoma AG at the time. The Contribution Agreement explicitly excluded the intellectual property rights specified in the Contribution Agreement. Additionally, the assets excluded all 10,000 shares of DIH US Corporation and certain intercompany balances. The Agreement specifically excludes from these liabilities all indebtedness of Hocoma AG related to the contributed business as of the effective date, as well as any liability for taxes relating to the contributed business as of the effective date.

Transfer of ownership in Hocoma Medical to DIH Nevada:

Under a separate Share Purchase Agreement effective on July 1, 2021, Hocoma AG transferred all ownership in Hocoma Medical GmbH in the form of 200 membership interests to DIH Nevada for $10.47 million, based on the final valuation. The purchase price was settled through a Note Agreement with an interest rate of 1.25% (“Membership Interest Note”). The note was agreed for a term of 5 years, due on June 30, 2026, with prepayment allowed.

Transfer of intellectual property to DIH US Corp:

In a business/asset, share, and IP purchase agreement on July 12, 2021, which was amended on August 3, 2021, Hocoma AG transferred intellectual property rights as listed in the Annex to the agreement to DIH Technology Inc. (a wholly owned subsidiary of DIH US Corp) for $1.57 million through a note agreement. The note payable formalized in a note agreement effective July 1, 2021, with an interest rate of 1.25% (“IP Note”). The note was agreed for a term of 5 years, due on June 30, 2026, with prepayment allowed.

The Share Purchase Note, Membership Interest Note and IP Note together are referred to as “Related Party Notes”.

Hocoma Medical GmbH has made periodically payments on the principal and interests of the Related Party Notes, resulting from the transfer of the business and assets above.

Additionally, the two employees who remained at Hocoma AG provided services for the business of Hocoma Medical. Historically, an immaterial premium was charged to the cost of the employees.

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As of March 31, 2024 and 2023, the balances of Related Party Notes were $11,457 and $17,301, respectively included in Note payable - related party” on the consolidated balance sheet. The decrease resulted from the Company’s payments of principal on Related Party Notes owed to Hocoma AG.

In addition to the Related Party Notes, as of March 31, 2024 and 2023, the Company recorded a related party balance of $(267) and $1,992, respectively, representing cash balances owed by Hocoma AG. As part of the transfer discussed above, the Company also recorded a long-term related party receivable for $324 as of March 31, 2024 and 2023, included in “Other assets” on the consolidated balance sheet.

Motek Group

The Company has entered into a distribution agreement with the Motek Group. The agreement, which has been historically in place, appoints the Company as the exclusive distributor of Motek’s advanced human movement research and rehabilitation products and services designed to support efficient functional movement therapy within specified territories. Under the distribution agreement, Motek supplies the products and services to the Company at the prices detailed in the agreement, with the Company entitled to a distributor margin. Motek provides ongoing support and assistance, including training, marketing materials, and technical documentation to the Company.

For the years ended March 31, 2024 and 2023, the Company made purchases amounting to $13,599 and $11,869, respectively, from the Motek Group.

As part of these transactions, the Company made advance payments to Motek, included in “Due from related party,” and also had trade payables, included in “Due to related party” on the consolidated balance sheet. The balances as of March 31, 2024 and 2023 are as follows:

	As of March 31,
	2024	2023
Due from related party	$3,367	$1,934
Due to related party	$8,667	$5,530

PRINCIPAL SECURITYHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of January 7, 2025 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our Common Stock, (ii) each director and executive officer, and (iii) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the address of each stockholder listed below is c/o DIH Holding US, Inc., 77 Accord Park Drive, Suite D-1, Norwell, MA.

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We had 41,080,368 shares of Class A Common Stock outstanding including 6,000,000 shares of common stock issuable in connection with the earn-out provisions set forth in the Business Combination Agreement as of January 6, 2025.

Name and Address of Beneficial Owner	Shares Owned		Percentage Ownership (%)
Directors and Executive Officers
Jason Chen(1)	14,085,241		34.3
Lynden Bass	—		—
Dr. Patrick Bruno	—		—
Max Baucus	52,817		*
F. Samuel Eberts III	105,634		*
Ken Ludlum	52,817		*
Cathryn Chen(2)	7,725,807	(5)	17.4
Dietmar Dold	—		—
All Directors and Executive Officers as a Group (8 Persons)	21,811,048	(5)	49.2
5% or Greater Stockholders
DIH Technology Ltd.(1)(3)	14,085,241		34.3
ATAC Sponsor LLC(2)(4)	7,725,807	(5)	17.4
Five Narrow Lane, L.P.(7)	1,067,103	(6)	2.5

* Less than 1%

(1)	Jason Chen does not own any shares of DIH directly but may be deemed to have indirect ownership of DIH through his ownership of approximately 42% of the outstanding shares of DIH Technology Ltd. He does not have voting or dispositive power over the shares of DIH owned by DIH Technology Ltd. After the completion of the Business Combination, he continues to have an indirect ownership of shares of DIH through his ownership of DIH Technology Ltd. but does not have voting or dispositive power over such shares.

(2)	ATAC Sponsor LLC (the “Former Sponsor”) is the record holder of the shares reported herein. Zachary Wang, Cathryn Chen and Yida Gao are managing members of the Former Sponsor. Consequently, Cathryn Chen may be deemed the beneficial owner of the shares held by the Former Sponsor and have voting and dispositive control over such securities. Ms. Chen disclaims beneficial ownership of any shares other than to the extent she may have a pecuniary interest therein, directly or indirectly.

(3)	The business address for DIH Technology Ltd is P.O. Box 61, 3rd Floor Harbour Centre, North Church Street, Grand Cayman, KY1-1102, Cayman Islands.

(4)	The business address for the Former Sponsor is 4 Embarcadero Center, Suite 1449, San Francisco, CA 94105.

(5)	Includes 3,235,000 shares of Common Stock underlying the Private Placement Warrants held by the Former Sponsor.

(6)	Includes (i) up to 660,000 shares of Common Stock, issuable upon conversion of the remaining balance of the 8% Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”) purchased by Five Narrow Lane, L.P. pursuant to a Securities Purchase Agreement dated June 7, 2024, and (ii) up to 330,000 shares of Common Stock underlying the warrant issued to Five Narrow Lane L.P., in connection with the purchase of the Debenture. Pursuant to the beneficial ownership limitation set forth in the Debenture and the Warrant, Five Narrow Lane, L.P. is restricted from effecting any conversion of the Debenture or any exercise of the Warrant which would result in an excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon such conversion and/or exercise.

(7)	The business address for Five Narrow Lane, L.P. is 510 Madison Avenue, 14th Floor, New York, NY 10022

PLAN OF DISTRIBUTION

We are offering on a reasonable best efforts basis up to 3,424,658 Units, based on an assumed public offering price of $2.92 per Unit, which represents the closing price of our common stock on Nasdaq on January 6, 2025, for gross proceeds of up to approximately $10 million before deduction of placement agent fees and offering expenses. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, we have engaged Maxim to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors who enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

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The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

The Units will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of Units to be sold or minimum aggregate offering proceeds for this offering to close. We expect this offering to be completed not later than one trading day following the commencement of this offering and we will deliver all securities issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon our receipt of investor funds. Accordingly, neither we nor the placement agent has made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of securities offered hereunder.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about January [*], 2025.

Placement Agent Fees and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. The cash transaction fee will be reduced to 3.5% of the public offering price of the Units for any investors we introduce to the placement agent. In addition, we will reimburse the placement agent for certain of its out-of-pocket expenses incurred in connection with this offering, including the placement agent’s legal fees, and actual travel and reasonable out-of-pocket expenses, in an amount not to exceed $125,000 if this offering is completed.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming the sale of all Units in this offering and no sale of any Pre-Funded Warrants in this offering.

		Per Unit(1)		Total
Public offering price	$		$
Placement agent fees(2)	$		$
Proceeds to us, before expenses	$		$

We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $375,000, all of which are payable by us. This figure includes, among other things, the placement agent’s expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) that we have agreed to reimburse.

Lock-Up Agreements

We have agreed to use our best efforts to cause each of our officers, directors and holders of five percent (5.0%) or more of our outstanding shares of common stock have agreed for a period of six (6) months after this offering is complete, subject to certain exceptions not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period without the prior written consent of the placement agent, subject to certain exceptions.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Securities Issuance Standstill

We have agreed that for a period of up to 90 days from the closing of this offering that neither we nor any subsidiary will, without the prior written consent of the placement agent, (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions. The Company has also agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement, for a period of up to six months following the closing of this offering.

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Tail

If there is a closing of this offering, or if our engagement agreement with the placement agent is terminated prior to closing of this offering, then if within twelve (12) months following such time, the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the placement agent during the term of the engagement agreement, then we will pay the placement agent upon the closing of such financing or receipt of such proceeds a commission as described in this section, in each case only with respect to the portion of such financing received from such investors. We shall have the right to terminate this right for “cause,” for the placement agent’s material failure to provide the services contemplated in this offering, which will eliminate our obligations with respect to the payment of any fees with respect to this right.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual public offering price of the securities we are offering, and the exercise price of the Class A warrants and the Pre-Funded Warrants included in the Units that we are offering, were negotiated among us, the placement agent and the investors in the offering based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the warrants that we are offering, include our history and prospects, the market price of our common stock on Nasdaq, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent or an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

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Other Relationships and Affiliations

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The placement agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Listing

The Class A Common Stock trades on Nasdaq under the symbol “DHAI” and the Public Warrants trade on Nasdaq under the symbol “DHAIW.”

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company.

Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

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This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

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Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

DESCRIPTION OF SECURITIES

The Company’s capital stock is governed by the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and the Delaware General Corporation Law (“DGCL”). This description is a summary and is not complete. We urge you to read the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are files as Exhibits 3.1 and 3.2, respectively to the registration statement of which this prospectus forms a part,

General

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.

Dividend Rights

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Delaware common law also imposes a solvency requirement in connection with the payment of dividends.

Subject to preferences that may apply to any shares of the Company’s preferred stock outstanding at the time, the holders of the Company’s common stock will be entitled to receive dividends out of funds legally available therefor if the Company’s board of directors, in its discretion, determines to authorize the issuance of dividends and then only at the times and in the amounts that the Company’s board of directors may determine.

Voting Rights

Holders of the Common Stock are entitled to one vote for each share held as of the record date for the determination of the stockholders entitled to vote on such matters, including the election and removal of directors, except as otherwise required by law. Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Company’s Amended and Restated Certificate of Incorporation does not authorize cumulative voting and provides that no shareholder is permitted to cumulate votes at any election of directors.

Right to Receive Liquidation Distributions

If the Company becomes subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to the Company’s stockholders would be distributable ratably among the holders of the Common Stock and any participating series of the Company’s preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of, and the payment of any liquidation preferences on, any outstanding shares of the Company’s preferred stock.

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Other Matters

All outstanding shares of the Company’s Common Stock are fully paid and nonassessable. The Company’s common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Preferred Stock

The Company’s board of directors is authorized, subject to limitations prescribed by the DGCL, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the Company’s stockholders. The Company’s board of directors is empowered to increase or decrease the number of shares of any series of the Company’s preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by the Company’s stockholders. The Company’s board of directors is able to authorize the issuance of the Company’s preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Company’s Common Stock. The issuance of the Company’s preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and might adversely affect the market price of the Company’s Common Stock and the voting and other rights of the holders of the Company’s Common Stock. There are currently no plans to issue any shares of the Company’s preferred stock.

Board of Directors

The Company’s board of directors consists of seven directors. The Amended and Restated Certificate of Incorporation provides that the number of directors shall be fixed only by resolution of the board of directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Takeover Defense Provisions

Certain provisions of Delaware law, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the Company’s board of directors.

Section 203 of the DGCL

The Company is governed by the provisions of Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” (as those terms are defined in Section 203 of the DGCL) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	either the merger or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the merger was approved by the Company’s board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

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In general, Section 203 defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or, within the prior three years, did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing changes in control of the Company.

Classified Board of Directors

The Amended and Restated Certificate of Incorporation provides that the Company’s board of directors is divided into three classes, designated as Class I, Class II and Class III. Each class is an equal number of directors, as nearly as possible, consisting of one-third of the total number of directors constituting the entire board of directors. The term of the initial Class I directors terminates on the date of the 2024 annual meeting of stockholders, the term of the initial Class II directors will terminate on the date of the 2025 annual meeting of stockholders and the term of the initial Class III directors will terminate on the date of the 2026 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

Removal of Directors

The Amended and Restated Certificate of Incorporation provides that stockholders may only remove a director for cause and only by the affirmative vote of the holders of a majority of the issued and outstanding capital stock of the Company entitled to vote in the election of directors, voting together as a single class.

Board of Directors Vacancies

The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only a majority of the remaining members of the Company’s board of directors, although less than a quorum, to fill vacant directorships, including newly created directorships. In addition, subject to the rights of holders of any series of the Company’s preferred stock, the number of directors constituting the Company’s board of directors is permitted to be set only by a resolution of the Company’s board of directors. These provisions prevent a stockholder from increasing the size of the Company’s board of directors and then gaining control of the Company’s board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Company’s board of directors and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company’s stockholders may not take action by written consent but may only take action at annual or special meetings of the stockholders. As a result, a holder controlling a majority of the Company’s capital stock will not be able to amend the Amended and Restated Bylaws, amend the Amended and Restated Certificate of Incorporation or remove directors without holding a meeting of the Company’s stockholders called in accordance with the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws further provide that special meetings of stockholders of the Company may be called only by the Company’s board of directors, the Chairperson of the Company’s board of directors, or the Chief Executive Officer or the President of the Company, thus prohibiting stockholder action to call a special meeting. These provisions might delay the ability of the Company’s stockholders to force consideration of a proposal or for stockholders controlling a majority of the Company’s capital stock to take any action, including the removal of directors.

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Advance notice requirements for stockholder proposals and director nominations

The Amended and Restated Certificate of Incorporation provides that advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company must be given in the manner and to the extent provided in the bylaws of the Company. The Amended and Restated Bylaws provide that, with respect to an annual meeting of the Company’s stockholders, nominations of persons for election to the board of directors and the proposal of other business to be transacted by the stockholders may be made only (i) pursuant to the Company’s notice of the meeting, (ii) by or at the direction of the Company’s board of directors, (iii) as provided in the certificate of designation for any class or series of preferred stock or (iv) by any stockholder who was a stockholder of record at the time of giving the notice required by the Amended and Restated Amended and Restated Bylaws, at the record date(s) set by the board of directors for the purpose of determining stockholders entitled to notice of, and to vote at, the meeting, and at the time of the meeting, and who complies with the advance notice provisions of the Amended and Restated Bylaws.

With respect to special meetings of stockholders, only the business specified in the Company’s notice of meeting may be brought before the meeting. Nominations of persons for election to the board of directors may be made only (i) by or at the direction of the Company’s board of directors or (ii) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record at the time of giving the notice required by the Amended and Restated Bylaws, at the record date(s) set by the board of directors for the purpose of determining stockholders entitled to notice of, and to vote at, the meeting, and at the time of the meeting, and who complies with the advance notice provisions of the Amended and Restated Bylaws.

The advance notice procedures of the Amended and Restated Bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or other proposals for an annual meeting must be delivered to the Company’s Secretary at the principal executive office of the Company not earlier than the 120th day nor later than 5:00 p.m., local time, on the 90th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 70 days after the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., local time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

These provisions might preclude stockholders of the Company from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

No cumulative voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Amended and Restated Certificate of Incorporation does not provide for cumulative voting and provides that no stockholder is permitted to cumulate votes at any election of directors.

Amendments to Certificate of Incorporation and Bylaws

Except for those amendments permitted to be made without stockholder approval under Delaware law or the Amended and Restated Certificate of Incorporation, the Amended and Restated Certificate of Incorporation generally may be amended only if the amendment is first declared advisable by the board of directors and thereafter approved by holders of a majority of the outstanding stock of the Company entitled to vote thereon. Any amendment of certain provisions in the Amended and Restated Certificate of Incorporation will require approval by holders of at least two-thirds of the voting power of the then-outstanding voting securities of the Company entitled to vote thereon, voting together as a single class. These provisions include, among others, provisions related to the classified board structure, board composition, removal of directors, indemnification and exculpation, cumulative voting rights, preferred stock, exclusive forum provisions, provisions related to stockholder action and advance notice, corporate opportunities and amendments to the charter, in each case as summarized in this registration statement.

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The Company’s board of directors have the power to adopt, amend or repeal any provision of the Amended and Restated Bylaws. In addition, stockholders of the Company may adopt, amend or repeal any provision of the Amended and Restated Bylaws with the approval by the holders of at least two-thirds of the voting power of the then-outstanding voting securities of the Company entitled to vote thereon, voting together as a single class.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq Stock Market, which would apply if and so long as the common stock remains listed on the Nasdaq Stock Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Company’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Exclusive Forum

The Amended and Restated Certificate of Incorporation provides that, unless otherwise consented to by the Company in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company relating to any provision of the DGCL or the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Delaware, in each such case unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. The Amended and Restated Certificate of Incorporation further provides that the federal district courts of the United States will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in the Company’s securities will be deemed to have notice of and consented to this provision.

Although the Amended and Restated Certificate of Incorporation contains the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

The Amended and Restated Certificate of Incorporation further provides that the federal district courts of the United States will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and, therefore, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

Although we believe these provisions benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of applicable law, these exclusive forum provisions may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and other employees.

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Limitations on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Company’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Company’s Amended and Restated Certificate of Incorporation permits and the Amended and Restated Bylaws obligate the Company to indemnify, to the fullest extent permitted by the DGCL, any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company will not be obligated to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person unless the Proceeding (or part thereof) was, or is, authorized by the board of directors, the Company determines to provide the indemnification or is otherwise required by applicable law. In addition, the Amended and Restated Bylaws require the Company, to the fullest extent permitted by law, to pay, in advance of the final disposition of a Proceeding, expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding, upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under the Amended and Restated Bylaws or the DGCL.

The Company entered into an indemnification agreement with each of its directors and executive officers that provide for indemnification to the maximum extent permitted by Delaware law.

The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers. The limitation of liability and indemnification provisions in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent

The Transfer Agent for our securities is Continental Stock Transfer & Trust Company.

Listing of Common Stock and Warrants

The Class A Common Stock and Public Warrants of the Company trade on Nasdaq under the symbols “DHAI” and “DHAIW,” respectively.

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Warrants

Class A Warrants

Overview. The following summary of certain terms and provisions of the Class A warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us the Warrant Agent, and the form of Class A warrant, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto and the form of Class A warrant. Each Class A warrant issued in this offering entitles the registered holder to purchase one share of our Common Stock at a price equal to $2,92 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, on the fifth anniversary of the original issuance date.

Exercisability. The Class A warrants are exercisable at any time after their original issuance date until the fifth anniversary of the original issuance date. The Class A warrants may be exercised upon surrender of the warrant on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form included with the Class A warrant completed and executed as indicated. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the Class A warrants, the holders of the Class A warrants shall have the right to exercise the Class A warrants via a cashless exercise feature provided for in the Class A warrants, until such time as there is an effective registration statement and current prospectus. See “— Cashless Exercise” below.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the Class A warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Class A warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class A warrants.

Exercise Price. The exercise price per whole share of our Common Stock purchasable upon the exercise of the Class A warrants is $2.92 per share of Common Stock. The warrants will be immediately exercisable and may be exercised at any time up to the date that is the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise of the Class A warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Class A warrants will not be adjusted for issuances of Common Stock at prices below their exercise price.

Cashless Exercise. If, at any time after the issuance of the Class A warrants, a holder of the Class A warrants exercises the warrants and a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of Common Stock underlying the Class A warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of Common Stock determined according to a formula set forth in the Class A warrants.

Fractional Shares. No fractional shares of Common Stock will be issued upon exercise of the warrants. If, upon exercise of the Class A warrant, a holder would be entitled to receive a fractional interest in a share, we will, in our discretion and upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. Subject to applicable laws, the Class A warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Warrant Agent; Global Certificate. The warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

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Fundamental Transactions. In the event of a “fundamental transaction,” as described in the Class A warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Class A warrants will be entitled to receive upon exercise of the Class A warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class A warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Class A warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Class A warrant.

Pre-Funded Warrants

The terms of the Pre-Funded Warrants, if any, are identical to the terms of the Class A warrants, except that:

●	the exercise price of the Pre-Funded Warrants is $0.0001; and

●	the Pre-Funded Warrants may be exercised on a cashless basis at any time.

Public Warrants

Each two Public Warrants entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Because the Public Warrants may only be exercised for whole numbers of shares of Common Stock, only an even number of warrants may be exercised at any given time by a warrant holder. The Public Warrants will expire five years after the anniversary of the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant is exercisable and we are not obligated to issue a share of Common Stock upon exercise of a Public Warrant unless the share of Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

If a registration statement covering the shares of Common Stock issuable upon exercise of the warrants is not effective within 120 days after the closing of the Initial Business Combination Warrants holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Common Stock at the time of any exercise of a warrant is not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

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Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our Common Stock may fall below the $18.00 trigger price, as well as the $11.50 warrant exercise price after the redemption notice is issued.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such Common Stock under the blue sky laws of the state of residence in those states in which the Public Warrants were offered by us in this offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and the holders of private placement warrants do not take advantage of this option, the former sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below. A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.9% (or such other amount as a holder may specify) of the Common Stock outstanding immediately after giving effect to such exercise.

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If the number of outstanding shares of Common Stock is increased by a share dividend payable in stock, or by a split-up of stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a share dividend of a number of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one (1) minus the quotient of (x) the price per share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other shares into which the warrants are convertible), other than (a) as described above, or (b) certain Common Stock cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

The warrants are issued in registered form under the Warrant Agreement between Continental, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

Except as described herein, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period.

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We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell their shares of Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, holders of our private placement warrants are entitled to certain registration rights.

LEGAL MATTERS

The validity of the securities being offered by this registration statement will be passed upon for us by Loeb & Loeb LLP. Ellenoff Grossman & Schole LLP is acting as counsel to the placement agent.

EXPERTS

The consolidated financial statements of DIH Holding US, Inc. as of March 31, 2024 and 2023 and for each of the fiscal years then ended, included in this prospectus and in the registration statement have been so included in the reliance on the report of BDO AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 12, 2024, the Audit Committee of the Board of Directors dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm. Marcum had served as ATAK’s independent registered public accounting firm from May 2, 2022 through March 12, 2024.

Marcum’s audit reports on ATAK’s financial statements as of and for the year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2023 and the subsequent interim period through March 12, 2024: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the material weakness in ATAK’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Company provided Marcum with a copy of the Current Report on Form 8-K dated March 12, 2024 prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether Marcum agrees with the statements made by the Company in this report and, if not, stating the respects, if any, in which Marcum does not agree with such statements. A copy of the letter from Marcum was filed as Exhibit 16.1 to the Current Report on Form 8-K dated March 12, 2024.

On March 12, 2024, the Audit Committee engaged BDO AG (“BDO AG”) as its new independent registered public accounting firm. The Company has authorized Marcum to respond fully to the inquiries of BDO AG, as the successor independent registered accounting firm.

BDO AG had served as independent registered public accounting firm for Legacy DIH up through the completion of the Business Combination. During the two most recent fiscal years and the subsequent interim period through March 12, 2024, the Company did not consult with BDO AG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO AG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On September 10, 2024, the Audit Committee of the Board of Directors of the Company dismissed BDO AG as the Company’s independent registered public accounting firm. BDO AG had served as the Company’s independent registered public accounting firm since March 12, 2024 and had served as the independent auditor for Legacy DIH, the Company’s wholly-owned subsidiary, since 2022.

BDO AG’s audit reports on the Company’s financial statements as of and for the fiscal years ended March 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended March 31, 2024 and the subsequent interim period through September 10, 2024: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with BDO AG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO AG, would have caused BDO AG to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the material weakness in the Company’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended March 31, 2024.

The Company provided BDO AG with a copy of the Current Report on Form 8-K dated September 10, 2024 prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that BDO AG furnish the Company with a letter addressed to the SEC stating whether BDO AG agrees with the statements made by the Company in this report and, if not, stating the respects, if any, in which BDO AG does not agree with such statements. A copy of the letter from BDO AG was filed as Exhibit 16.1 to the Company’s Form 8-K dated September 10, 2024.

On September 10, 2024, the Audit Committee appointed BDO USA, PC (“BDO USA”) as its new independent registered public accounting firm. The Company has authorized BDO AG to respond fully to the inquiries of the successor independent registered accounting firm.

During the two most recent fiscal years and the subsequent interim period through September 10, 2024, the Company did not consult with BDO USA with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO USA concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://dih.com statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

90

F-1

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

DIH Holding US, Inc.

Norwell, MA

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of DIH Holding US, Inc. (the “Company”) as of March 31, 2024 and 2023, the related consolidated statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Zurich, July 15, 2024

BDO AG

/s/ Christoph Tschumi	/s/ Philipp Kegele
Christoph Tschumi	Philipp Kegele

We have served as the Company’s auditor since 2022

F-2

DIH HOLDING US, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$3,225	$3,175
Accounts receivable, net of allowances of $667 and $1,683, respectively	5,197	5,998
Inventories, net	7,830	4,850
Due from related party	5,688	6,383
Other current assets	5,116	4,855
Total current assets	27,056	25,261
Property, and equipment, net	530	742
Capitalized software, net	2,131	2,019
Other intangible assets, net	380	380
Operating lease, right-of-use assets, net	4,466	2,604
Other tax assets	267	1
Other assets	905	772
Total assets	$35,735	$31,779
Liabilities and Deficit
Current liabilities:
Accounts payable	$4,305	$2,190
Employee compensation	2,664	3,163
Due to related party	10,192	6,841
Current portion of deferred revenue	5,211	7,714
Manufacturing warranty obligation	513	973
Current portion of long-term operating lease	1,572	1,005
Advance payments from customers	10,562	6,255
Accrued expenses and other current liabilities	9,935	8,631
Total current liabilities	44,954	36,772
Notes payable - related party	11,457	17,301
Non-current deferred revenues	4,670	2,282
Long-term operating lease	2,917	1,621
Deferred tax liabilities	112	110
Other non-current liabilities	4,171	2,647
Total liabilities	$68,281	$60,733
Commitments and contingencies (Note 16)
Deficit:
Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2024; no shares authorized, issued and outstanding at March 31, 2023	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 34,544,935 shares issued and outstanding at March 31, 2024; 25,000,000 shares authorized, issued and outstanding at March 31, 2023	3	2
Additional paid-in-capital	2,613	(1,898)
Accumulated deficit	(35,212)	(26,769)
Accumulated other comprehensive income (loss)	50	(289)
Total deficit	$(32,546)	$(28,954)
Total liabilities and deficit	$35,735	$31,779

The accompanying notes are an integral part of these consolidated financial statements.

F-3

DIH HOLDING US, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Years Ended March 31,
	2024	2023
Revenue	$64,473	$54,059
Cost of sales	34,702	23,474
Gross profit	29,771	30,585
Operating expenses:
Selling, general, and administrative expense	25,776	22,957
Research and development	6,609	6,919
Total operating expenses	32,385	29,876
Operating income (loss)	(2,614)	709
Other income (expense):
Interest (expense)	(693)	(277)
Other income (expense), net	(3,890)	572
Total other income (expense)	(4,583)	295
Income (loss) before income taxes	(7,197)	1,004
Income tax expense	1,246	2,018
Net loss	$(8,443)	$(1,014)

Net loss per share, basic and diluted	$(0.32)	$(0.04)
Weighted-average shares outstanding, basic and diluted	26,382	25,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

DIH HOLDING US, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	Years Ended March 31,
	2024	2023
Net loss	$(8,443)	$(1,014)
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	1,455	(503)
Pension liability adjustments, net of tax of $0 and $0	(1,116)	(421)
Other comprehensive (loss) income	339	(924)
Comprehensive loss	$(8,104)	$(1,938)

See accompanying notes to the consolidated financial statements.

F-5

DIH HOLDING US, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(8,443)	$(1,014)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	302	66
Provision for credit losses	(1,016)	669
Allowance for inventory obsolescence	617	(1,639)
Noncash business combination expense	3,514	-
Pension contributions	(530)	(569)
Pension (income) expense	(75)	(400)
Foreign exchange (gain) loss	376	(584)
Noncash lease expense	1,590	1,423
Noncash interest expense	28	19
Change in manufacturing warranty obligation estimate	(626)	—
Deferred and other noncash income tax expense	(304)	58
Changes in operating assets and liabilities:
Accounts receivable	1,853	(514)
Inventories	(3,259)	518
Due from related parties	1,018	(969)
Due to related parties	3,337	2,471
Other assets	(229)	(1,805)
Operating lease liabilities	(1,782)	(1,448)
Accounts payable	2,920	38
Employee compensation	(551)	(151)
Other liabilities	970	(96)
Deferred revenue	(90)	4,059
Manufacturing warranty obligation	163	160
Advance payments from customers	4,338	2,083
Accrued expense and other current liabilities	1,071	3,126
Net cash provided by operating activities	5,192	5,501
Cash flows from investing activities:
Purchases of property and equipment	(202)	(145)
Net cash used in investing activities	(202)	(145)
Cash flows from financing activities:
Proceeds from reverse recapitalization	899	—
Payments on related party notes payable	(5,844)	(4,053)
Net cash used in financing activities	(4,945)	(4,053)
Effect of currency translation on cash and cash equivalents	5	(61)
Net increase in cash, and cash equivalents, and restricted cash	50	1,242
Cash, and cash equivalents, and restricted cash - beginning of year	3,175	1,933
Cash, and cash equivalents, and restricted cash - end of year	$3,225	$3,175
Cash and cash equivalents - end of year	$3,225	$3,175
Restricted cash - end of year	—	—
Total cash, and cash equivalents, and restricted cash - end of year	$3,225	$3,175
Supplemental disclosure of cash flow information:
Interest paid	$665	$258
Income tax paid	$—	$210
Supplemental disclosure of non-cash investing and financing activity:
Accrued liability related to asset acquisition	$—	$533
Accounts payable settled through escrow account upon reverse recapitalization	$1,439	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-6

DIH HOLDING US, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(in thousands, except share data)

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Equity
	Shares(1)	Amount	Capital	Deficit	Income (Loss)	(Deficit)
Balance, March 31, 2022	25,000,000	$2	$(1,776)	$(25,755)	$635	$(26,894)
Net loss	—	—	—	(1,014)	—	(1,014)
Other comprehensive loss, net of tax	—	—	—	—	(924)	(924)
Net transactions with DIH Cayman	—	—	(122)	—	—	(122)
Balance, March 31, 2023	25,000,000	$2	$(1,898)	$(26,769)	$(289)	$(28,954)

Net loss	—	—	—	(8,443)	—	(8,443)
Issuance of common stock upon reverse recapitalization	9,544,935	1	4,511	—	—	4,512
Other comprehensive income, net of tax	—	—	—	—	339	339
Balance, March 31, 2024	34,544,935	$3	$2,613	$(35,212)	$50	$(32,546)

(1).	All outstanding share and per-share amounts have been restated to reflect the reverse recapitalization as established in the Business Combination Agreement as described in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

F-7

DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1. Business and Organization

Description of Business

DIH Holding US, Inc. and its consolidated subsidiaries (the “Company” or “DIH”) (formerly known as Aurora Technology Acquisition Corp. a Cayman Island exempted company which migrated and domesticated as a Delaware corporation, “ATAK”) , is a global solution provider in blending innovative robotic and virtual reality (“VR”) technologies with clinical integration and insights. Built through the mergers of global-leading niche technologies, DIH is positioning itself as a transformative total smart solutions provider and consolidator in a largely fragmented and manual-labor-driven industry. The Company’s fiscal year ends on March 31.

Merger / Business Combination with Aurora Tech Acquisition Corp.

On February 7, 2024 (the “Closing Date”), ATAK, Aurora Technology Merger Sub (“Merger Sub”) and DIH Holding US, Inc., a Nevada corporation (“Legacy DIH” or “DIH Nevada”) consummated a previously announced business combination pursuant to a business agreement dated as of February 26, 2023 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”) following the receipt of the required approval by ATAK’s and DIH (Nevada)’s stockholders and the fulfillment or waiver of other customary closing conditions. Upon closing of the Business Combination, Legacy DIH received cash held in trust account of $899. Legacy DIH historically existed and functioned as part of the business of DIH Technology Ltd. (“DIH Cayman”). At Closing of the Business Combination, the Company owns 100% of DIH US Corp, which in turn owns the commercial entities. Additionally, the Company owns 100% ownership of Hocoma Medical GmbH, which contains the net assets transferred from Hocoma AG. Whereas, Hocoma AG and Motekforce Link BV and its subsidiaries (“Motek Group”) that remained with the DIH Cayman were excluded as discussed in Note 13 to the Consolidated Financial Statements. The Company agreed to use its best efforts to complete the reorganization as defined in the Business Combination Agreement as soon as possible thereafter. The reorganization has not been completed as of the date the financial statements were issued.

In connection with the Closing of the Business Combination, (a) ATAK migrated and changed its domestication to become a Delaware corporation and changed its name to “DIH Holding US, Inc.” (b) each issued and outstanding ATAK Class A Ordinary Share was converted, on a one-for-one basis, into one share of DIH Class A Common Stock; (c) each issued and outstanding Class B Ordinary Share was converted, on a one-for-one basis, into one share of Domesticated Class B Common Stock; (d) each issued and outstanding ATAK Public Warrant, ATAK Private Warrant and ATAK Right was converted, on a one-for-one basis, into a DIH Public Warrant, DIH Private Warrant and DIH Right, respectively; and (e) the governing documents of ATAK were replaced by governing documents for the Delaware corporation. The Amended and Restated Certificate of Incorporation authorizes one class of common stock as Class A Common Stock (“Common Stock”).

On the Closing date, (a) Stockholders of Legacy DIH received $250,000,000 in aggregate consideration (the “Aggregate Base Consideration”) in the form of newly-issued shares of DIH Common Stock, calculated based on a price of $10.00 per share; (b) DIH’s financial advisor received 700,000 shares of DIH Common Stock valued at the closing price of $5.02 as payment for the financial advisory fee due to it; (c) the 20,200,000 outstanding DIH Rights were converted into 2,020,000 shares of DIH Common Stock; (d) each outstanding share of DIH Class B Common Stock was converted into a share of DIH Common Stock. (e) in connection with the closing of the Business combination, additional 532,796 shares were issued to various ATAK service providers, including ATAK’s underwriter, for services rendered in related to the transaction. The shares were issued as partial payments to those providers, whereas certain service providers forewent all or partial receipt of Common Stock.

F-8

In addition to the Aggregate Base Consideration, Legacy DIH stockholders as of the effective date of the merger may be entitled to receive up to 6,000,000 Earnout Shares, as additional consideration upon satisfaction of the following milestones, during the period beginning on the Closing Date and expiring on the fifth anniversary of the closing date (the “Earnout Period”):

●	1,000,000 Earnout Shares if the volume-weighted average price (“VWAP”) of DIH Common Stock is equal to or exceeds $12.00 for any 20 trading days during the Earnout Period;

●	1,333,333 Earnout Shares if the VWAP of DIH Common Stock is equal to or exceeds $13.50 for any 20 trading days during the Earnout Period;

●	1,666,667 Earnout Shares if the VWAP of DIH Common Stock is equal to or exceeds $15.00 for any 20 trading days during the Earnout Period; and

●	2,000,000 Earnout Shares if the VWAP of DIH Common Stock is equal to or exceeds $16.50 for any 20 trading days during the Earnout Period.

●	The Earnout Founder Shares are accounted for as equity-classified equity instruments and recorded in additional paid-in capital as part of the Business Combination.

On February 8, 2024, the Company entered into a subscription agreement with OrbiMed Asia GP II, L.P., an existing shareholder of DIH Cayman. Pursuant to the agreement, the Company will issue 150,000 shares of Common Stock at a purchase price of $10.00 per share for aggregate purchase price of $1.5 million together with warrants to purchase an additional 300,000 shares of DIH Common Stock with an exercise price of $10.00. The transaction is not closed as of the date the financial statements were issued.

The Business Combination was accounted for as a reverse recapitalization, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting, ATAK was treated as the acquired company and Legacy DIH was treated as the acquirer for financial reporting purposes. The net assets of ATAK were stated at carrying value, with no goodwill or other intangible assets recorded. The consolidated and combined assets, liabilities and results of operations prior to the Business Combination are those of Legacy DIH and the assets, liabilities and results of operations of ATAK were consolidated with Legacy DIH beginning on the Closing Date. The shares and net loss per common share prior to the Business Combination have been retrospectively restated as shares reflecting the 25.0 million shares issued to the Legacy DIH shareholders pursuant to the Business Combination Agreement. Legacy DIH was determined to be the accounting acquirer based on evaluation of the following facts and circumstance:

●	Legacy DIH’s existing stockholders have the largest voting interest in the Company;

●	Legacy DIH’s executive management makes up the management of the Company;

●	Legacy DIH nominated a majority of the initial members of the Company’s board of Directors;

●	the post-combination company assumed the name “DIH Holding US, Inc.”; and

●	Legacy DIH is the larger entity based on historical operating activity and employee base.

Liquidity and Capital Resources

As of March 31, 2024, the Company had $3,225 in cash and cash equivalents. The Company’s sources of liquidity have been predominantly from proceeds received from product sales and services provided. The Company’s sources of liquidity have enabled the Company to expand the installation base and grow its market share.

F-9

The Company’s net losses began in 2020 and continued through the twelve months ended March 31, 2024. The Company’s historical operating losses resulted in an accumulated deficit of $35.2 million as of March 31, 2024. Operating losses were mainly driven by decreased sales during the COVID-19 pandemic due to social distancing measures that affected demand for rehabilitation services, increased expenditures in connection with its implementation of a new financial system (Oracle) and increased compliance costs associated with the European Union Medical Device Regulation (EU MDR). Additionally, DIH had elevated costs related to efforts of adopting to public company standards. During the year ended March 31, 2024, the Company had positive cash flows from operating activities and negative operating results. The Company continues to take steps to streamline its organization and cost structure as well as improve future revenue growth.

The Company’s gross revenue has increased by 19.3%, from $54,059 to $64,473, for the year ended March 31, 2023 and 2024, respectively. The Company plans to continue to fund its growth through cash flows from operations and future debt and equity financing. The Company believes that its current cash and cash equivalents, together with cash provided by operating activities will provide adequate liquidity through one year from the date that these consolidated financial statements are issued.

The Company has three notes payable to a related party which are included in “Notes payable - related party”. Each note is due on June 30, 2026 with an interest rate of 1.25% as further discussed in Note 13 to the Consolidated Financial Statements. The Company has made periodic payments on the principal and interests on the notes payable historically.

The Company’s future liquidity needs may vary materially from those currently planned and will depend on many factors, including the more aggressive and expansive growth plan, or for any unforeseen reductions in demand.

2. Summary of Significant Accounting Policies

Basis of Presentation

On February 7, 2024, the Company consummated the Business Combination and became a publicly-traded company and its financial statements are now presented on a consolidated basis. Prior to the Business Combination, the Company’s historical financial statements were prepared on a combined basis derived from DIH Cayman in the registration statement.

In connection with the Closing of the Business Combination and in accordance with the terms of the Business Combination Agreement, ATAK agreed to waive the closing condition that the reorganization be completed prior to Closing. The Company has recast historical financial statements filed in the registration statements to exclude assets, liabilities and results of operations of entities that are not controlled by the Company as of March 31, 2024. Control exists when the Company has the power, directly and indirectly, to govern the financial and operating policies of an entity and be exposed to the variable returns from its activities. The financial statements for all periods presented, including historical periods prior to February 7, 2024, are now referred to as “Consolidated financial statements” and have been prepared in conformity with U.S. GAAP.

While the Company’s businesses have historically functioned together with the other businesses controlled by DIH Cayman, the Company’s businesses are largely isolated and not dependent on corporate or other support functions. DIH Cayman did not have significant corporate or operational activity and does not have shared services that it provides to its subsidiaries. The Company considered allocations from the DIH Cayman and its subsidiaries but they are insignificant because of the organizational structure such that the Company has been operating on a standalone basis historically.

As of March 31, 2023, legacy DIH and DIH International (“DIH Hong Kong”) were wholly owned subsidiaries of DIH Cayman. As of March 31, 2024, DIH Cayman remains the largest shareholder of the Company and continues to own 100% interest in DIH Hong Kong. Transactions with DIH Cayman, DIH Hong Kong and its subsidiaries are disclosed as related party transactions in Note 13.

All intercompany balances, transactions and profits are eliminated in consolidation.

F-10

Foreign Currency Reporting

The functional currency for the Company’s non-U.S. subsidiaries is their local currency. The assets and liabilities of foreign subsidiaries are translated into U.S. dollars using the exchange rate in effect as of the balance sheet date. Revenues and expenses are translated at the average exchange rates for each respective reporting period. Adjustments resulting from translating local currency financial statements into U.S. dollars are reflected in accumulated other comprehensive loss in equity (deficit).

Transactions denominated in currencies other than the functional currency are remeasured based on the exchange rates at the time of the transaction. Foreign currency gains and losses arising primarily from changes in exchange rates on foreign currency denominated intercompany transactions and balances between foreign locations are recorded in the consolidated statements of operations. Realized and unrealized gains (losses) resulting from transactions conducted in foreign currencies for the years ended March 31, 2024 and 2023 were $(376) and $584, respectively.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant estimates made by management in connection with the preparation of the accompanying consolidated financial statements include the useful lives of long-lived assets, inventory valuations, the allocation of transaction price among various performance obligations, valuation of securities, the allowance for credit losses, the fair value of financial assets, liabilities, actuarial valuation of pensions and realizability of deferred income tax asset or liabilities. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk primarily consists of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with highly-rated financial institutions and limits the amount of credit exposure to any one entity. We believe we do not have any significant credit risk on our cash and cash equivalents. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers which is limited to the amounts recorded on the consolidated balance sheets. The risk associated with this concentration is mitigated by prepayment arrangement and our ongoing credit-review procedures and letters of credit or payment prior to shipment.

Major customers are defined as those individually comprising more than 10% of our trade accounts receivable or revenues. As of March 31, 2024, no customer represented more than 10% of total trade accounts receivables. As of March 31, 2023, one customer comprised 13.9% of total trade accounts receivables. For the year ended March 31, 2024, no customer comprised 10% of total revenue. For the year ended March 31, 2023, one customer comprised 12.0% of total revenue.

Revenue Recognition

Sales are recognized as the performance obligations to deliver products or services are satisfied and are recorded based on the amount of consideration the Company expects to receive in exchange for satisfying the performance obligations. The Company’s sales are recognized primarily when it transfers control to the customer, which can be on the date of shipment of the product, the date of receipt of the product by the customer or upon completion of any required product installation service depending on the terms of the sales contracts and product shipping terms. If a contract contains more than one performance obligation, the transaction price is allocated to each performance obligation based upon a relative standalone selling price and recognizes the related revenue when or as control of each individual performance obligation is transferred to customers. The Company does not assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer. Sales represent the amount of consideration the Company expects to receive from customers in exchange for transferring products and services. Net sales exclude sales tax, value added and other taxes the Company collects from customers. Sales for extended warranties are deferred and recognized as revenue on a straight-line basis over the warranty period. The Company extends terms of payment to its customers based on commercially reasonable terms for the markets of its customers, while also considering their credit quality. Shipping and handling costs charged to customers are included in net sales.

F-11

Certain of the Company’s products are sold through distributors and third-party sales representatives under standard agreements whereby distributors purchase products from the Company and resell them to customers. These arrangements do not provide stock rotation or price protection rights and do not contain extended payment terms. Rights of return are limited to repair or replacement of delivered products that are defective or fail to meet the Company’s published specifications. Provisions for these warranty costs are recognized in the same period that the related revenue is recorded similar to other assurance-type warranties.

Deferred revenue primarily represents service contracts and equipment maintenance, for which consideration is received in advance of when service for the device or equipment is provided. Revenue related to services contracts and equipment maintenance is recognized over the service period as time elapses. Revenues related to products containing an installation clause, are recognized once the item is confirmed installed. See Note 3 for further information on the Company’s deferred revenue balances and remaining performance obligations.

Revenues exclude any taxes that the Company collects from customers and remits to tax authorities. Amounts billed to the customer for shipping and handling are included in revenue, while the related shipping and handling costs are reflected in cost of sales in the period in which revenue is recognized. The Company has elected a practical expedient under ASC 606 that allows for shipping and handling activities that occur after the customer has obtained control of a good to be accounted for as a fulfillment cost. The Company does not adjust the promised amount of consideration for the effects of a significant financing component, if, at contract inception, the Company expects the period between the time when the Company transfers a promised good or service to the customer and the time when the customer pays for that good or service will be one year or less.

The Company exercises judgment in determining the timing of revenue by analyzing the point in time or the period over which the customer has the ability to direct the use of and obtain substantially all of the remaining benefits of the performance obligation. The Company primarily recognizes revenue from sales of products at the point in time that the customer obtains control, which is typically based upon the terms of delivery. The billing terms for these point-in time product contracts generally coincide with delivery to the customer and customer acceptance. When the Company receives customer advances, these are recognized as advance payments from customers in the consolidated balance sheet. The Company recognizes revenue from the sale of certain service contracts over time on a ratable basis consistent with the nature, timing and extent of services, which primarily relate to extended warranties. Our billing terms for these contracts vary and can occur in advance of or following the service period of service. The differences between the timing of our revenue recognized and customer billings (based on contractual terms) result in changes to our contract asset or contract liability positions.

Warranties

The Company generally provides warranties for its products from manufacturing defects on a limited basis for a period of one year after purchase, but also has extended warranties that are separately priced for periods of up to four years. During the term of the warranty, if the device fails to operate properly from defects in materials and workmanship, the Company will fix or replace the defective product. If the customer does not allow the required scheduled maintenance of the product during the extended warranty contract terms, the contract is canceled.

The company estimates the costs that it may incur under its warranty programs based on the number of units sold, historical and anticipated rates of warranty claims, and cost per claim, and records a liability equal to these estimated costs in cost of sales. The company assesses the adequacy of its recorded warranty liabilities on a quarterly basis and adjusts these amounts as necessary.

F-12

A reconciliation of the changes in manufacturing warranty obligation is as follows:

	Years Ended March 31,
	2024	2023
Balance as of beginning of period	$973	$836
Current-year provisions	1,139	973
Reductions for settlements	(973)	(836)
Adjustments related to changes in estimates	(626)	-
Balance as of end of period	$513	$973

Cost of Sales

Cost of sales is comprised of direct materials and supplies consumed in the manufacture of products, as well as manufacturing labor, depreciation expense and direct overhead expense necessary to acquire and convert the purchased materials and supplies into finished product. Cost of sales also includes the cost to distribute products to customers, inbound freight costs, warehousing costs and other shipping and handling activity, excluding shipping and handling to customers.

Cost of service is comprised primarily of employee wages, benefits and related personnel expenses of our technical support team, our professional consulting personnel, and our training teams. It also includes costs related to travel and other associated expenses, as well as material and supplies consumed in providing services.

Selling, General and Administrative Expenses

Selling, general and administrative expense is comprised personnel related expenses for DIH’s sales and corporate functions and expenses for outside professional services as well as expenses for facilities, overhead, depreciation, amortization, and marketing costs.

Research and Development

Research and development costs are expensed when incurred except for production stage software research and development costs. Research and development costs include costs of research, engineering, and technical activities to develop a new product or service or make significant improvement to an existing product or manufacturing process. Research and development costs also include pre-approval regulatory and clinical trial expenses.

Accounts Receivable, net

Accounts receivable, net in the accompanying consolidated balance sheets are presented net of allowances for credit losses. The Company performs evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. The standard terms and conditions include provisions of prepayments of up to 100% of the contract value prior to shipping the product to the customer. The Company evaluates the collectability of its accounts receivable based upon several factors, including historical experience, the likelihood of payment from its customers, and any other known specific factors associated with its customers. Allowances are made based upon a specific review of aged invoices as well as a review of the overall quality and age of those invoices not specifically reviewed. Each period, the allowance for credit losses is adjusted through earnings to reflect expected credit losses over the remaining lives of the assets. Uncollectible accounts are written-off against the allowance when it is deemed that a customer account is uncollectible.

The decrease in Accounts Receivable related to the application of the Current Expected Credit Loss (CECL) methodology is primarily due to the more forward-looking and comprehensive approach to estimating credit losses under CECL compared to the previous incurred loss model.

F-13

The following table presents the allowance for credit loss and the changes therein:

Balance as of March 31, 2023	$1,683
CECL implementation	(547)
Recoveries	(704)
Credit loss expense	279
Write-offs	(44)
Balance as of March 31, 2024	$667

Fair Value Measurements

The Company uses any of three valuation approaches to measure fair value: the market approach, the income approach, and the cost approach in determining the appropriate valuation methodologies based on the nature of the asset or liability being measured and the reliability of the inputs used in arriving at fair value.

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, long-term related party notes payable, accrued expenses and other current liabilities, and accrued employee benefits. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities, and accrued employee benefits are representative of their respective fair values due to the short-term maturity of these instruments. The Company’s related party notes payable are due within two years and is classified as noncurrent in the consolidated balance sheet and the Company makes regular prepayments historically prior to the due date. Therefore the Company’s related party notes payable’s carrying value approximate the fair value due to the remaining duration.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. These fair value measurements incorporate nonperformance risk (i.e., the risk that an obligation will not be fulfilled). In measuring fair value, the Company reflects the impact of credit risk on liabilities, as well as any collateral. The Company also considers the credit standing of counterparties in measuring the fair value of assets.

The Company follows the provisions of ASC 820, Fair Value Measurements (“ASC 820”) for non-financial assets and liabilities measured on a non-recurring basis such as on a potential impairment loss related to long-lived assets and assets and liabilities acquired in a business combination.

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the valuation hierarchy are defined as follows:

●	Level 1 – Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 – Other inputs that are observable directly or indirectly such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 – Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

F-14

Cash and Cash Equivalents

The Company considers all highly liquid investments that are readily convertible into cash and have an original maturity of three months or less at the time of purchase to be cash equivalents.

Inventories, net

Inventories are stated at the lower of cost or net realizable value, with cost determined on a weighted average cost basis. The Company reduces the carrying value of inventories for items that are potentially excess, obsolete, or slow-moving based on changes in customer demand, technology developments, or other economic factors. These reserves are included within the raw materials and spare parts, work in process, and finished and semi-finished goods accounts.

Inventory costs for manufactured products consist primarily of direct labor and materials (including salary and fringe benefits, raw materials, and supplies) and indirect costs (including allocations of costs from departments that support manufacturing activities and facility allocations). The allocation of fixed production overhead costs is based on actual production levels, to the extent that they are within the range of the facility’s normal capacity. Inventory costs for products purchased for resale or manufactured under contract consist primarily of the purchase cost, freight-in charges, and indirect costs as appropriate.

The Company regularly evaluates its inventory to determine if the costs are appropriately recorded at the lower of cost or market value. Lower of cost or market value write-downs are recorded if the book value exceeds the estimated net realizable value of the inventory, based on recent sales prices at the time of the evaluation.

Property and Equipment, Net

Property and equipment are stated at cost and depreciated over the useful lives of the assets using the straight- line method except for leasehold improvements which are depreciated over the shorter of the useful life or the lease term. Useful lives by asset category are as follows:

Years
Computer software and hardware	3 years
Machinery and equipment	5-10 years
Vehicles	5 years
Furniture and fixtures	3-5 years
Leasehold improvements	Shorter of remaining lease term or estimated useful life

Additions and improvements that extend the lives of the assets are capitalized, while expenditures for repairs and maintenance are expensed as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss are reflected in the accompanying consolidated statements of operations for the period.

Capitalized software, net

Software development costs are capitalized in accordance with ASC 350-40, Internal Use Software Accounting and Capitalization. Software development costs related to preliminary project activities and post-implementation and maintenance activities are expensed as incurred. Direct costs related to application development activities that are probable to result in additional functionality are capitalized. Capitalized software development costs are amortized using the straight-line amortization method over the estimated useful life of the applicable software, 5 years, from which the expected benefit will be derived.

F-15

Other intangible assets, net

Costs associated with the acquisition of patent and technology related intangibles are capitalized and amortized using the straight-line method over the estimated useful life of 10 years, from which the expected benefit will be derived.

Demonstration Units

The Company utilizes product demonstration units that are used to display the product’s capabilities and demonstrate how it works to potential customers or for other appropriate applications. The Company records and carries the cost of these demonstration units as either inventory or property and equipment depending on several factors including the nature of the product, length of time the units are in the field prior to being sold, and whether management’s intent is to sell the units. If the product demonstration units are classified as property and equipment, the balance will be carried net of accumulated depreciation.

Impairment of Long-Lived Assets, including intangible assets

Long-lived assets include acquired property and equipment, subject to amortization. The Company evaluates the recoverability of long-lived assets for possible impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. Such events and changes may include significant changes in performance relative to expected operating results, significant changes in asset use, significant negative industry or economic trends, and changes in the Company’s business strategy. Recoverability is measured by a comparison of the carrying amount of an asset or asset group to the undiscounted future cash flows expected to be generated by the asset or asset group. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset, while long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Capitalized software costs and other intangible assets are tested for impairment whenever events or changes in circumstances that could impact recoverability occur.

For the years ended March 31, 2024 and 2023, the Company did not record any impairment losses.

Leases

The Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 842 on April 1, 2021 using the modified retrospective approach and, as a result, did not restate prior periods. At the commencement of a contract, the Company determines if a contract meets the definition of a lease. A lease is a contract, or part of a contract, that conveys the right to control the use of identified property or equipment (an identified asset) for a period of time in exchange for consideration. The Company determines if the contract conveys the right to control the use of an identified asset for a period of time. The Company assesses throughout the period of use whether the Company has the following: (1) the right to obtain substantially all the economic benefits from use of the identified asset, and (2) the right to direct the use of the identified asset. This determination is reassessed if the terms of the contract are changed. Leases are classified as operating leases based on the terms of the lease agreement and certain characteristics of the identified asset. Right-of-use assets and lease liabilities are recognized at lease commencement date based on the present value of the minimum future lease payments. If the interest rate implicit in the Company’s leases is not readily determinable, in determining the weighted-average discount rate used to calculate the net present value of lease payments, the Company utilizes an estimate of its incremental borrowing rate.

The Company leases office space, vehicles and office equipment under operating leases. The Company has elected several practical expedients permitted under ASC 842. The Company has elected not to recognize right-of-use assets and liability for leases with a term of 12 months or less unless the lease includes an option to renew or purchase the underlying asset that are reasonably certain to be exercised. The Company has elected to account for lease and non-lease components as a single lease component for all of the Company’s leases. The Company has elected to use hindsight relief in determining the lease term and assessing impairment of right-of-use assets when transitioning to ASC 842. The Company has elected to not re-evaluate existing or expired contracts containing a lease, the classification of leases, or the initial direct costs for any existing leases previously accounted for under ASC 840.

F-16

Most real estate leases contain clauses for renewal at the Company’s option with renewal terms that generally extend the lease term from six months to five years. Certain lease agreements contain options to purchase the leased property and options to terminate the lease. Payments to be made in option periods are recognized as part of the right-of-use lease assets and lease liabilities when it is reasonably certain that the option to extend the lease will be exercised or the option to terminate the lease will not be exercised or is not at the Company’s option. The Company determines whether the reasonably certain threshold is met by considering all relevant factors, including company-specific plans and economic outlook.

Contingencies

The Company records a liability in the consolidated financial statements for loss contingencies when a loss is known or considered probable, and the amount may be reasonably estimated. If the reasonable estimate of a known or probable loss is a range, and no amount within the range is a better estimate than any other, the minimum amount of the range is accrued. If a loss is reasonably possible but not known or probable, and may be reasonably estimated, the estimated loss or range of loss is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Public and Private Placement Warrants

The Company assumed 20,200,000 warrants originally issued in ATAK’s initial public offering (the “Public Warrants”) and 6,470,000 ATAK Private Placement Warrants. Each two warrants entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment.

The Public Warrants are publicly traded and are exercisable for cash unless certain conditions occur, such as the failure to have an effective registration statement related to the shares issuable upon exercise or redemption by the Company under certain conditions, at which time the warrants may be cashless exercised at the option of the Company. The Private Placement Warrants have terms and provisions that are identical to the Public Warrants except that the Private Placement Warrants holder can exercise their Private Placement Warrants for cash or on a cashless basis when the Company call the warrants for redemption at the option of private placement warrant holders and that the Private Placement Warrants were not transferable, assignable or salable until 30 days after the completion of the Business Combination.

The Company evaluated the Public and Private Placement Warrants under ASC 815-40, Derivatives and Hedging-Contracts in Entity’s Own Equity (“ASC 815-40”), and concluded they meet the criteria for equity classification as they are considered to be indexed to the Company’s own stock. Since the Public and Private Placement Warrants met the criteria for equity classification upon the consummation of the Business Combination, the Company recorded these warrants in additional paid-in capital as part of the Business Combination.

Segment Information

The Company operates in one operating and reportable segment. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and assess performance. The Company’s Chief Executive Officer is the Company’s CODM. The CODM reviews revenue at the geographic region level, and gross profit, operating income and expenses, and net income at the Company wide level to allocate resources and assess the Company’s overall performance. Accordingly, decision-making regarding the Company’s overall operating performance and allocation of Company resources is assessed on an aggregate basis.

F-17

Defined Benefit Plan

The Company sponsors defined a benefit pension plan (“pension plan”) for certain employees and retirees. The Company recognizes the funded status of its pension plan on the consolidated balance sheets based on the year-end measurements of plan assets and benefit obligations. When the fair value of plan assets is in excess of the plan benefit obligations, the amounts are reported in other current assets and other assets. When the fair value of plan benefit obligations is in excess of plan assets, the amounts are reported in accrued expenses and other long-term liabilities based on the amount by which the actuarial present value of benefits payable in the next twelve months included in the benefit obligation exceeds the fair value of plan assets.

Net periodic pension benefit cost/(income) is recorded in the consolidated statements of operations and includes service cost, interest cost, expected return on plan assets, amortization of prior service costs/(credits) and (gains) losses previously recognized as a component of other comprehensive income (loss) and amortization of the net transition asset remaining in accumulated other comprehensive income (loss). The service cost component of net benefit cost is recorded in selling, general and administrative in the consolidated statements of operations. The other components of net benefit cost are presented separately from service cost within other income (expense) in the consolidated statements of operations.

(Gains) losses and prior service costs/(credits) are recognized as a component of other comprehensive income (loss) in the consolidated statements of comprehensive loss as they arise. Those (gains) losses and prior service costs (credits) are subsequently recognized as a component of net periodic cost (income) pursuant to the recognition and amortization provisions of applicable accounting guidance. (Gains) losses arise as a result of differences between actual experience and assumptions or as a result of changes in actuarial assumptions. Prior service costs (credits) represent the cost of benefit changes attributable to prior service granted in plan amendments.

The measurement of benefit obligations and net periodic cost/(income) is based on estimates and assumptions approved by the company’s management. These valuations reflect the terms of the plans and use participant-specific information such as compensation, age, and years of service, as well as certain assumptions, including estimates of discount rates, expected return on plan assets, rate of compensation increases, interest crediting rates and mortality rates. See Note 14 for further information.

Acquisitions

In conjunction with each acquisition transaction, the Company determines if the acquisition meets the criteria to be accounted for as a business combination set forth in ASC 805, Business Combinations (“ASC 805”). The Company evaluates the acquisition to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the screen is met, the transaction is accounted for as an asset acquisition. If the screen is not met, further determination is required as to whether or not the Company has acquired inputs and processes that have the ability to create outputs which would meet the definition of a business.

If the transaction is determined not to be a business combination, it is accounted for as an asset acquisition. For asset acquisitions, the Company allocates the purchase price and other related costs incurred to the assets acquired and liabilities assumed based on recent independent appraisals and management judgment.

If the acquisition is determined to be a business combination, the Company records the fair value of acquired tangible assets and identified intangible assets and as well as any noncontrolling interest in accordance ASC 805. Any consideration paid in excess of the net fair value of the identifiable assets and liabilities acquired in a business combination is recorded to goodwill and acquisition-related costs are expensed as incurred.

In October 2022, DIH acquired the SafeGait 360 and SafeGait Active smart mobility trainer systems from Gorbel, an innovative United States-based developer and manufacturer of smart material handling and fall protection equipment. The SafeGait acquisition was accounted for as an asset acquisition based on an evaluation of the U.S. GAAP guidance for business combinations. The total cost of the asset acquisition was $0.8 million, of which $0.1 million was paid upon closing. The Company made subsequent payments of $0.2 million in the first quarter of the year ending March 31, 2024. These subsequent payments and the $0.5 million contingent consideration liability is presented within accrued expenses and other current liabilities in the consolidated balance sheet as of March 31, 2024. The Company determined that the contingent consideration was not subject to derivative accounting.

F-18

Income Taxes

Income taxes are accounted for under the asset-and-liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities, as well as loss and tax credit carryforwards and their respective tax bases measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is established if, based upon the available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income in assessing the need for a valuation allowance.

Deferred tax assets and deferred tax liabilities are presented as noncurrent in a classified balance sheet.

The Company’s tax positions are subject to income tax audits by multiple tax jurisdictions throughout the world. The Company recognizes the tax benefit of an uncertain tax position only if it is more likely than not the position will be sustainable upon examination by the taxing authority, including resolution of any related appeals or litigation processes. This evaluation is based on all available evidence and assumes that the tax authorities have full knowledge of all relevant information concerning the tax position. The tax benefit recognized is measured as the largest amount of benefit which is more likely than not (greater than 50% likely) to be realized upon ultimate settlement with the taxing authority. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in income tax expense (benefit). The Company adjusts these reserves in accordance with the income tax guidance when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different from the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on the Company’s financial condition and operating results.

Under the Tax Cuts and Jobs Act, the Global Intangible Low-Taxed Income (“GILTI”) provisions impose a tax on foreign income in excess of a deemed return on tangible assets of foreign corporations. Under GAAP, companies are allowed to make an accounting policy election to either (i) account for GILTI as a period cost within income tax expense in the period in which it is incurred or (ii) account for GILTI in a company’s measurement of deferred taxes. The Company elected to account for GILTI as a period cost.

Loss per share

Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed based on the sum of the weighted average number of common shares and potentially dilutive common shares outstanding during the period.

For periods prior to the closing of the Business Combination, basic and diluted income (loss) per share was calculated based on the 25.0 million shares issued to DIH Nevada’s shareholders at the Closing Date.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-19

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is either not an emerging growth company or an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). ASC 326 provides more decision-useful information about the expected credit losses on financial instruments, other commitments to extend credit held by a reporting entity at each reporting date, and requires the entity to estimate its credit losses as far as it can reasonably estimate. This update became effective for the Company on April 1, 2023. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP and simplifies the diluted earnings per share (“EPS”) calculation in certain areas. Under the new guidance there will be no separate accounting for embedded conversion features. It removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception. The amendments in this update are effective for the Company on April 1, 2024. Early adoption is permitted. We do not expect the adoption to have a material impact on our financial position or results of operations.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. Update No. 2023-07 requires disclosure, on an annual and interim basis, of significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss in addition to disclosure of amounts for other segment items and a description of its composition. Update No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. We are currently evaluating the impact of adopting ASU 2023-07.

In December 2023, the FASB issued ASU No. 2023-09 (“ASU 2023-09”), Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09addresses investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This update also includes certain other amendments to improve the effectiveness of income tax disclosures. The provisions of ASU 2023-09 are effective for annual periods beginning after December 15, 2024, with early adoption permitted. We are currently evaluating the impact of adopting ASU 2023-09.

3. Revenue Recognition

The Company’s revenues are derived from the sales of medical rehabilitation devices and technology services. The Company’s primary customers include healthcare systems, clinics, third-party healthcare providers, distributors, and other institutions, including governmental healthcare programs and group purchasing organizations.

F-20

Disaggregation of Revenue

The Company disaggregates its revenue with customers by category and by geographic region based on customer location, see Note 4 for further information. The following represents the net revenue for the years ended March 31, 2024 and 2023, based on revenue category:

	Years Ended March 31,
	2024	2023
Devices	$51,125	$43,452
Services	11,105	9,292
Other	2,243	1,315
Total revenue, net	$64,473	$54,059

The revenue that is recognized at a point in time was primarily related to the revenues from devices and the revenue that is recognized over time was related to revenue from services. Other revenue primarily relates to freight and packaging on devices and recognized at a point in time.

Deferred Revenue and Remaining Performance Obligations

Deferred revenue as of March 31, 2024 and 2023 was $9,881 and $9,996, respectively. During the years ended March 31, 2024 and 2023, the Company recognized $7,405 and $5,358 of revenue that was included in deferred revenue as of March 31, 2023 and March 31, 2022, respectively. Remaining performance obligations include goods and services that have not yet been delivered or provided under existing, noncancelable contracts with minimum purchase commitments. As of March 31, 2024 and 2023, the aggregate amount of the contracted revenue allocated to unsatisfied performance obligations with an original duration of one year or more was approximately $4,670 and $2,698, respectively. As of March 31, 2024, the Company expects to recognize revenue on the majority of these remaining performance obligations over the next 2 years.

Advance Payments From Customers

The Company receives advance payments related to customers from their orders to support the operation of the company in the production of the goods. The Company recognizes these prepayments as a liability under “Advance payments from customers” on the consolidated balance sheets when they are received. Revenue associated with the advance payments is recognized when performance obligation is fulfilled. Advance payments from customers was $10.6 million and $6.3 million as of March 31, 2024 and 2023, respectively.

4. Geographical Information

The following represents revenue attributed to geographic regions based on customer location:

	Years Ended March 31,
	2024	2023
Europe, Middle East and Africa (“EMEA”)	$36,002	$31,454
Americas	16,716	14,264
Asia Pacific (“APAC”)	11,755	8,341
Total revenue	$64,473	$54,059

Long-lived assets shown below include property and equipment, net. The following represents long-lived assets where they are physically located:

	2024	2023
EMEA	$276	$236
Americas	206	390
APAC	48	116
Total property and equipment, net	$530	$742

F-21

5. Net Loss Per Share

Basic income (loss) per share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted income (loss) per share is computed based on the sum of the weighted average number of common shares and dilutive common shares outstanding during the period. As described in Note 1 - Business and Organization earnout shares issued in connection with the Business Combination are subject to vesting based on the volume weighted average trading prices (“VWAP”) of common shares during the earnout period. The earnout shares are excluded from the calculation of basic and diluted weighted-average number of common shares outstanding until vested. For periods prior to the Business Combination, basic and diluted loss per share was calculated based on the 25.0 million shares issued to Legacy DIH shareholders at the Closing Date. Potential shares of common stock are excluded from the computation of diluted net loss per share if their effect would have been anti-dilutive for the periods presented or if the issuance of shares is contingent upon events that did not occur by the end of the period.

As of March 31, 2024, there were 34,544,935 shares of Common Stock issued and outstanding, excluding earnout shares.

Computation of basic and diluted net loss per share for the years ended March 31, 2024 and 2023, is as follows (in thousands, except share and per share amounts):

	Years Ended March 31,
	2024	2023
Net loss	$(8,443)	$(1,014)
Weighted-average shares outstanding, basic and diluted	26,382,190	25,000,000
Net loss per share – basic and diluted	$(0.32)	$(0.04)

The following table outlines dilutive common share equivalents outstanding, which are excluded in the above diluted net loss per share calculation, as the effect of their inclusion would be anti-dilutive or the share equivalents were contingently issuable as of each period presented:

	March 31,
	2024	2023
Earnout shares	6,000,000	—
Common Stock underlying Public Warrants	10,100,000	—
Common Stock underlying Private Placement Warrants	3,235,000	—
Total	19,335,000	—

6. Inventories, Net

As of March 31, 2024 and 2023, inventories, net, consisted of the following:

	As of March 31,
	2024	2023
Raw materials and spare parts	$3,882	$4,619
Work in process	4,769	1,105
Finished goods	1,283	613
Less: reserves	(2,104)	(1,487)
Total inventories, net	$7,830	$4,850

F-22

7. Property and Equipment, Net

Property and equipment, net as of March 31, 2024 and 2023 consisted of the following:

	As of March 31,
	2024	2023
Computer software and hardware	$849	$802
Machinery and equipment	807	661
Leasehold improvements	1,357	1,249
Furniture and fixtures	871	818
Vehicles	70	55
Demonstration units	222	466
Property and equipment	4,176	4,051
Less: accumulated depreciation	(3,646)	(3,309)
Property and equipment, net	$530	$742

Depreciation expense totaled $302 and $66 for the years ended March 31, 2024 and 2023, respectively.

8. Capitalized software, net and other intangible assets, net

Capitalized software, net and other intangible assets, net as of March 31, 2024 and 2023 consisted of the following:

	2024			2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Capitalized software	$2,131	$—	$2,131	$2,019	$—	$2,019
Other intangible assets	$380	$—	$380	$380	$—	$380

Other intangible assets include patent and technology related intangible assets of $380 acquired from the SafeGait asset acquisition discussed in Note 2, which represented non-cash investing activities for the year ended March 31, 2023. The weighted-average useful lives of these intangible assets are 10 years.

Capitalized software, net and other intangible assets, net are subject to amortization when they are available for their intended use. For the years ended March 31, 2024 and 2023, the Capitalized software, net and other intangible assets are not available for intended use and thus not amortized. The weighted-average useful life of capitalized software is 5 years.

Estimated annual amortization for intangible assets over the next five years are as follows:

	2025	2026	2027	2028	2029
Estimated annual amortization	$90	$464	$464	$464	$464

F-23

9. Other current assets

Other current assets as of March 31, 2024 and 2023 consisted of the following:

	As of March 31,
	2024	2023
Deferred cost of sales	$3,754	$3,505
Value added tax (“VAT”) receivable	635	361
Advance payments	414	726
Other current assets	313	263
Total other current assets	$5,116	$4,855

10. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of March 31, 2024 and 2023 consisted of the following:

	As of March 31,
	2024	2023
Taxes payable	$2,554	$2,114
Other payables and current liabilities	7,381	6,517
Total accrued expenses and other current liabilities	$9,935	$8,631

11. Other Non-Current Liabilities

Other non-current liabilities as of March 31, 2024 and 2023 consisted of the following:

	As of March 31,
	2024	2023
Provisions	$1,977	$1,576
Pension liabilities	2,194	1,071
Total other non-current liabilities	$4,171	$2,647

12. Stockholders’ Equity

Authorized and Outstanding Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.

Common Stock

The Amended and Restated Certificate of Incorporation authorizes one class of common stock.

Holders of the Company’s common stock are entitled to one vote for each share held as of the record date for the determination of the shareholders entitled to vote on such matters, including the election and removal of directors, except as otherwise required by law. Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Company’s Amended and Restated Certificate of Incorporation does not authorize cumulative voting and provides that no shareholder is permitted to cumulate votes at any election of directors. Consequently, the holders of a majority of the outstanding shares of the Company’s common stock can elect all of the directors then standing for election, and the holders of the remaining shares are not able to elect any directors.

F-24

Subject to preferences that may apply to any shares of the Company’s preferred stock outstanding at the time, the holders of the Company’s common stock will be entitled to receive dividends out of funds legally available therefor if the Company’s board of directors, in its discretion, determines to authorize the issuance of dividends and then only at the times and in the amounts that the Company’s board of directors may determine. If the Company becomes subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to the Company’s shareholders would be distributable ratably among the holders of the Company’s common stock and any participating series of the Company’s preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of, and the payment of any liquidation preferences on, any outstanding shares of the Company’s preferred stock.

Preferred Stock

Under the terms of our certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The Company’s board of directors is able to authorize the issuance of the Company’s preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Company’s common stock. The issuance of the Company’s preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and might adversely affect the market price of the Company’s common stock and the voting and other rights of the holders of the Company’s common stock. There are currently no plans to issue any shares of the Company’s preferred stock.

Earnout Shares

As described in Note 1 - Business and Organization earnout shares issued in connection with the Business Combination are subject to vesting based on the volume weighted average trading prices (“VWAP”) of common shares during the earnout period. If, upon the expiration of the Earnout Period, the vesting of any of the Earnout Shares has not occurred, then the applicable Earnout Shares that failed to vest shall terminate and no longer apply and the Company shall instruct the escrow agent to deliver the Earnout Shares applicable to such unachieved earnout triggers to the Company for cancellation.

Warrants

Each two warrants entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Because the warrants may only be exercised for whole numbers of Common Stock, only an even number of warrants may be exercised at any given time by a warrant holder. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Additionally, once the Public Warrants become exercisable, the Company can redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

F-25

If the Company calls the Public Warrants for redemption as previously described, the Company has the option to require all holders that wish to exercise the Public Warrants to do so on a cashless basis.

Simultaneously with ATAK’s initial public offering, ATAK consummated a private placement of 6,470,000 Private Placement Warrants with ATAK’s sponsor. Each two Private Placement Warrants is exercisable for one share of common stock at a price of $11.50 per share, subject to adjustment. The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants except that the Private Placement Warrants holder can exercise their Private Placement Warrants for cash or on a cashless basis when the Company call the warrants for redemption at the option of private placement warrant holders the Private Placement Warrants were not transferable, assignable or salable until 30 days after the completion of the Business Combination.

13. Related Party Transactions

Parties are considered related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

Reorganization and Transaction with DIH Cayman and DIH Hong Kong

While the Company’s businesses have historically functioned together with the other businesses controlled by DIH Cayman, the Company’s businesses are largely isolated and not dependent on corporate or other support functions. DIH Hong Kong is a wholly-owned subsidiary of DIH Cayman and the Company was a wholly-owned subsidiary of DIH Cayman prior to closing of the Business Combination.

On July 1, 2021, DIH Cayman completed a series of reorganization steps to transfer DIH US Corp and its subsidiaries and Hocoma Medical GmbH from Hocoma AG to DIH Holding US Inc., Nevada, effectively creating the Company as explained in the Hocoma AG and share transfers section below. The reorganization was accounted for as a common control transaction and the assets contributed and liabilities assumed were recorded based on their historical carrying values.

Subsequent to the year ended March 31, 2022, the Company did not incur significant transactions with DIH Cayman or DIH Hong Kong. The balances recorded under “Due from relate party” and “Due to related party” are derived from historical transactions. The table below summarizes related party balances with DIH Hong Kong excluding Hocoma AG and Motek as of March 31, 2024 and 2023.

	As of March 31,
	2024	2023
Due from related party	$2,586	$2,456
Due to related party	$1,470	$1,311

Hocoma AG and share transfers

On July 1, 2021, Hocoma AG entered into a series of agreements with the Company and its subsidiaries to transfer all business aspects of development and production of mechanical and electronic devices in the fields of medical technology and biotechnology to Hocoma Medical GmbH.

Between July 2021 and January 2024, Hocoma AG operated as a single entity, with all business operations conducted at Hocoma AG while all personnel, except for two employees managing the MDR certification, were employed by Hocoma Medical. The EU MDR 2017/745 came into effect in May 2021. All medical devices certified under the previous Medical Device Directive (MDD) must certify to the new requirements to ensure that they can continue to be sold in the European market. Hocoma AG holds the MDR certification, which cannot legally be transferred to Hocoma Medical. Upon the lifting of the injunction, management performed a retrospective separation of these entities to account for the original transactions reinstated by the court.

F-26

Transfer ownership of DIH US Corp to DIH Nevada:

Hocoma AG and DIH Nevada entered into a share purchase agreement effective on July 1, 2021, in which Hocoma AG agreed to sell all 10,000 shares of DIH US Corp and intercompany balances totaling $7.80 million between DIH US Corp and Hocoma AG to DIH Nevada. The purchase price was settled through a Note Agreement accruing interest at a rate of 1.25% annually (“Share Purchase Note”). The note has a term of 5 years, due on June 30, 2026, with prepayment allowed.

Contribution net assets to Hocoma Medical:

In a Contribution Agreement effective on July 1, 2021, Hocoma AG agreed to contribute its business to Hocoma Medical GmbH. The contributed business was valued at USD 10.47 million as amended where Hocoma Medical GmbH was a wholly owned subsidiary of Hocoma AG at the time. The Contribution Agreement explicitly excluded the intellectual property rights specified in the Contribution Agreement. Additionally, the assets excluded all 10,000 shares of DIH US Corporation and certain intercompany balances. The Agreement specifically excludes from these liabilities all indebtedness of Hocoma AG related to the contributed business as of the effective date, as well as any liability for taxes relating to the contributed business as of the effective date.

Transfer of ownership in Hocoma Medical to DIH Nevada:

Under a separate Share Purchase Agreement effective on July 1, 2021, Hocoma AG transferred all ownership in Hocoma Medical GmbH in the form of 200 membership interests to DIH Nevada for $10.47 million, based on the final valuation. The purchase price was settled through a Note Agreement with an interest rate of 1.25% (“Membership Interest Note”). The note was agreed for a term of 5 years, due on June 30, 2026, with prepayment allowed.

Transfer of intellectual property to DIH US Corp:

In a business/asset, share, and IP purchase agreement on July 12, 2021, which was amended on August 3, 2021 Hocoma AG transferred intellectual property rights as listed in the Annex to the agreement to DIH Technology Inc. (a wholly owned subsidiary of DIH US Corp) for $1.57 million through a note agreement. The note payable formalized in a note agreement effective July 1, 2021, with an interest rate of 1.25% (“IP Note”). The note was agreed for a term of 5 years, due on June 30, 2026, with prepayment allowed.

The Share Purchase Note, Membership Interest Note and IP Note together are referred to as “Related Party Notes”.

Hocoma Medical GmbH has made periodically payments on the principal and interests of the Related Party Notes, resulting from the transfer of the business and assets above.

Additionally, the two employees who remained at Hocoma AG provided services for the business of Hocoma Medical. Historically, an immaterial premium was charged to the cost of the employees.

As of March 31, 2024 and 2023, the balances of Related Party Notes were $11,457 and $17,301, respectively included in Note payable - related party”. The decrease resulted from the Company’s payments of principal on Related Party Notes owed to Hocoma AG.

In addition to the Related Party Notes, as of March 31, 2024 and 2023, the Company recorded a related party balance of $(267) and $1,992, respectively, representing cash balances owed by Hocoma AG. As part of the transfer discussed above, the Company also recorded a long-term related party receivable for $324 as of March 31, 2024 and 2023, included in “Other assets”.

F-27

Motek Group

The Company has entered into a distribution agreement with the Motek Group. The agreement, which has been historically in place, appoints the Company as the exclusive distributor of Motek’s advanced human movement research and rehabilitation products and services designed to support efficient functional movement therapy within specified territories. Under the distribution agreement, Motek supplies the products and services to the Company at the prices detailed in the agreement, with the Company entitled to a distributor margin. Motek provides ongoing support and assistance, including training, marketing materials, and technical documentation to the Company.

For the years ended March 31, 2024 and 2023, the Company made purchases amounting to $13,599 and $11,869, respectively, from the Motek Group.

As part of these transactions, the Company made advance payments to Motek, included in “Due from related party,” and also had trade payables, included in “Due to related party.” The balances as of March 31, 2024 and 2023 are as follows:

	As of March 31,
	2024	2023
Due from related party	$3,367	$1,934
Due to related party	$8,667	$5,530

14. Employee Benefit Plans

Defined Contribution Plans

The Company sponsors a defined contribution plan in the United States. The Company’s obligation is limited to its contributions made in accordance with each plan document. Employer contributions to defined contribution plans are recognized as expense. Expenses related to the Company’s plans for the years ended March 31, 2024 and 2023 were $119 and $105, respectively.

Defined Benefit Plans

The Company has a Swiss defined benefit plans (the “Pension Plan”) covering substantially all the employees of Hocoma Medical GmbH in Switzerland. The Pension Plan exceed the minimum benefit requirements under Swiss pension law. The Swiss plans offer retirement, disability and survivor benefits and is governed by a Pension Foundation Board. The responsibilities of this board are defined by Swiss pension law and the plan rules.

The plans offer to members at the normal retirement age of 65 a choice between a lifetime pension and a partial or full lump sum payment. Participants can choose to draw early retirement benefits starting from the age of 58 but can also continue employment and remain active members of the plan until the age of 70. Employees can make additional purchases of benefits to fund early retirement benefits. The pension amount payable to a participant is calculated by applying a conversion rate to the accumulated balance of the participant’s retirement savings account at the retirement date. The balance is based on credited vested benefits transferred from previous employers, purchases of benefits, and the employee and employer contributions that have been made to the participant’s retirement savings account, as well as the interest accrued. The annual interest rate credited to participants is determined by the Pension Foundation Board at the end of each year.

Although the Swiss plans are based on a defined contribution promise under Swiss pension law, it is accounted for as a defined benefit plan under GAAP, primarily because of the obligation to accrue interest on the participants’ retirement savings accounts and the payment of lifetime pension benefits.

An actuarial valuation in accordance with Swiss pension law is performed regularly. Should an underfunded situation on this basis occur, the Pension Foundation Board is required to take the necessary measures to ensure that full funding can be expected to be restored within a maximum period of 10 years. If a Swiss plan were to become significantly underfunded on a Swiss pension law basis, additional employer and employee contributions could be required.

F-28

The investment strategy of the Swiss plan complies with Swiss pension law, including the rules and regulations relating to diversification of plan assets, and is derived from the risk budget defined by the Pension Foundation Board on the basis of regularly performed asset and liability management analyses. The Pension Foundation Board strives for a medium- and long-term balance between assets and liabilities.

Amounts recognized in the consolidated statements of operations for the years ended March 31, 2024 and 2023, in respect of the Pension Plan were as follows:

	Years Ended March 31,
	2024	2023
Current service cost	$655	$678
Interest cost	213	129
Expected return on plan assets	(296)	(194)
Actuarial loss / (gain) recognized	(161)	(179)
Actuarial loss / (gain) recognized because of settlement	(341)	(699)
Amortization of prior service credit	(145)	(135)
Net charge to statement of operations	$(75)	$(400)

Details of the employee defined benefits obligations and plan assets in respect of the Pension Plan are as follows:

	Years Ended March 31,
	2024	2023
Change in present value of defined benefit obligation:
Defined benefit obligation at the beginning of the year	$9,337	$9,500
Interest on defined obligation	213	129
Current service cost	655	678
Contributions by plan participants	444	476
Translation (gain) loss	534	(20)
Benefits paid	(289)	(1,095)
Actuarial loss arising on projected benefit obligation	118	(331)
Defined benefit obligation at the end of the year	$11,012	$9,337
Change in plan assets:
Fair value of plan assets at the beginning of the year	$7,761	$7,353
Actual return on plan assets	(68)	457
Contributions by the employer	530	569
Contributions by plan participants	444	476
Benefits paid	(289)	(1,095)
Translation loss	440	1
Fair value of plan assets - at the end of the year	$8,818	$7,761
Funded status at end of the year	$(2,194)	$(1,576)

F-29

Amounts relating to these defined benefit plans with accumulated benefit obligations in excess of plan assets were as follows:

	As of March 31,
	2024	2023
Accumulated benefit obligation	$10,686	$9,049
Fair value of plan assets	$8,818	$7,761

Amounts recognized in the Company’s consolidated balance sheet related to the present value of defined benefit obligations consist of the following:

	As of March 31,
	2024	2023
Current liabilities	—	—
Non-current liabilities	2,194	1,576
Total recognized in the consolidated balance sheet	$2,194	$1,576

Amounts recorded in accumulated other comprehensive income (loss) in respect of the pension plan consist of the following:

	Years Ended March 31,
	2024	2023
Net gain (loss)	$1,633	$2,610
Prior service (cost) credit	837	976
Total recorded in accumulated other comprehensive income	$2,470	$3,586

Amortization of prior service (cost) credit is recorded in selling, general and administrative in the consolidated statements of operations.

The principal assumptions used for the purpose of actuarial valuation of the pension plan are as follows:

	As of March 31,
	2024	2023
Discount rate	1.50%	2.10%
Expected return on plan assets	3.50%	3.50%
Expected rate of salary increase	1.00%	1.00%

The actuarial assumptions used for the defined benefit plans are based on the economic conditions prevailing in the jurisdiction in which they are offered. Changes in the defined benefit obligation are most sensitive to changes in the discount rate. The discount rate is based on the yield of high-quality corporate bonds quoted in an active market in the currency of the respective plan. A decrease in the discount rate increases the defined benefit obligation. The Company regularly reviews the actuarial assumptions used in calculating the defined benefit obligation to determine their continuing relevance.

Investment Policy

It is the objective of the plan sponsor to maintain an adequate level of diversification to balance market risk, to prudently invest to preserve capital and to provide sufficient liquidity while maximizing earnings for near-term payments of benefits accrued under the plan and to pay plan administrative expenses. The assumption used for the expected long-term rate of return on plan assets is based on the long-term expected returns for the investment mix of assets currently in the portfolio. Historical return trends for the various asset classes in the class portfolio are combined with current and anticipated future market conditions to estimate the rate of return for each class. These rates are then adjusted for anticipated future inflation to determine estimated nominal rates of return for each class.

F-30

The table below represents the Company’s pension plan’ weighted-average asset allocation as of March 31, 2024 and 2023 by asset category:

	As of March 31,
	2024	2023
Equity securities	36.58%	33.99%
Debt securities	28.16%	26.43%
Other, primarily cash and cash equivalents, senior loans and mutual funds	35.26%	39.58%

The table below presents the target allocation for each major asset category for the Company’s pension plan for the years ended March 31, 2024 and 2023:

	Years Ended March 31,
	2024	2023
Equity securities	34.00%	34.00%
Debt securities	28.50%	28.00%
Other, primarily cash and cash equivalents, senior loans and mutual funds	37.50%	38.00%

The following tables provides the fair value of plan assets held by the Company’s pension plan by asset category and by fair value hierarchy level:

	As of March 31, 2024
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$106	$—	$—	$106
Equity securities	3,316	—	—	3,316
Debt securities	2,310	—	—	2,310
Real estate	—	1,851	—	1,851
Non-traditional assets	—	1,235	—	1,235
Total	$5,732	$3,086	$—	$8,818

	As of March 31, 2023
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$186	—	$—	186
Equity securities	2,763	—	—	2,763
Debt securities	1,987	—	—	1,987
Real estate	—	1,855	—	1,855
Non-traditional assets	—	970	—	970
Total	$4,936	$2,825	$—	$7,761

For the year ending March 31, 2025, the Company expects to contribute $652 to its pension plan.

The following table presents expected pension plan payments over the next 10 years:

Amount
Year Ending March 31,
2025	$43
2026	252
2027	81
2028	88
2029	95
2030-2034	1,059

F-31

15. Income Taxes

The components of loss before income tax for the years ended March 31, 2024 and 2023 were as follows:

	Year ended March 31,
	2024	2023
U.S. operations	$(11,652)	$(4,806)
Non-U.S. operations	4,455	5,810
Total loss before income taxes	$(7,197)	$1,004

The provision for income taxes during the years ended March 31, 2024 and 2023 consists of the following:

	Year ended March 31,
	2024	2023
Current:
State	$—	$—
Federal	—	—
Foreign	347	1,435
Deferred:	—	—
State	—	—
Federal	1	58
Foreign

Noncurrent:
State	—	—
Federal	200	525
Foreign	698	—
Total	$1,246	$2,018

A reconciliation of income tax expense computed at the statutory corporate income tax rate to the effective income tax rate for the years ended March 31, 2024 and 2023 is as follows:

	Year ended March 31,
	2024	2023
Tax expense computed at federal statutory rate	21.0%	21.0%
State tax	6.4%	(12.7)%
Change in valuation allowance	11.6%	80.0%
Foreign rate differential	9.2%	(7.7)%
Non-deductible expenses	(15.2)%	62.6%
Uncertain Tax Positions	(53.5)%	52.3%
Other	3.2%	5.5%
Total income tax expense	(17.3)%	201.0%

F-32

The Company’s deferred tax position reflects the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting. Significant components of the deferred tax assets and liabilities are as follows:

	Year ended March 31,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$6,793	$6,483
Pension	422	323
Accrued expenses	35	138
Section 163(j) interest expense carryforward	84	165
Capitalized R&D	332	689
GAAP to statutory adjustments	741	686
Other	217	152
Total gross deferred tax assets	8,624	8,636
Less: valuation allowance	(8,139)	(8,264)
Total deferred tax assets, net of valuation allowance	$485	$372
Deferred tax liabilities:
Depreciation	$6	$7
GAAP to statutory adjustments	418	424
Other	173	51
Total gross deferred tax liabilities	597	482
Net deferred tax liabilities	$112	$110

The valuation allowance for deferred tax assets as of March 31, 2024 and 2023 primarily relates to net operating loss and interest deduction limitation carryforwards that, in the judgment of the Company, are not more-likely-than-not to be realized.

In assessing the realizability of deferred tax assets, the Company considers whether it is more-likely-than-not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, the Company believes it is more-likely-than-not that it will realize the benefits of these deductible differences, net of the existing valuation allowances as of March 31, 2024 and 2023.

As of March 31, 2024 and 2023, the Company has tax effected net operating loss carryforwards in U.S. of $5,000 and $2,453, respectively, of which $761 will expire starting in 2035 and the remainder which can be carried forward indefinitely. As of March 31, 2024 and 2023, the Company has U.S. state tax effected net operating loss carryforwards of approximately $1,169 and $464 that, if unused, will expire starting in 2035. As of March 31, 2024 and 2023, the Company has other foreign tax effected net operating loss carryforwards of $912 and $4,946 of which the majority can be carried forward seven years.

The Company prepares its financial statements on a consolidated basis. Income tax expense is calculated in accordance with the local tax laws of each entity in its relevant jurisdiction on a separate company basis.

F-33

A reconciliation of beginning and ending amount of unrecognized tax liability is presented below:

	Year ended March 31,
	2024	2023
Unrecognized Tax Liability – beginning balance	$—	$—
Net Increases – tax positions in current year	—	—
Net Increases – tax positions in prior year	3,499
Total income tax expense	$3,499	—

As of March 31, 2024 and March 31, 2023, the company had unrecognized tax benefits of $3,499, and $0, respectively, which related to tax positions that, if recognized, would affect the annual effective tax rate. The company recognized accrued interest and penalties in income tax expense. As of March 31, 2024 and March 31, 2023 accrued interest and penalties totaling to $159 thousand, and $0, respectively, is included in other long-term liabilities. The Company has identified potential penalty exposure in relation to specific information reporting requirements in the United States. Although the Company is trying to address these issues and pursue penalty abatement, it has recorded a long-term payable for the penalties, until potential relief is granted. As of March 31, 2024 and 2023, the recorded accrual balances stand at $1,200 and $1,000, respectively.

The Company is subject to taxation in Switzerland, the U.S., and other jurisdictions of its foreign subsidiaries. As of March 31, 2024, tax years 2020, 2021, and 2022 are subject to examination by the tax authorities in the U.S. The Company is not currently under examination by tax authorities in any jurisdiction.

16. Commitments and Contingencies

From time to time, the Company may be involved in lawsuits, claims, investigations, and proceedings, consisting of intellectual property, commercial, employment, and other matters, which arise in the ordinary course of business. In accordance with ASC 450, Contingencies, the Company makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

The Company is not presently a party to any litigation the outcome of which, it believes, if determined adversely to the Company, would individually or taken together, have a material adverse effect on the Company’s business, operating results, cash flows or financial condition. The Company has determined that the existence of a material loss is neither probable nor reasonably possible.

17. Leases

The Company leases office space (real estate), vehicles and office equipment under operating leases. The Company did not have any finance leases as of March 31, 2024 and 2023.

Right-of-use lease assets and lease liabilities that are reported in the Company’s consolidated balance sheet as of March 31, 2024 and 2023 are as follows:

	As of March 31,
	2024	2023
Operating lease, right-of-use assets, net	$4,466	$2,604

Current portion of long-term operating lease	1,572	1,005
Long-term operating lease	2,917	1,621
Total operating lease liabilities	$4,489	$2,626

F-34

Lease expense for lease payments is recognized on a straight-line basis over the lease term. The expense is presented within Selling, general, and administrative expense. The components of lease expense related to the Company’s lease for the years ended March 31, 2024 and 2023 were:

	Years Ended March 31,
	2024	2023
Fixed operating lease costs	$1,766	$1,604
Short-term lease costs	13	—
Total lease cost	$1,779	$1,604

Supplemental cash flow information related to leases was as follows:

	Years Ended March 31,
	2024	2023
Operating cash flows included in the measurement of lease liabilities	$(1,786)	$(1,659)
Non-cash lease activity related to right-of-use assets obtained in exchange for new operating lease liabilities	406	128
Other non-cash changes to ROU assets due to reassessment of the lease term	2,946	—

The weighted average remaining lease term and discount rate for the Company’s operating leases as of March 31, 2024 and 2023 were:

	2024	2023
Weighted-average remaining lease term (in years)	2.63	2.77
Weighted-average discount rate	4.00%	4.00%

Lease duration was determined utilizing renewal options that the Company is reasonably certain to execute.

As of March 31, 2024, maturities of operating lease liabilities for each of the following five years ending March 31 and a total thereafter were as follows:

Operating Leases
2025	$1,717
2026	1,181
2027	899
2028	893
2029	111
Thereafter	—
Total lease payments	4,801
Less: imputed interest	(312)
Total lease liability	$4,489

F-35

18. Accumulated Other Comprehensive Income

The changes in accumulated other comprehensive income (loss) by component are summarized below:

	Foreign Currency Translation	Defined Benefit Plan Items	Total Accumulated Other Comprehensive (Loss) Income
Balance at March 31, 2022	$(3,372)	$4,007	$635
Transfer of defined benefit plan
Other comprehensive income (loss) before reclassifications	(503)	592	89
Reclassifications to statements of earnings	—	(1,013)	(1,013)
Total other comprehensive loss	(503)	(421)	(924)
Balance, March 31, 2023	(3,875)	3,586	(289)
Other comprehensive income (loss) before reclassifications	1,455	(469)	986
Reclassifications to statements of earnings	—	(647)	(647)
Total other comprehensive income (loss)	1,455	(1,116)	339
Balance, March 31, 2024	$(2,420)	$2,470	$50

19. Subsequent Events

On June 6, 2024, the Company entered into a Securities Purchase Agreement, pursuant to which the Company issued $3.3 million in principal amount of 8% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”). The Debentures were issued with an original issue discount of $300 thousand, resulting in gross proceeds of approximately $3 million and net proceeds of approximately $2.5 million after deducting estimated offering expenses.

The Debentures are convertible into an aggregate of 660,000 shares of the Company’s Common Stock at a conversion price of $5.00 per share, subject to adjustment. The Debentures mature on December 7, 2025, and bear interest at a rate of 8% per annum, payable monthly beginning one year from the issuance date.

Provided that no event of default has occurred or is continuing, and at least 33% of the principal amount of the Debentures has either previously been repaid or converted in accordance with the terms of the Debenture, the Company may elect, by notice to the holder of the Debentures, to extend the Maturity Date by six months upon the payment of six months’ interest on the then-outstanding principal amount.

The Debentures are secured by substantially all of the assets of the Company and its domestic subsidiaries, excluding certain specified assets. Additionally, the Company’s domestic subsidiaries have provided an unconditional guarantee of the Debentures. In connection with the issuance of the Debentures, the Company also issued warrants to purchase an aggregate of 330,000 shares of common stock at an exercise price of $5.00 per share, with a five-year term.

F-36

DIH HOLDING US, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED) (in thousands, except share and per share data)

	As of September 30, 2024	As of March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,759	$3,225
Restricted cash	300	—
Accounts receivable, net of allowances of $233 and $667, respectively	6,383	5,197
Inventories, net	9,591	7,830
Due from related party	6,133	5,688
Other current assets	5,608	5,116
Total current assets	29,774	27,056
Property, and equipment, net	790	530
Capitalized software, net	1,992	2,131
Other intangible assets, net	380	380
Operating lease, right-of-use assets, net	4,182	4,466
Other tax assets	128	267
Other assets	948	905
Total assets	$38,194	$35,735
Liabilities and Deficit
Current liabilities:
Accounts payable	$5,231	$4,305
Employee compensation	3,813	2,664
Due to related party	10,322	10,192
Current portion of deferred revenue	5,900	5,211
Manufacturing warranty obligation	621	513
Current portion of long-term operating lease	1,494	1,572
Current maturities of convertible debt, at fair value	1,991	—
Advance payments from customers	8,945	10,562
Accrued expenses and other current liabilities ($480 measured at fair value)	11,046	9,935
Total current liabilities	49,363	44,954
Convertible debt, net of current maturities, at fair value	928	—
Notes payable - related party	9,404	11,457
Non-current deferred revenues	4,943	4,670
Long-term operating lease	2,731	2,917
Deferred tax liabilities	86	112
Other non-current liabilities	5,134	4,171
Total liabilities	$72,589	$68,281
Commitments and contingencies (Note 16)
Deficit:
Preferred stock, $0.00001 par value; 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2024 and March 31, 2024	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 34,544,935 shares issued and outstanding at September 30, 2024 and March 31, 2024	3	3
Additional paid-in-capital	3,323	2,613
Accumulated deficit	(35,756)	(35,212)
Accumulated other comprehensive income (loss)	(1,965)	50
Total deficit	$(34,395)	$(32,546)
Total liabilities and deficit	$38,194	$35,735

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-37

DIH HOLDING US, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED) (in thousands, except per share data)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Revenue	$18,162	$13,060	$35,122	$26,105
Cost of sales	8,605	7,652	16,110	15,300
Gross profit	9,557	5,408	19,012	10,805
Operating expenses:
Selling, general, and administrative expense	5,758	6,372	14,368	12,209
Research and development	1,911	1,584	3,555	3,022
Total operating expenses	7,669	7,956	17,923	15,231
Operating income (loss)	1,888	(2,548)	1,089	(4,426)
Other income (expense):
Interest expense	(26)	(155)	(161)	(275)
Other income (expense), net	(1,761)	271	(414)	(418)
Total other income (expense)	(1,787)	116	(575)	(693)
Income (loss) before income taxes	101	(2,432)	514	(5,119)
Income tax expense	335	52	1,058	278
Net loss	$(234)	$(2,484)	$(544)	$(5,397)

Net loss per share, basic and diluted	$(0.01)	$(0.10)	$(0.02)	$(0.22)
Weighted average common shares outstanding, basic and diluted	34,545	25,000	34,545	25,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-38

DIH HOLDING US, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED) (in thousands)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(234)	$(2,484)	$(544)	$(5,397)
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments, net of tax of $0	454	(601)	(934)	240
Pension liability adjustments, net of tax of $0	(562)	60	(1,081)	(360)
Other comprehensive (loss) income	(108)	(541)	(2,015)	(120)
Comprehensive loss	$(342)	$(3,025)	$(2,559)	$(5,517)

See accompanying notes to the condensed consolidated financial statements.

F-39

DIH HOLDING US, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED) (in thousands, except share data)

	For the Three Months Ended September 30,
	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, June 30, 2024	34,544,935	$3	$3,323	$(35,522)	$(1,857)	$(34,053)
Net loss	—	—	—	(234)	—	(234)
Other comprehensive loss, net of tax	—	—	—	—	(108)	(108)
Balance, September 30, 2024	34,544,935	$3	$3,323	$(35,756)	$(1,965)	$(34,395)

	Shares(1)	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, June 30, 2023	25,000,000	$2	$(1,898)	$(29,682)	$132	$(31,446)
Net loss	—	—	—	(2,484)	—	(2,484)
Other comprehensive loss, net of tax	—	—	—	—	(541)	(541)
Balance, September 30, 2023	25,000,000	$2	$(1,898)	$(32,166)	$(409)	$(34,471)

(1)	All outstanding share and per-share amounts have been restated to reflect the reverse recapitalization as established in the Business Combination Agreement as described in Note 1.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-40

DIH HOLDING US, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED) (in thousands, except share data)

	For the Six Months Ended September 30,
	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, March 31, 2024	34,544,935	$3	$2,613	$(35,212)	$50	$(32,546)
Net loss	—	—	—	(544)	—	(544)
Out of period adjustment related to reverse recapitalization (Note 2)	—	—	710	—	—	710
Other comprehensive loss, net of tax	—	—	—	—	(2,015)	(2,015)
Balance, September 30, 2024	34,544,935	$3	$3,323	$(35,756)	$(1,965)	$(34,395)

	Shares(1)	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, March 31, 2023	25,000,000	$2	$(1,898)	$(26,769)	$(289)	$(28,954)
Net loss	—	—	—	(5,397)	—	(5,397)
Other comprehensive loss, net of tax	—	—	—	—	(120)	(120)
Balance, September 30, 2023	25,000,000	$2	$(1,898)	$(32,166)	$(409)	$(34,471)

(1).	All outstanding share and per-share amounts have been restated to reflect the reverse recapitalization as established in the Business Combination Agreement as described in Note 1.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-41

DIH HOLDING US, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED) (in thousands)

	For the Six Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(544)	$(5,397)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	351	147
Provision for credit losses	(434)	(869)
Allowance for inventory obsolescence	(108)	739
Pension contributions	(309)	(309)
Pension expense	155	136
Change in fair value of convertible debt and warrant liability	400	—
Foreign exchange (gain) loss	(38)	418
Noncash lease expense	828	770
Noncash interest expense	—	14
Deferred and other noncash income tax (income) expense	112	12
Changes in operating assets and liabilities:
Accounts receivable	(694)	2,149
Inventories	(1,527)	(1,528)
Due from related parties	(548)	343
Due to related parties	(98)	988
Other assets	(481)	(1,350)
Operating lease liabilities	(820)	(957)
Accounts payable	813	1,764
Employee compensation	1,070	(59)
Other liabilities	(247)	197
Deferred revenue	846	1,265
Manufacturing warranty obligation	100	180
Advance payments from customers	(1,737)	2,591
Accrued expense and other current liabilities	1,376	519
Net cash provided by (used in) operating activities	(1,534)	1,763
Cash flows from investing activities:
Purchases of property and equipment	(423)	(73)
Net cash used in investing activities	(423)	(73)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	2,809	—
Payments on related party notes payable	(2,053)	(3,744)
Net cash provided by (used in) financing activities	756	(3,744)
Effect of currency translation on cash and cash equivalents	35	15
Net decrease in cash, and cash equivalents, and restricted cash	(1,166)	(2,039)
Cash, cash equivalents and restricted cash - beginning of period	3,225	3,175
Cash, cash equivalents and restricted cash- end of period	$2,059	$1,136
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,759	$1,136
Restricted cash	300	—
Total cash, cash equivalents and restricted cash	$2,059	$1,136
Supplemental disclosure of cash flow information:
Interest paid	$162	$262
Income tax paid	$15	$—
Supplemental disclosure of non-cash investing and financing activity:
Out of period adjustment related to reverse recapitalization (Note 2)	$710	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-42

DIH HOLDING US, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED) (in thousands, except share and per share data)

1. Business and Organization

Description of Business

DIH Holding US, Inc., a Delaware corporation and its consolidated subsidiaries are referred to in this Form 10-Q as “we,” “our,” “us,” the “Company,” or “DIH.” DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. The Company’s fiscal year ends on March 31.

Merger/Business Combination with Aurora Technology Acquisition Corp.

On February 7, 2024 (the “Closing Date”), ATAK, Aurora Technology Merger Sub (“Merger Sub”) and DIH Holding US, Inc., a Nevada corporation (“Legacy DIH” or “DIH Nevada”) consummated a previously announced business combination pursuant to a business agreement dated as of February 26, 2023 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement,” and the transactions contemplated thereby, the “Business Combination”) following the receipt of the required approval by ATAK’s and DIH Nevada’s shareholders and the fulfillment or waiver of other customary closing conditions. Legacy DIH historically existed and functioned as part of the business of DIH Technology Ltd. (“DIH Cayman”). Upon the closing of the Business Combination, the Company owns 100% of DIH Nevada, which owns 100% of DIH US Corp. DIH US Corp owns five commercial entities located in the USA, Chile, Slovenia, Germany, and Singapore. Additionally, the Company owns 100% of Hocoma Medical GmbH, which contains the net operating assets used in the manufacturing process of the company’s products. These assets were transferred from Hocoma AG, as of July 1, 2021. The intellectual property (“IP”) of Hocoma AG was transferred to the commercial entity located in the USA. The legal entities of Hocoma AG and Motekforce Link BV and its subsidiaries (“Motek Group”) remained with DIH Cayman and were excluded from the condensed Consolidated Financial Statements. The Company agreed to use its best efforts to complete the reorganization as defined in the Business Combination Agreement as soon as possible thereafter. The reorganization has not been completed as of the date these financial statements were issued.

On February 8, 2024, the Company entered into a subscription agreement with OrbiMed Asia GP II, L.P., an existing shareholder of DIH Cayman. Pursuant to the agreement, the Company will issue 150,000 shares of Common Stock at a purchase price of $10.00 per share for aggregate purchase price of $1.5 million together with warrants to purchase an additional 300,000 shares of DIH Common Stock with an exercise price of $10.00. The transaction has not closed as of the date the financial statements were issued.

Liquidity and Going Concern

Under Accounting Standards Codification (“ASC”) 205-40, Going Concern, the Company is required each reporting period, to evaluate whether there is substantial doubt regarding its ability to continue as a going concern. The accompanying condensed consolidated financial statements are prepared in accordance with U.S. GAAP applicable to a going concern. This presentation contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and does not include any adjustments that might be necessary if it is unable to continue as a going concern.

As of September 30, 2024, the Company had $1.8 million in cash and cash equivalents and $0.3 million restricted cash. The Company’s net losses began in 2020 and continued through the six months ended September 30, 2024. The Company’s historical operating losses resulted in an accumulated deficit of $35.8 million as of September 30, 2024. Operating losses were mainly driven by decreased sales during the COVID-19 pandemic due to social distancing measures that affected demand for rehabilitation services, increased expenditures in connection with its implementation of a new financial system (Oracle) and increased compliance costs associated with the European Union Medical Device Regulation (EU MDR). Additionally, DIH had elevated costs related to efforts of adopting to public company standards. During the six months ended September 30, 2024, the Company had negative cash flows from operating activities, negative operating results and negative working capital.

On June 6, 2024, the Company issued $3.3 million in principal amount of convertible debt that matures on December 7, 2025. Beginning on the November 1, 2024, the Company will be required to redeem a portion of the total amount in cash or in shares of Common Stock with the election to extend the maturity date by six months as further discussed in Note 12 to the Condensed Consolidated Financial Statements. The first redemption payment was made in cash on November 1, 2024.

F-43

The Company has three notes payable to a related party which are included in “Notes payable - related party”. Each note is due on June 30, 2026 with an interest rate of 1.25% as further discussed in Note 13 to the Condensed Consolidated Financial Statements. The Company has made periodic payments on the principal and interests on the notes payable historically.

The above conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of this filing.

The Company’s revenue has increased by 34.5% to $35,122 from $26,105 for the six months ended September 30, 2024 and 2023, respectively. Historically, the Company’s sources of liquidity have been predominantly from proceeds received from product sales and services provided. The Company anticipates sources of liquidity to include cash on hand and cash flow from operations. The Company continues to explore financing alternatives in debt or equity to fund its ongoing operations and to fulfill current obligations. The Company continues to take steps to streamline its organization and cost structure as well as improve future revenue growth.

The Company’s future liquidity needs may vary materially from those currently planned and will depend on many factors, including the more aggressive and expansive growth plan, or for any unforeseen reductions in demand, and the availability of debt or equity funding upon terms and conditions acceptable to the Company.

2. Summary of Significant Accounting Policies

Basis of Presentation

On February 7, 2024, the Company consummated the Business Combination and became a publicly-traded company and its financial statements are now presented on a consolidated basis. Prior to the Business Combination, the Company’s historical financial statements were prepared on a combined basis derived from DIH Cayman.

In connection with the Closing of the Business Combination and in accordance with the terms of the Business Combination Agreement, ATAK agreed to waive the closing condition that the reorganization be completed prior to Closing. The Company has recast historical financial statements filed in the registration statements to exclude assets, liabilities and results of operations of entities that are not controlled by the Company as of September 30, 2024. Control exists when the Company has the power, directly and indirectly, to govern the financial and operating policies of an entity and be exposed to the variable returns from its activities. The financial statements for all periods presented, including historical periods prior to February 7, 2024, are now referred to as “Consolidated financial statements” and have been prepared in conformity with U.S. GAAP. During the three months ended June 30, 2024, the Company recorded an out of period adjustment to reduce accounts payable and increase additional paid in capital related to payments made as part of the reverse recapitalization that were not previously recorded.

While the Company’s businesses have historically functioned together with the other businesses controlled by DIH Cayman, the Company’s businesses are largely isolated and not dependent on corporate or other support functions. DIH Cayman did not have significant corporate or operational activity and does not have shared services that it provides to its subsidiaries. The Company considered allocations from the DIH Cayman and its subsidiaries but they are insignificant because of the organizational structure such that the Company has been operating on a standalone basis historically.

As of September 30, 2024 and March 31, 2024, DIH Cayman remains the largest shareholder of the Company and continues to own 100% interest in DIH International (“DIH Hong Kong”). In the three and six months ended September 30, 2023, legacy DIH and DIH Hong Kong were wholly owned subsidiaries of DIH Cayman. Transactions with DIH Cayman, DIH Hong Kong and its subsidiaries are disclosed as related party transactions in Note 13.

The condensed consolidated financial statements (the “financial statements”) have been prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments, including normal recurring adjustments, considered necessary for a fair statement of the Company’s financial position and operating results have been included. All intercompany balances and transactions within the Company have been eliminated in the financial statements. Operating results for the three and six months ended September 30, 2024 and 2023 are not necessarily indicative of the results that may be expected for the fiscal year as a whole. The March 31, 2024 period presented on the Condensed Consolidated Balance Sheet was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP. The following tables and footnotes are presented in thousands of U.S. dollars unless otherwise stated. These condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended March 31, 2024.

F-44

Foreign Currency Reporting

The functional currency for the Company’s non-U.S. subsidiaries is their local currency. The assets and liabilities of foreign subsidiaries are translated into U.S. dollars using the exchange rate in effect as of the balance sheet date. Revenues and expenses are translated at the average exchange rates for each respective reporting period. Adjustments resulting from translating local currency financial statements into U.S. dollars are reflected in accumulated other comprehensive income (loss).

Transactions denominated in currencies other than the functional currency are remeasured based on the exchange rates at the time of the transaction. Foreign currency gains and losses arising primarily from changes in exchange rates on foreign currency denominated intercompany transactions and balances between foreign locations are recorded in the condensed consolidated statements of operations. Realized and unrealized gains (losses) resulting from transactions conducted in foreign currencies for the three months ended September 30, 2024 and 2023 were $(1,415) and $271, respectively, and $38 and $(418) for the six months ended September 30, 2024 and 2023, respectively.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant estimates made by management in connection with the preparation of the accompanying condensed consolidated financial statements include the useful lives of long-lived assets, inventory valuations, the allocation of transaction price among various performance obligations, valuation of securities, the allowance for credit losses, the fair value of financial assets, liabilities, actuarial valuation of pensions and realizability of deferred income tax asset or liabilities. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk primarily consists of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with highly-rated financial institutions and limits the amount of credit exposure to any one entity. We believe we do not have any significant credit risk on our cash and cash equivalents. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers which is limited to the amounts recorded on the condensed consolidated balance sheets. The risk associated with this concentration is mitigated by prepayment arrangements and our ongoing credit-review procedures and letters of credit or payment prior to shipment.

Major customers are defined as those individually comprising more than 10% of our trade accounts receivable or revenues. As of September 30, 2024 and March 31, 2024, no customer comprised more than 10% of total trade accounts receivables. For the three and six months ended September 30, 2024, no customer comprised more than 10% of total revenue. For the three and six months ended September 30, 2023, one customer comprised 15.9% and 16.6% of total revenue, respectively.

Accounting Pronouncements Recently Adopted

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP and simplifies the diluted earnings per share (“EPS”) calculation in certain areas. Under the new guidance there will be no separate accounting for embedded conversion features. It removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception. The amendments in this update are effective for the Company on April 1, 2024.

Recent Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. Update No. 2023-07 requires disclosure, on an annual and interim basis, of significant segment expenses that are regularly provided to the Chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss in addition to disclosure of amounts for other segment items and a description of its composition. Update No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. We are currently evaluating the impact of adopting ASU 2023-07.

F-45

In December 2023, the FASB issued ASU No. 2023-09 (“ASU 2023-09”), Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 addresses investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This update also includes certain other amendments to improve the effectiveness of income tax disclosures. The provisions of ASU 2023-09 are effective for annual periods beginning after December 15, 2024, with early adoption permitted. We are currently evaluating the impact of adopting ASU 2023-09.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires more detailed disclosures of certain categories of expenses such as employee compensation, depreciation, and intangible asset amortization that are components of existing expense captions presented on the face of the income statement. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. Companies have the option to apply the guidance either on a retrospective or prospective basis, and early adoption is permitted. The Company is currently evaluating the impact this standard will have on its financial statement presentation and disclosures.

3. Revenue Recognition

The Company’s revenues are derived from the sales of medical rehabilitation devices and technology services. The Company’s primary customers include healthcare systems, clinics, third-party healthcare providers, distributors, and other institutions, including governmental healthcare programs and group purchasing organizations.

Disaggregation of Revenue

The Company disaggregates its revenue with customers by category and by geographic region based on customer location, see Note 4 for further information. The following represents the revenue for the three and six months ended September 30, 2024 and 2023, based on revenue category:

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Devices	$15,045	$10,112	$28,573	$20,555
Services	2,695	2,710	5,995	5,085
Other	422	238	554	465
Total revenue, net	$18,162	$13,060	$35,122	$26,105

The revenue that is recognized at a point in time was related to the revenues from devices and from service on demand. The revenue that is recognized over time was related to revenue from service contracts. Other revenue primarily relates to freight and packaging on devices and recognized at a point in time. The following represents the revenue for the three and six months ended September 30, 2024 and 2023, based on timing of recognition:

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Point in time	$16,175	$11,386	$31,170	$22,892
Over time	1,987	1,674	3,952	3,213
Total revenue	$18,162	$13,060	$35,122	$26,105

Deferred Revenue and Remaining Performance Obligations

Deferred revenue as of September 30, 2024 and March 31, 2024 was $10,843 and $9,881, respectively. Deferred revenue as of September 30, 2023 and March 31, 2023 was $11,300 and $9,996, respectively. The Company recognized revenue of $2,147 and $4,033, respectively during the three and six months ended September 30, 2024 that was included in deferred revenue as of March 31, 2024, and $2,013 and $4,953 respectively, during the three and six months ended September 30, 2023, that was included in deferred revenue as of March 31, 2023. Remaining performance obligations include goods and services that have not yet been delivered or provided under existing, noncancelable contracts. As of September 30, 2024 and March 31, 2024, the aggregate amount of the contracted revenue allocated to unsatisfied performance obligations with an original duration of one year or more was approximately $4,943 and $4,670, respectively. As of September 30, 2024, the Company expects to recognize revenue on the majority of these remaining performance obligations over the next 2 years.

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Advance Payments From Customers

The Company receives advance payments related to customers from their orders to support the operation of the company in the production of the goods. The Company recognizes these prepayments as a liability under “Advance payments from customers” on the condensed consolidated balance sheets when they are received. Balances associated with the advance payments are reclassed to deferred revenue upon invoicing and revenue is recognized when performance obligations are fulfilled. Advance payments from customers was $8.9 million and $10.6 million as of September 30, 2024 and March 31, 2024, respectively. Advance payments from customers as of September 30, 2023 and March 31, 2023 was $8,865 and $6,225, respectively.

4. Geographical Information

The following represents revenue attributed to geographic regions based on customer location:

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Europe, Middle East and Africa (“EMEA”)	$10,696	$6,234	$21,748	$12,867
Americas	4,601	3,835	9,139	6,819
Asia Pacific (“APAC”)	2,865	2,991	4,235	6,419
Total revenue	$18,162	$13,060	$35,122	$26,105

For the three months ended September 30, 2024 and 2023, the United States represented 23% and 20% of total revenue, respectively. Russia represented 20% of total revenue for the three months ended September 30, 2023. For the six months ended September 30, 2024 and 2023, the United States represented 19% and 20% of total revenue, respectively. Russia represented 20% of total revenue for the six months ended September 30, 2023. No other countries represented greater than 10% of revenue during the three and six months ended September 30, 2024 and 2023.

Long-lived assets shown below include property and equipment, net. The following represents long-lived assets where they are physically located:

	As of September 30, 2024	As of March 31, 2024
EMEA	$495	$276
Americas	240	206
APAC	55	48
Total property and equipment, net	$790	$530

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5. Net Loss Per Share

Basic loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed based on the sum of the weighted average number of common shares and dilutive common shares outstanding during the period. In connection with the Business Combination as described in Note 1 - Business and Organization, the Company issued earnout shares which are held in escrow until they are earned. The targets for the release of earnout shares are based on the volume weighted average trading prices (“VWAP”) of common shares during the earnout period. The earnout shares are excluded from the calculation of basic and diluted weighted-average number of common shares outstanding until vested. For periods prior to the Business Combination, basic and diluted loss per share was calculated based on the 25.0 million shares issued to Legacy DIH shareholders at the Closing Date.

Potential shares of common stock are excluded from the computation of diluted net loss per share if their effect would have been anti-dilutive for the periods presented or if the issuance of shares is contingent upon events that did not occur by the end of the period. Diluted loss per share for the public warrants, private placement warrants and warrants issued in connection with the convertible debt is calculated under the treasury method. Diluted loss per share for the convertible debt and earn-out shares is calculated under the if-converted method.

As of September 30, 2024, there were 34,544,935 shares of Common Stock issued and outstanding, excluding earnout shares.

Computation of basic and diluted net loss per share for the three and six months ended September 30, 2024 and 2023, is as follows (in thousands, except share and per share amounts):

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(234)	$(2,484)	$(544)	$(5,397)
Weighted-average shares outstanding - basic and diluted	34,544,935	25,000,000	34,544,935	25,000,000
Net loss per share – basic and diluted	$(0.01)	$(0.10)	$(0.02)	$(0.22)

The following table outlines dilutive common share equivalents outstanding, which were excluded in the above diluted net loss per share calculation because they are anti-dilutive. Beginning on the November 1, 2024, the Company will be required to redeem each month at an amount of $235.7 thousand in cash or in shares of Common Stock at the lower of (i) $5.00 per share or (ii) 90% of the average of the five lowest VWAPs for the 10 consecutive Trading Days ending on the trading day immediately prior to redemption date. The table below assumes the conversion and redemption price of $5.00 per share. See Note 12 for details.

	September 30,
	2024	2023
Earnout shares	6,000,000	—
Common Stock underlying Public Warrants	10,100,000	—
Common Stock underlying Private Placement Warrants	3,235,000	—
Convertible debt (see Note 12)	660,000	—
Warrants issued with convertible debt (see Note 12)	330,000	—
Total	20,325,000	—

6. Inventories, Net

As of September 30, 2024 and March 31, 2024, inventories, net, consisted of the following:

	As of September 30, 2024	As of March 31, 2024
Raw materials and spare parts	$4,346	$3,882
Work in process	4,661	4,769
Finished goods	2,580	1,283
Less: reserves	(1,996)	(2,104)
Total inventories, net	$9,591	$7,830

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7. Property and Equipment, Net

Property and equipment, net as of September 30, 2024 and March 31, 2024 consisted of the following:

	As of September 30, 2024	As of March 31, 2024
Computer software and hardware	$915	$849
Machinery and equipment	832	807
Leasehold improvements	1,406	1,357
Furniture and fixtures	888	871
Vehicles	71	70
Demonstration units	370	222
Property and equipment	4,482	4,176
Less: accumulated depreciation	(3,692)	(3,646)
Property and equipment, net	$790	$530

Depreciation expense totaled $79 and $68 for the three months ended September 30, 2024 and 2023, respectively, and $170 and $147 for the six months ended September 30, 2024 and 2023, respectively.

8. Capitalized software, net and other intangible assets, net

Capitalized software, net and other intangible assets, net as of September 30, 2024 and March 31, 2024 consisted of the following:

	As of September 30, 2024			As of March 31, 2024
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Capitalized software	$2,173	$(181)	$1,992	$2,131	$—	$2,131
Other intangible assets	$380	$—	$380	$380	$—	$380

Other intangible assets include patent and technology related intangible assets of $380 acquired from the SafeGait asset acquisition. The weighted-average useful lives of these intangible assets are 10 years. For the three and six months ended September 30, 2024 and 2023, other intangible assets were not amortized because they were not ready for intended use.

Capitalized software, net and other intangible assets, net are subject to amortization when they are available for their intended use. Amortization expense totaled $181 and $181 for the three and six months ended September 30, 2024, respectively because it was ready for intended use. For the three and six months ended September 30, 2023, the Capitalized software, net were not amortized. The weighted-average useful life of capitalized software is 5 years.

Estimated annual amortization for intangible assets over the next five years are as follows:

	2025	2026	2027	2028	2029
Estimated annual amortization	$236	$473	$473	$473	$473

9. Other current assets

Other current assets as of September 30, 2024 and March 31, 2024 consisted of the following:

	As of September 30, 2024	As of March 31, 2024
Deferred cost of sales	$3,783	$3,754
Value added tax (“VAT”) receivable	873	635
Advance payments	696	414
Other current assets	256	313
Total other current assets	$5,608	$5,116

F-49

Deferred cost of sales represents products in transit or delivered to customers prior to the Company recognizing the associated revenue and deferred extended warranty contract costs in connection with the products the Company purchases from Motek Group, where Motek provides the warranty service and the associated revenue has not yet been recognized. As of September 30, 2024, deferred product cost and deferred warranty cost was $1,915 and $1,868 respectively. As of March 31, 2024, deferred product cost and deferred warranty cost was $2,172 and $1,582, respectively.

10. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of September 30, 2024 and March 31, 2024 consisted of the following:

	As of September 30, 2024	As of March 31, 2024
Taxes payable	$3,309	$2,554
Other payables and current liabilities	7,737	7,381
Total accrued expenses and other current liabilities	$11,046	$9,935

11. Other Non-Current Liabilities

Other non-current liabilities as of September 30, 2024 and March 31, 2024 consisted of the following:

	As of September 30, 2024	As of March 31, 2024
Provisions	$1,909	$1,977
Pension liabilities	3,225	2,194
Total other non-current liabilities	$5,134	$4,171

The company has recorded non-current liabilities related to tax positions in certain jurisdictions in which, upon examination, may require additional tax payments to be made. In addition, the company has recorded potential interest and penalties related to these uncertain tax positions.

12. Convertible Debt and Warrant

On June 6, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company issued $3.3 million in principal amount of 8% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures” or “Convertible Debt”). The Debentures were issued with an original issue discount of $0.3 million, resulting in gross proceeds of $3 million and net proceeds of approximately $2.8 million including $0.3 million deposited into a bank account as additional security for the Debentures after deducting offering expenses. At election of the holder, the Debentures are convertible into an aggregate of 660,000 shares of the Company’s Common Stock at a conversion price of $5.00 per share, subject to adjustment in whole or in part from the issuance date. The Debentures mature on December 7, 2025 (the “Maturity Date”), and bear interest at a rate of 8% per annum, payable monthly beginning one year from the issuance date.

The Company may provide an irrevocable election to redeem some or all of the then outstanding principal amount of the Debenture (in minimum increments of $0.3 million unless the outstanding principal amount is less than $0.3 million) for cash. Beginning on the November 1, 2024, the Company will be required to redeem an amount of the Debentures equal to $235.7 thousand, together with all other amounts owed to the Purchaser. Such amount shall be payable in cash or in shares of Common Stock based on a conversion price equal to the lesser of (i) the then Conversion Price and (ii) 90% of the average of the five lowest VWAPs for the 10 consecutive Trading Days ending on the trading day immediately prior to redemption date.

Provided that no event of default has occurred or is continuing, and at least 33% of the principal amount of the Debentures has either previously been repaid or converted in accordance with the terms of the Debenture, the Company may elect, by notice to the holder of the Debentures, to extend the Maturity Date by six months upon the payment of six months’ interest on the then-outstanding principal amount. The monthly redemption amount is then adjusted to correspond to the extended maturity date.

The Debentures are secured by substantially all of the assets of the Company and its domestic subsidiaries, excluding certain specified assets. Additionally, the Company’s domestic subsidiaries have provided an unconditional guarantee of the Debentures.

F-50

In connection with the issuance of the Debentures, the Company also issued warrants to purchase an aggregate of 330,000 shares of common stock at an exercise price of $5.00 per share, with a five-year term.

Upon adoption of ASU 2020-06, the Company accounted for the convertible debt along with the associated conversion feature as a single liability measured at fair value to simplify the accounting for the convertible instrument. The fair value of the convertible debt was measured using a Monte Carlo simulation model. The change in fair value is presented in other comprehensive income to the extent that it is attributable to credit risk. The remaining portion of the change in fair value is recognized in other income (expense), net in the condensed consolidated results of operations.

The Company evaluated the freestanding warrants issued in connection with issuance of the convertible debt under ASC 815 and determined that they were classified as liability on the condensed consolidated balance sheets. The fair value of the warrant on the issuance date calculated using a Monte Carlo simulation model. The proceeds from the issuance of the convertible debt were allocated to the warrants and convertible note under the relative fair value method.

The Monte Carlo simulation model required certain assumptions, including a risk-free rate of 3.78%, a credit spread of 27.4% and an estimated volatility of 62.5%, respectively as of September 30, 2024. The risk-free interest rate assumption was based on U.S. treasury constant maturity yields on the issuance date with a term corresponding to the expected length of the remaining term. The credit spread was derived based on the terms and economics of the instruments and to reconcile the model values of the basket (consisting of convertible notes and warrants) with the proceeds generated from the issuance and sale of the basket in an arm’s-length transaction on the inception date. Due to the Company’s limited trading history, the estimated volatility assumption was based upon the observed historical volatilities of the designated peer group and consideration of volatility haircut concepts, typical in practice in the valuation of convertible instruments. There was no dividend yield utilized in the Monte Carlo simulation model as the Company has not paid any cash dividends. Such assumptions were applied to both the convertible debt and warrant liability as unobservable inputs. The convertible debt and warrant were considered Level 3 in the fair value hierarchy. The Company assesses the credit spread at each reporting date in valuation to determine the amount that should be recorded to other comprehensive income.

As of the issuance date, the debenture was measured at $2,638 and the warrant was measured at $362. A total of $191 debt issuance costs was recorded in “Selling, general, and administrative expense” in the condensed consolidated statements of operations.

As of September 30, 2024, the fair value of the debenture was measured at $2,920 recorded to “Current maturities of convertible debt” and “Convertible debt, net of current maturities” in the condensed consolidated balance sheets. The warrant was measured at $480 recorded to “Accrued expenses and other current liabilities” in the condensed consolidated balance sheets. The Company recorded $295 and $400 change in the fair value of the debenture and the warrant to the “Other income (expense), net” in the condensed consolidated statements of operations for the three and six months ended September 30, 2024.

13. Related Party Transactions

Parties are considered related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

Reorganization and Transaction with DIH Cayman and DIH Hong Kong

The Company’s businesses have historically functioned together with the other businesses controlled by DIH Cayman. DIH Cayman remains the largest shareholder of the Company and continues to own 100% interest in DIH International (“DIH Hong Kong”) as of September 30, 2024.

Subsequent to the year ended March 31, 2022, the Company did not incur significant transactions with DIH Cayman or DIH Hong Kong. The balances recorded under “Due from related party” and “Due to related party” are derived from historical transactions. The table below summarizes related party balances with DIH Hong Kong excluding Hocoma AG and Motek as of September 30, 2024 and March 31, 2024

F-51

	September 30, 2024	March 31, 2024
Due from related party	$2,641	$2,586
Due to related party	$1,504	$1,470

Hocoma AG and share transfers

On July 1, 2021, Hocoma AG entered into a series of agreements with the Company and its subsidiaries to transfer all business aspects of development and production of mechanical and electronic devices in the fields of medical technology and biotechnology to Hocoma Medical GmbH as disclosed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024. In connection with the transactions, the Company incurred three related party notes payable to Hocoma AG amounting to $10.47 million, $7.80 million and $1.57 million, respectively. The three related party notes payable are referred to as “Related Party Notes”. Each of the Related Party Notes Payable is due on June 30, 2026 with interest rate of 1.25%. The Company has made periodic payments on Related Party Notes payable with proceeds from its operations.

As of September 30, 2024 and March 31, 2024, the balances of Related Party Notes were $9.4 million and $11.5 million, respectively included in “Note payable - related party”. The decrease resulted from the Company’s payments of principal on Related Party Notes owed to Hocoma AG.

In addition to the Related Party Notes, as of September 30, 2024 and March 31, 2024, the Company recorded a related party balance of $321 and $(267), respectively, representing cash balances owed by and owed to Hocoma AG. As part of the transfer discussed above, the Company also recorded a long-term related party receivable for $324 as of September 30, 2024 and March 31, 2024, included in “Other assets”.

Motek Group

The Company has entered into a distribution agreement with the Motek Group. The agreement, which has been historically in place, appoints the Company as the exclusive distributor of Motek’s advanced human movement research and rehabilitation products and services designed to support efficient functional movement therapy within specified territories. Under the distribution agreement, Motek supplies the products and services to the Company at the prices detailed in the agreement. Motek provides ongoing support and assistance, including training, marketing materials, and technical documentation to the Company. In connection with the products the Company purchased from Motek Group, the Company purchased warranty associated with the products. Upon distribution of Motek products, the cost of warranty are recorded to deferred cost of sales in “Other current assets” prior to the Company recognizing warranty revenue.

For the three months ended September 30, 2024 and 2023, the Company made purchases amounting to $1,978 and $3,189, respectively, from the Motek Group. For the six months ended September 30, 2024 and 2023, the Company made purchases amounting to $4,973 and $5,958, respectively, from the Motek Group.

As part of these transactions, the Company made advance payments to Motek, included in “Due from related party,” and also had trade payables, included in “Due to related party.” The balances as of September 30, 2024 and March 31, 2024 are as follows:

	September 30, 2024	March 31, 2024
Due from related party	$3,169	$3,367
Due to related party	$8,762	$8,667

14. Employee Benefit Plans

Defined Contribution Plans

The Company sponsors a defined contribution plan in the United States. The Company’s obligation is limited to its contributions made in accordance with each plan document. Employer contributions to defined contribution plans are recognized as expense recorded in the “Selling, general, and administrative expense”. Expenses related to the Company’s plans were $26 and $46 for the three months ended September 30, 2024 and 2023, respectively, and $66 and $78 for the six months ended September 30, 2024 and 2023, respectively.

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Defined Benefit Plans

The Company has a Swiss defined benefit plans (the “Pension Plan”) covering substantially all the employees of Hocoma Medical GmbH in Switzerland. The Pension Plan meets the benefit requirements under Swiss pension law. The Swiss plans offer retirement, disability and survivor benefits and is governed by a Pension Foundation Board. The responsibilities of this board are defined by Swiss pension law and the plan rules. Expenses from defined benefit plan are allocated to Cost of Sales, Selling, general, and administrative expense and Research and development.

Amounts recognized in the condensed consolidated statements of operations for the three and six months ended September 30, 2024 and 2023, in respect of the Pension Plan were as follows:

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Current service cost	$180	$171	$353	$330
Interest cost	50	52	101	102
Expected return on plan assets	(97)	(73)	(195)	(142)
Actuarial loss / (gain) recognized	(14)	(42)	(27)	(81)
Actuarial loss / (gain) recognized because of settlement	(4)	-	(4)	-
Amortization of prior service credit	(37)	(38)	(73)	(73)
Net charge to statement of operations	$78	$70	$155	$136

15. Income Taxes

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Income tax expense/(benefit)	$335	$52	$1,058	$278
Effective tax rate	332%	(2)%	206%	(5)%

The effective rate for the three and six month period ended September 30, 2024 is higher than the statutory rate due to losses in certain jurisdictions that did not create a benefit, combined with income in others creating tax expense. The effective tax rate for the three month and six month period ended September 30, 2024 isn’t comparable to the three month and six month period ended September 30, 2023 due to the pre-tax book income for three month and six month period ended September 30 2024 being close to break even.

The Company prepares its financial statements on a consolidated basis. Income tax expense is calculated in accordance with the local tax laws of each entity in its relevant jurisdiction on a separate company basis.

As of September 30, 2024 and September 30, 2023, the Company had unrecognized tax benefits of $4,250 and $0, respectively, which related to tax positions that, if recognized, would affect the annual effective tax rate. The company recognized accrued interest and penalties in income tax expense. As of September 30, 2024 and September 30, 2023 accrued interest and penalties totaling to $76 and $0 respectively is included in long-term liabilities. The Company has identified potential penalty exposure in relation to specific information reporting requirements in the United States. Although the Company is trying to address these issues and pursue penalty abatement, it has recorded a long-term payable for the penalties, until potential relief is granted. As of September 30, 2024 and September 30, 2023, the recorded accrual balances stand at $1,200 and $1,200, respectively.

16. Commitments and Contingencies

From time to time, the Company may be involved in lawsuits, claims, investigations, and proceedings, consisting of intellectual property, commercial, employment, and other matters, which arise in the ordinary course of business. In accordance with ASC 450, Contingencies, the Company makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

The Company is not presently a party to any litigation the outcome of which, it believes, if determined adversely to the Company, would individually or taken together, have a material adverse effect on the Company’s business, operating results, cash flows or financial condition. The Company has determined that the existence of a material loss is neither probable nor reasonably possible.

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17. Leases

The Company leases office space (real estate), vehicles and office equipment under operating leases. The Company did not have any finance leases as of September 30, 2024 and March 31, 2024.

Right-of-use lease assets and lease liabilities that are reported in the Company’s condensed consolidated balance sheet as of September 30, 2024 and March 31, 2024 are as follows:

	As of September 30, 2024	As of March 31, 2024
Operating lease, right-of-use assets, net	$4,182	$4,466

Current portion of long-term operating lease	1,494	1,572
Long-term operating lease	2,731	2,917
Total operating lease liabilities	$4,225	$4,489

Lease expense for lease payments is recognized on a straight-line basis over the lease term. The expense is presented within Selling, general, and administrative expense. The components of lease expense related to the Company’s lease for the three and six months ended September 30, 2024 and 2023 were:

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2024	2023	2024	2023
Fixed operating lease costs	$449	$436	$950	$861
Short-term lease costs	11	14	24	27
Total lease cost	$460	$450	$974	$888

Supplemental cash flow information related to leases was as follows:

	For the Six Months Ended September 30,
	2024	2023
Operating cash flows included in the measurement of lease liabilities	$(967)	$(874)
Non-cash lease activity related to right-of-use assets obtained in exchange for new operating lease liabilities	123	169
Other non-cash changes to ROU assets due to reassessment of the lease term	(130)	2,305

The weighted average remaining lease term and discount rate for the Company’s operating leases as of September 30, 2024 and March 31, 2024 were:

	As of September 30, 2024	As of March 31, 2024
Weighted-average remaining lease term (in years)	2.37	2.63
Weighted-average discount rate	4.00%	4.00%

Lease duration was determined utilizing renewal options that the Company is reasonably certain to execute.

F-54

As of September 30, 2024, maturities of operating lease liabilities for each of the following five years ending March 31 and a total thereafter were as follows:

Operating Leases
2025	$894
2026	1,276
2027	1,049
2028	1,045
2029	223
2030	22
Thereafter	—
Total lease payments	4,509
Less: imputed interest	(284)
Total lease liability	$4,225

18. Accumulated Other Comprehensive Income

The changes in accumulated other comprehensive income (loss) by component are summarized below:

	For the Three Months Ended September 30,
	Foreign Currency Translation	Defined Benefit Plan Items	Total Accumulated Other Comprehensive (Loss) Income
Balance, June 30, 2024	$(3,808)	$1,951	$(1,857)
Other comprehensive income (loss) before reclassifications	454	(362)	92
Reclassifications to statements of earnings	—	(200)	(200)
Total other comprehensive loss	454	(562)	(108)
Balance, September 30, 2024	(3,354)	1,389	(1,965)

Balance, June 30, 2023	$(3,034)	$3,166	$132
Other comprehensive income (loss) before reclassifications	(601)	139	(462)
Reclassifications to statements of earnings	—	(79)	(79)
Total other comprehensive loss	(601)	60	(541)
Balance, September 30, 2023	$(3,635)	$3,226	$(409)

	For the Six Months Ended September 30,
	Foreign Currency Translation	Defined Benefit Plan Items	Total Accumulated Other Comprehensive (Loss) Income
Balance, March 31, 2024	$(2,420)	$2,470	$50
Transfer of defined benefit plan	—	(228)	(228)
Other comprehensive income (loss) before reclassifications	(934)	(604)	(1,538)
Reclassifications to statements of earnings	—	(249)	(249)
Total other comprehensive loss	(934)	(1,081)	(2,015)
Balance, September 30, 2024	(3,354)	1,389	(1,965)

Balance, March 31, 2023	$(3,875)	$3,586	$(289)
Other comprehensive income (loss) before reclassifications	240	(205)	35
Reclassifications to statements of earnings	—	(155)	(155)
Total other comprehensive loss	240	(360)	(120)
Balance, September 30, 2023	$(3,635)	$3,226	$(409)

F-55

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by DIH (the “Registrant”) in connection with the sale of the Common Stock being registered. The security holders will not bear any portion of such expenses. All amounts shown are estimates except for the registration fee.

SEC registration fee	$3,060
Legal fees and expenses	260,000
Accounting fees and expenses	99,850
Printing, transfer agent fees and miscellaneous expenses	12,090
Total	$375,000

Item 14.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate or limit the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or derived an improper personal benefit, or, with respect to any officer, any action by or in the right of the corporation. The Registrant’s restated certificate of incorporation (the “Certificate of Incorporation”) contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, the Registrant’s directors and officers will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except liability for the following:

●	any breach of their duty of loyalty to the Registrant or its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	with respect to any director, unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL;

●	any transaction from which the director or officer derived an improper personal benefit; or

●	with respect to any officer, any action by or in the right of the corporation.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of the Registrant’s directors and officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Certificate of Incorporation permits the Registrant to indemnify its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s bylaws (the “Bylaws”) provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the extent not prohibited by the DGCL or any other applicable law.

The Registrant has entered, and expects to continue to enter, into indemnification agreements with its directors and officers, that may be broader than the specific indemnification provisions contained in the DGCL. These agreements, among other things, require the Registrant to indemnify its directors and officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. The Registrant also maintains directors’ and officers’ liability insurance.

Item 15.	Recent Sales of Unregistered Securities.

In connection with the consummation of the Business Combination, on February 7, 2024, DIH issued 229,796 shares of its Common Stock to Maxim Group LLC and to other vendors as partial payment of expenses owed.

On June 6, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”), pursuant to which the Company sold on June 7, 2024, in a private placement, an aggregate of $3,300,000 in principal amount of 8% Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”), initially convertible into an aggregate of 660,000 shares of the Company’s Common Stock, par value $0.0001 at a conversion price of $5.00 (the “Conversion Shares”). The Debenture has an aggregate face value of $3,300,000 and was issued with an original issue discount of $300,000. In connection with the purchase of the Debenture, the Purchaser received a warrant to purchase shares of Common Stock (the “Warrant”) equal to 50% of such Purchaser’s Conversion Shares or an aggregate of 330,000 shares (the “Warrant Shares”). The Warrant has a per share exercise price of $5.00 and a five-year term.

The Debentures and the Warrants were sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. The Conversion Shares and the Warrant Shares will be issued pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. Accordingly, the securities issued in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

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Item 16.	Exhibits and Financial Statements Schedules.

(a)	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
1.1+	Form of Placement Agency Agreement

2.1	Business Combination Agreement, dated as of February 26, 2023 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among ATAK, Aurora Technology Merger Sub Corp., a Nevada corporation and a direct, wholly-owned subsidiary of ATAK, and DIH Holding US, Inc., a Nevada corporation (incorporated by reference to exhibit 2.1 to the Form 8-K filed by DIH with the SEC on February 20, 2024)).

2.2	Amended and Restated Registration Rights Agreement, dated as of February 7, 2024, by and among, (i) Aurora Technology Acquisition Corp., a Delaware corporation (formerly a Cayman Islands exempted company), (ii) ATAC Sponsor LLC, a Delaware limited liability company, (iii) Maxim Group LLC, (iv) the Sponsor equityholders as set forth on Exhibit A thereto, (v) certain equityholders designated on Exhibit B thereto and (vi) any other parties listed on the signature pages thereto and any other person or entity who thereafter becomes a party to the Agreement pursuant to Section 6.2 thereto ((incorporated by reference to exhibit 2.4 to the Form 8-K filed by DIH with the SEC on February 20, 2024)

3.1	Amended and Restated Certificate of Incorporation of DIH Holding US, Inc. filed with the Delaware Secretary of State on December February 7, 2024 (incorporated by reference to exhibit 3.1 to the Form 8-K filed by DIH with the SEC on February 20, 2024).

3.2	Amended and Restated Bylaws of DIH Holding US, Inc. (incorporated by reference to exhibit 3.2 to the Form 8-K filed by DIH with the SEC on February 20, 2024).

4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Form 10-K filed by DIH with the SEC on July 15, 2024).

4.2	Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Form 10-K filed by DIH with the SEC on July 15, 2024).

4.3	Debenture dated June 7, 2024 (incorporated by reference to Exhibit 4.3 to the Form 10-K filed by DIH with the SEC on July 15, 2024).

4.4+	Form of Class A Warrant

4.5+	Form of Pre-Funded Warrant

4.6+	Form of Warrant Agency Agreement between DIH and Continental Stock Transfer & Trust Company

5.1+	Opinion of Loeb & Loeb LLP

10.1*	DIH Holding US, Inc. Equity Incentive Plan (incorporated by reference to exhibit 10.1 to the Form S-8 filed by DIH with the SEC on July 15, 2024).

10.2	Form of Securities Purchase Agreement dated June 6, 2024 (incorporated by reference to Exhibit 10.2 to the Form 10-K filed by DIH with the SEC on July 15, 2024)

10.3	Security Agreement dated June 6, 2024 (incorporated by reference to Exhibit 10.3 to the Form 10-K filed by DIH with the SEC on July 15, 2024)

10.4	Subsidiary Guarantee Agreement dated June 6, 2024 (incorporated by reference to Exhibit 10.4 to the Form 10-K filed by DIH with the SEC on July 15, 2024

10.5	Form of Deposit Account Control Agreement (incorporated by reference to Exhibit 10.5 to the Form 10-K filed by DIH with the SEC on July 15, 2024)

10.6	Registration Rights Agreement dated June 6, 2024 (incorporated by reference to Exhibit 10.6 to the Form 10-K filed by DIH with the SEC on July 15, 2024)

10.7	Form of Voting Agreement (incorporated by reference to Exhibit 10.7 to the Form 10-K filed by DIH with the SEC on July 15, 2024)

10.8+	Form of Lock Up Agreement.

10.9	Subscription Agreement dated February 8, 2024 (incorporated by reference to Exhibit 10.9 to the Form 10-K filed by DIH with the SEC on July 15, 2024).

10.10+	Form of Securities Purchase Agreement

14	Code of Ethics (incorporated by reference to Exhibit 14 to the Form 10-K filed by DIH with the SEC on July 15, 2024).

19*	Insider Trading Policy (incorporated by reference to Exhibit 19 to the Form 10-K filed by DIH with the SEC on July 15, 2024)

21*	List of Subsidiaries (incorporated by reference to Exhibit 21 to the Form 10-K filed by DIH with the SEC on July 15, 2024

23.1+	Consent of independent registered public accounting firm of DIH HOLDING US, Inc.

23.2+	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on the signature page to this Registration Statement)

101.INS+	Inline XBRL Instance Document.

101.SCH+	Inline XBRL Taxonomy Extension Schema Document.

101.CAL+	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF+	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB+	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE+	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104+	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107**	Filing Fee Table.

+	Filed herewith.

*	Indicates management contract or compensatory plan or arrangement.

**	Previously filed.

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Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of January, 2025.

DIH HOLDING US, INC.

By:	/s/ Jason Chen
Name:	Jason Chen
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Jason Chen, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Chen	Chief Executive Officer, and Chairman	January 8, 2025
Jason Chen	(Principal Executive Officer)

/s/ Lynden Bass	Chief Financial Officer and Director	January 8, 2025
Lynden Bass	(Principal Financial and Accounting Officer)

/s/ Dietmar Dold	Chief Operating Officer	January 8, 2024
Dietmar Dold

/s/ Patrick Bruno	Chief Marketing Officer and Director	January 8, 2025
Patrick Bruno

/s/ Max Baucus	Director	January 8, 2025
Max Baucus

/s/ F. Samuel Eberts III	Director	January 8, 2025
F. Samuel Eberts III

/s/ Ken Ludlum	Director	January 8, 2025
Ken Ludlum

/s/ Cathryn Chen	Director	January 8, 2025
Cathryn Chen
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